As filed with the Securities and Exchange Commission on May 16, 2005

Registration No. 333-115221

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to

Form SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Viseon, Inc.

(Exact name of Registrant specified in charter)

Nevada	3576	41-1767211
(State of Incorporation)	(Primary Industrial Classification)	(I.R.S. Employer I.D. #)

8445 Freeport Parkway, Suite 245
Irving, TX 75063
Tel: (972) 906-6300
(Address, including zip code of principal place of business
and telephone number, including area code of
Registrant’s principal executive offices.)

With a copy to:

John C. Harris	Lance M. Hardenburg, Esq.
President and Chief Executive Officer	Hallett & Perrin, P.C,
8445 Freeport Parkway, Suite 245	2001 Bryan Street, Suite 3900
Irving, TX 75063	Dallas, TX 75201
Tel: (972) 906-6300
(Name, address, including zip code and telephone number, including area code of agent for service.)

     Approximate date of commencement date or proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum		Amount of
Title of Each Class of	Amount		Offering	Aggregate		Registration
Securities to be Registered	to be Registered(1)		Price Per Share(2)	Offering Price(2)		Fee
Common Stock	32,816,905	(3)	$1.52	$49,881,696	(2)	$5,871.08

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2)	Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant’s common stock as reported on the OTC Bulletin Board on May 3, 2004 or $1.52 per share.

(3)	12,188,948 shares were previously issued to shareholders, up to 3,125,000 shares are issuable upon conversion of the Series A Convertible Preferred Stock issued to investors in a series of private placement transactions (the “Investors”), up to 7,350,000 shares are issuable to the Investors upon exercise of the Series A-1 Warrants and Series A-2 Warrants issued to them conjunctively with the sale of the Series A Convertible Preferred Stock, up to 912,311 shares that may be issued to the Investors as dividends on the Series A Convertible Preferred Stock, up to 1,267,500 shares issuable upon the exercise of the Series A-1-Agent Warrants issued in connection with the sale of the Series A Convertible Preferred Stock and up to 7,973,146 shares issuable upon the exercise of certain warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion _____, 2005

The information contained in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission has been declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting any offer to buy these securities, in any state where the offer or sale is not permitted or would be unlawful prior to registration under the securities laws of any such state.

PROSPECTUS

Viseon, Inc.

8445 Freeport Parkway, Suite 245
Irving, TX 75063
Tel: (972) 906-6300

32,816,905 Shares of Common Stock

     This prospectus relates to up to 32,816,905 shares of our common stock, $0.01 par value per share, being offered by the persons who are, or will become, our shareholders. These persons are referred to throughout this prospectus as “selling shareholders.” Of these shares:

•	12,188,948 were previously issued to shareholders,

•	up to 3,125,000 shares are issuable upon conversion of the Series A Convertible Preferred Stock issued to investors in a series of private placement transactions (the “Investors”) and up to 7,350,000 shares are issuable to the Investors upon exercise of the Series A-1 Warrants and Series A-2 Warrants issued to them conjunctively with the sale of the Series A Convertible Preferred Stock,

•	up to 912,311 shares that may be issued to the Investors as dividends on the Series A Convertible Preferred Stock as they accrue from time to time hereafter,

•	up to 1,267,500 shares issuable upon the exercise of the Series A-1-Agent Warrants issued in connection with the sale of the Series A Convertible Preferred Stock, and

•	7,973,146 shares issuable upon the exercise of certain warrants issued.

All of the common shares, warrants and preferred stock described above (except any shares of common stock which have been or may be issued in the future upon conversion of Series A Convertible Preferred Stock, the exercise of warrants or the payment of dividends) were previously issued in private placement transactions.

     The selling security holders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions or in trading markets for our common stock. We will not receive any cash proceeds from the selling security holders’ subsequent sales of the shares covered by this prospectus. However, we will receive the exercise price of a warrant upon its exercise. We will not receive any further cash proceeds upon the conversion of preferred stock.

     Our common stock trades on the NASD OTC Bulletin Board under the symbol “VSNI” The closing price of our common stock on the NASD OTC Bulletin Board on May 10, 2005 was $1.14 per share.

     You should consider carefully the Risk Factors beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is   ___, 2005.

SUMMARY INFORMATION

     This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including “Risk Factors,” before investing in our common stock.

Common stock outstanding prior to this offering	32,849,070 shares(1)

Common stock being offered for resale to the public	Up to 32,816,905 shares

Common stock outstanding after this offering	53,477,027 shares(2)

Price per share to the public	Market or negotiated price at the time of sale or resale.

Total proceeds raised by offering	Viseon, Inc. (the “Company” or “we”) will not receive any proceeds from the resale of shares offered by any selling shareholders. The Company did receive proceeds from the issuance of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus. We also received proceeds from the sale of our common stock and warrants in private placements. We will receive proceeds from the exercise of the warrants whose underlying shares of common stock are covered by this prospectus. These proceeds may equal as much as $14,141,898 if all of the warrants are exercised.

Use of proceeds	For working capital and general corporate purposes.

Plan of distribution	The offering of our shares of common stock is being made by our shareholders who may wish to sell their shares. Selling shareholders may sell the shares covered by this prospectus in the open market or in privately negotiated transactions and at discounted prices, fixed prices, or negotiated prices.

Risk factors	Significant risks are involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “RISK FACTORS” beginning on page 2.

(1)	Does not include up to 16,590,646 shares issuable upon the exercise of warrants whose underlying shares of common stock are covered by this prospectus; does not include up to 3,125,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus; does not include up to 912,311 shares of common stock covered by this prospectus which may be issued as payment of dividends on the Series A Convertible Preferred Stock.

(2)	Includes up to 16,590,646 shares issuable upon the exercise of warrants whose underlying shares of common stock are covered by this prospectus, up to 3,125,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus and up to 912,311 shares of common stock covered by this prospectus which may be issued as payment of dividends on the Series A Convertible Preferred Stock.

RISK FACTORS

     The securities covered by this prospectus involve a high degree of risk. Accordingly, they should be considered extremely speculative. You should read the entire prospectus and carefully consider, among the other factors and financial data described herein, the following risk factors:

WE HAVE A HISTORY OF LOSSES AND WE EXPECT FUTURE LOSSES.

     We have a history of operating losses since our inception and have not achieved profitability. As of March 31, 2005, we had an accumulated deficit of $38,962,577. We expect losses to continue for the foreseeable future. The amount of any such loss will depend in part on any future product launch, the growth in sales of our products and services and the rate of increase in our expenses. Several factors, including consumer acceptance, retailer arrangements, competitive factors and our ability to successfully develop and market our products, make it impossible to predict when or whether we will generate significant revenues or attain profitability. Consequently, we may never generate revenues sufficient to achieve profitability and, even if we do, we may not sustain or increase profitability on a quarterly or annual basis at any time thereafter. Our ability to continue in business could be jeopardized if we are not able to realize a positive cash flow, achieve profitability or if we are not able to obtain financing on satisfactory terms as may be necessary in the future.

     THE RECENT CHANGE IN OUR BUSINESS FOCUS PRESENTS A NUMBER OF CHALLENGES AND MAY NOT PROVE TO BE SUCCESSFUL OR CAUSE US TO BECOME PROFITABLE.

     Historically, we had been a developer of our own videoconferencing systems, which were primarily sold directly to corporate end users or through OEM relationships. Beginning in the third quarter of our fiscal 2002, our profit margins were eroded by intense competition from other group videoconferencing product manufacturers and resellers. In January 2003, we changed our focus from being a manufacturer and reseller of group videoconferencing equipment to a desktop and consumer video communications manufacturer and reseller. The only measurable revenues we are now receiving result from sales of the VisiFone, a first generation broadband videophone manufactured by others. We are now focused on licensing our intellectual property to third parties and developing proprietary consumer broadband communication products, which include videophone functionality and related services, some of which may be based on our existing intellectual property.

     Our primary marketing strategy for our next generation VisiFone targets residential broadband providers and VOIP marketers and to a lesser degree government and business entities with widespread operations across regional, national and international boundaries. Residential broadband consumers historically have not purchased home digital telephone communication products. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements and in other areas. We have a limited operational history with respect to the current direction of our business. There can be no assurance that we will be able to succeed in implementing our strategy, or that we will be able to achieve positive cash flows or profitable operations as a result of these changes in our business.

     SALES OF LARGE QUANTITIES OF OUR COMMON STOCK, INCLUDING THOSE SHARES ISSUABLE IN CONNECTION WITH PRIVATE PLACEMENT TRANSACTIONS COMPLETED BY THE COMPANY IN MARCH AND APRIL OF 2004, COULD REDUCE THE PRICE OF OUR COMMON STOCK.

     The resale of the shares of our Common Stock issuable upon the conversion of our Series A Convertible Preferred Stock, the dividends payable in common stock upon that preferred stock and the exercise of the warrants currently outstanding are, as of May 10, 2005, subject to a currently effective registration statement filed by the Company on Form SB-2. Our Common Stock trades in the United States only in the over-the-counter market on the OTC Electronic Bulletin Board, which is a reporting service and not a securities exchange. We cannot assure investors that the Common Stock will ever qualify for inclusion on the NASDAQ National Market, American Stock Exchange or other national exchange or that more than a limited market will ever develop for our Common Stock. Notwithstanding a recent increase in the number of shares of our Common Stock that have traded, volume remains fairly limited, particularly in view of the additional shares recently issued and subject to the currently effective registration statement filed on Form SB-2. Moreover, thus far the prices at which our Common Stock has traded have fluctuated fairly widely on a percentage basis. There can be no assurance as to the prices at which our Common Stock will trade in the future, although they may continue to fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the following:

*	The depth and liquidity of the markets for our Common Stock

*	Investor perception of the Company and the industry in which we participate

*	General economic and market conditions

Any sales of large quantities of our Common Stock could reduce the price of our Common Stock. While the Form SB-2 registration statement is effective, the holders of the shares covered thereby may sell such shares at any price and at any time, as determined by such holders in their sole discretion without limitation. If any such holders sell such shares in large quantities, our Common Stock price may decrease and the public market for our Common Stock may otherwise be adversely affected because of the additional shares available in the market.

     WE MAY BE OBLIGATED, UNDER CERTAIN CIRCUMSTANCES, TO PAY LIQUIDATED DAMAGES TO HOLDERS OF OUR SERIES A CONVERTIBLE PREFERRED STOCK

     We have entered into an agreement with the holders of our Series A Convertible Preferred Stock that requires us to continuously maintain as effective, a registration statement covering the underlying shares of Common Stock issuable upon conversion of our Series A Convertible Preferred Stock and the exercise of our Series A-1 and A-2 Warrants. Such a registration statement was declared effective on August 16, 2004, which must continuously remain effective for a specified term. If we fail to continuously maintain such a registration statement as effective throughout the specified term, we may be subject to liability to pay liquidated damages to the holders of our Series A Convertible Preferred Stock as a group in an amount of as much as $253,500 per month.

     QUARTERLY, SEASONAL AND OTHER FLUCTUATIONS IN OUR BUSINESS AND OPERATING RESULTS MAY DEPRESS THE TRADING PRICE OF OUR COMMON STOCK.

     Our operating results have fluctuated widely in the past and we expect that our operating results will fluctuate in the future due to a number of factors. We do not control many of these factors. These factors include the following (as well as other factors some of which are described in other Risk Factors):

*	Changes in general economic conditions.

*	Changes in specific economic conditions prevailing in the communications industry and other technology industries.

*	The timing and size of the orders for our products.

*	The level and mix of inventory that our distribution channels hold.

*	The level and mix of inventory that we hold to meet future demand.

*	The mix of products we sell.

*	The cost and availability of product components.

*	Manufacturing costs.

*	Changes in our distribution network.

*	The impact of disruptions at the sites of our primary manufacturing partners due to any reason.

*	The impact of seasonality on our various product lines and geographic regions.

*	The level of royalties we must pay to third parties.

*	The impact of variable stock option accounting.

     As a result of all of the factors discussed herein, as well as others, we believe that period-to-period comparisons of our historical results of operations are not good predictors or indications of our future performance. If our future operating results are below the expectations of investors or any stock market securities analysts that may follow our stock, our stock price may decline.

     THE UNCERTAINTY CREATED BY CURRENT ECONOMIC CONDITIONS AND POSSIBLE TERRORIST ATTACKS AND MILITARY RESPONSES THERETO COULD MATERIALLY ADVERSELY AFFECT OUR ABILITY TO SELL OUR PRODUCT AND PROCURE NEEDED FINANCING.

     Current conditions in the domestic and global economies are extremely difficult and uncertain. As a result, we expect to experience an even greater than usual challenge in developing and launching our proposed personal videophone products. We expect that the future direction of the overall domestic and global economies will have a significant impact on our overall performance. The success of ongoing changes in fiscal, monetary and regulatory policies worldwide will continue to influence the business climate in which we operate. If these actions are not successful in spurring overall economic recovery and growth, we expect that our business will be negatively impacted, as customers will be less likely to buy our products. Moreover, the terrorist attacks in 2001 and military responses thereto have created many economic and political uncertainties that have severely impacted the global economy, the long-term effects of which and the resulting consequences to our business remain unknown. In addition, the potential for future terrorist attacks or war as a result thereof has created worldwide uncertainties that make it very difficult to estimate how quickly the economy will recover.

     THE ABSENCE OF ENHANCEMENT AND EXPANSION OF THE PRESENT COMMUNICATION INFRASTRUCTURE, CONTINUED DEVELOPMENT OF NEW TECHNOLOGIES OR A LACK IN ACCEPTANCE THEREOF COULD HARM THE SALE OF OUR PRODUCTS.

     Management believes that the success of the personal videophone products we intend to develop is dependent upon the continued deployment of broadband services such as Digital Subscriber Line (DSL) and cable modem internet access by service providers. Beginning in the second half of 2000, the market for telecom services experienced a severe downturn from which it has yet to recover, resulting in financial trouble for many telecommunications service providers and delays in delivering broadband services. Additionally, management believes that the success of the personal videophone products we currently sell and the products we intend to develop and sell is also dependent upon the roll out of voice-over-IP, or VoIP, technologies and consumer acceptance of video communications. If use of the new technologies on which our current and future products are based is not widely accepted, or if such acceptance occurs more slowly than expected, we may not be able to sell certain of our products in significant volumes and our business may be adversely affected.

     SALES OF OUR PRODUCTS MAY BE SEVERELY LIMITED DUE TO THEIR FAILURE TO GAIN BROAD MARKET ACCEPTANCE.

     Our success highly depends upon our achieving broad market acceptance of the products we currently sell and those planned for future development, which have yet to produce significant revenues. Market acceptance requires, among other things, that we:

*	Educate consumers on the benefits of our products.

*	Commit a substantial amount of human and financial resources to secure strategic partnerships and otherwise support the retail and/or carrier distribution of our products.

*	Develop our own sales, marketing and support activities to consumers, broadband providers.

*	Establish a sufficient number carrier relationships with carriers to enable the carriage of our proposed ViseonMedia Services.

     There can be no assurance that we will be able to achieve any or all of these objectives or whether the achievement of such objectives will result in sufficient acceptance of our products to achieve profitable operations. Consumers may perceive little or no benefit from our products. As a result, consumers may not value and may be unwilling to pay for our products. We also do not have an established brand image, nor do we expect to spend significant marketing expenses to build and promote a brand image. If our products do not achieve broad market acceptance, we may not be able to continue operating our business.

     OUR FAILURE TO DEVELOP AND MARKET INITIAL AND FUTURE VERSIONS OF OUR PROPOSED PRODUCTS MAY PREVENT US FROM GENERATING SUFFICIENT REVENUES TO SUSTAIN OUR BUSINESS.

     Our success highly depends on the successful development and introduction of future versions of our proposed proprietary consumer broadband videophone products and services and the continued development and timely introduction of new products and new models containing additional features at attractive price points thereafter. The success of our initial and future videophone products and services depends on a number of factors, including, but not limited to, strategic allocation of our limited financial and technical resources, accurate forecasting of consumer demand, timely completion of product development and introduction to market and market and industry acceptance of our products. Most of the new products and additional features we plan to introduce are still in the early stages of development and will require substantial engineering and technical resources to bring to market. We have relied on and intend to continue to rely on third parties, many of which we have yet to identify, to assist in the design and development of our future products. To date the design and development of our next generation VisiFone has been a cooperative effort between our technical support personnel and select third parties that assisted in the design and development of the software, electronics and acoustics that will be integrated into our next generation VisiFone and the design of its general appearance and functionality. There is no assurance that such design and development efforts will yield any new or technologically advanced products or that if successfully designed and developed these products will be made commercially available as expected or otherwise on a timely and cost-effective basis or that, if introduced, these products will achieve market acceptance. Furthermore, we cannot assure you that these products will not be rendered obsolete by changing technology or new product announcements by other companies. The success of some of our planned products may also require industry acceptance of our proprietary technologies, which may be hampered by any incompatibility of our products and proprietary technologies with existing products and technologies or the inability to adapt our products and technologies to accommodate the use of existing industry-accepted technologies. If we fail to develop and market our initial and future products and features, we may not be able to sustain our business.

     RAPID TECHNOLOGICAL CHANGES IN THE INDUSTRY IN WHICH WE OPERATE OUR BUSINESS OR THE MARKET IN WHICH WE SELL OUR PRODUCTS MAY RENDER OUR PRODUCTS OBSOLETE OR OTHERWISE HARM US COMPETITIVELY.

     We operate in a highly technological industry segment that is subject to rapid and frequent changes in technology and market demand. Frequently such changes can immediately and unexpectedly render existing technologies obsolete. Management expects that technology developed in the future will be superior to the technology that we (and others) now have. Our success depends on our ability to assimilate new technologies in our products and to properly train sales staff, distributors and resellers in the use of such products. The success of our future products depends on several factors, including proper new product definition, product cost, timely completion and market introduction of such products, differentiation of our future products from those of our competitors and market acceptance of these products. Additionally, we must properly address the complexities associated with DSL and cable modem compatibility, determine the adequate level of and provide necessary training for our sales force, resellers, and technical, sales and field support personnel, each of which, among other factors, may directly affect our success in this market. Further, the shift of communications from circuit-switched to IP-based technologies over time may require us to add new sales staff, distributors and resellers and gain new core technological competencies. We are attempting to address these needs and the need to develop future products through our outsourced development efforts. Although we believe our product offerings will be designed to assimilate emergent technical advances, there can be no assurance that future technological advances available to or new or competitive products developed by others will not render our products less competitive or obsolete. Furthermore, we may not identify successful new product opportunities, develop new products or bring new products to market in a timely manner. Additionally, there is no assurance that competing technologies developed by others will not render our current or future developed products or technologies obsolete or non-competitive. The failure of our new product development efforts and any inability to service or maintain the necessary third-party interoperability requirements we may face would have a detrimental effect on our business and results of operations.

     Moreover, obsolescence can require write-downs in inventory value when the recorded value of existing inventory is determined to be greater than its fair market value. For example, this situation occurred in 2001 and again in 2002, when we recorded material excess and obsolescence charges associated with our then current inventory of Mediapro products. In the future, the level of our then current product inventory may be deemed excessive or obsolete and we may have to write down much or all of such inventory, which could adversely affect our profitability.

     OUR RELIANCE ON VARIOUS THIRD PARTIES GENERATES VARIOUS RISKS.

     Our current and future operations will be dependent on a number of third parties over which we have very limited or no control. For example, we intend to rely on our existing outside sales force. There can be no assurance that our outside sales force will be successful in implementing our new marketing and distribution strategy. Moreover, we are relying on several third party designers, developers and manufacturers to assist in the development of our proposed personal videophone products, and thereafter we will also completely depend on the same or another third party manufacturer to produce such products. We have not yet entered into any definitive agreement with a third party manufacturer nor have we even definitively determined who this manufacturer will be. In addition, there is no assurance that any third party contractors will perform their obligations as expected or that any revenue, cost savings or other benefits will be derived from the efforts of these parties. If any of our third party contractors breaches or terminates its agreement with us or otherwise fails to perform its obligations in a timely manner, we may be delayed or prevented from launching or marketing our products and services. If our relationships with these parties are non-exclusive, they may also support products or services that compete directly against ours, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our products and services. Any such scenario would negatively affect our ability to achieve market acceptance and brand recognition and otherwise compete effectively.

     PRODUCT DEFECTS OR ERRORS MAY HAVE A NEGATIVE IMPACT ON OUR REVENUES, DAMAGE OUR REPUTATION AND DECREASE OUR ABILITY TO ATTRACT NEW CUSTOMERS.

     Products as complex as those we are currently developing and intend to develop in the future often contain errors or defects, particularly when first introduced and when new versions or enhancements are released. Although we will strive to assure that our products have no errors or defects, there can be no assurance that (despite testing) our products will be devoid of defects and errors upon commencement of commercial shipments. Any defects or errors could result in damage to our reputation, the loss of sales, a diversion of our product development resources, or a delay in market acceptance and thereby materially adversely affect our business, operating results and financial condition. Furthermore, there can be no assurance that our products will meet all of the expectations and demands of our customers. The failure of our products to perform to customer expectations could also give rise to warranty claims. Any of these claims, even if not meritorious, could result in costly litigation or divert management’s attention and Company resources. Any general liability insurance that we may carry could be insufficient to protect us from all liability that may be imposed under any asserted claims.

     OUR INABILITY TO RETAIN AND ATTRACT QUALIFIED PERSONNEL AS NEEDED COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

     We highly depend on our key management, technical and marketing personnel, particularly, John Harris, our chief executive officer, Rob Wolf, our chief financial officer and our independent consultants. The loss of key personnel or consultants, or the inability of any of them to devote sufficient attention to our operations, could materially, adversely affect our results of operation and the future development of our business. While the Company has entered into employment agreements with Messrs. Harris and Wolf regarding their continued employment with the Company, the terms of these agreements do not prohibit either employee from voluntarily terminating his employment with the Company. Consequently, any member of management could terminate his employment relationship with us at any time for any reason. Moreover, we do not maintain key man life insurance on any member of management. In addition, there can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform, or that we would be able to hire additional, qualified management personnel to perform such responsibilities. Our success may depend, in large part, on our ability to retain and attract highly qualified, management-level personnel. Our success in attracting these persons will depend on many factors, including the ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that we will be successful in attracting or retaining highly qualified individuals in key management positions or that our shareholders will approve the stock option plans necessary to compensate these individuals.

     LIMITATIONS ON CLAIMS AGAINST OUR OFFICERS AND DIRECTORS, AND OUR OBLIGATION TO INDEMNIFY THEM, COULD PREVENT OUR RECOVERY FOR LOSSES CAUSED BY THEM.

     The laws of the State of Nevada applicable to corporations organized thereunder provide that a corporation may limit the liability of its directors to the corporation and its shareholders. Our Certificate of Incorporation has limited our directors’ liability to the fullest extent permitted by applicable law. Moreover, our bylaws provide that we may indemnify each director, officer, agent and/or employee to the extent required or permitted by the laws of the State of Nevada, if the individual is eligible as provided thereby. Further, we may purchase and maintain insurance on behalf of any such individuals whether or not we have the obligation or ability to indemnify them against the type of liability for which such insurance may be acquired. Consequently, we could bear substantial losses as a result of the actions of our officers, directors, agents and employees and we could be prevented from recovering such losses from such persons. The Commission maintains that indemnification for liabilities arising under the Securities Exchange Act of 1933 (the “Act”) is against the public policy expressed in the Act and is therefore unenforceable.

     OUR FAILURE TO PROPERLY PROTECT OUR PROPRIETARY INFORMATION, TECHNOLOGY AND EXPERTISE COULD SERIOUSLY HARM OUR BUSINESS.

     We rely on a combination of patents, trade secrets, trademarks, copyrights and confidentiality agreements to establish and protect our proprietary rights. There can be no assurance that our measures to protect our intellectual property will be successful, that we will be granted any patents in the future, or that any patents that have been or may be granted will be of value to us. In the absence of meaningful intellectual property protection, we may be vulnerable to competitors who could lawfully attempt to develop similar products or duplicate our products. Moreover, there can be no assurance that other competitors may not independently develop the same or similar technology or gain access to our intellectual property rights, disclose such technology in their patent application or design around our patents. In addition, we cannot assure you that any patent or registered trademark owned by us will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications will be issued with the scope of the claims sought by us, if at all. While we believe that we have all rights necessary to market and sell our system without infringement of intellectual property rights held by others, there can be no assurance that such conflicting rights do not exist. Litigation may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity of and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity.

     We have from time to time received, and may in the future receive, communications from third parties alleging the ability to initiate litigation asserting patent or other intellectual property rights covering our products. We cannot assure you that we will prevail in any such litigation, that intellectual property claims will not be made against us in the future or that we will not be prohibited from using the technologies subject to any such claims or be required to obtain licenses and make corresponding royalty payments.

     Any intellectual property litigation, in which we become involved, either as a claimant or a defendant, could result in substantial costs and diversion of resources that could adversely affect our business. There can be no assurance that we will have sufficient funds to enforce or defend our intellectual property rights or that we would ultimately prevail in any such litigation.

     INTENSE COMPETITION COULD SERIOUSLY HARM OUR BUSINESS.

     We face significant competition in the markets in which we intend to offer our products from competitors that also offer high quality products. In addition, management expects that new competitors will attempt to enter the market and that existing competitors will improve the performance of their current products or introduce new products or new technologies that provide improved characteristics and performance. New product introductions by our competitors could cause a significant decline in sales or loss of market acceptance of our existing products and any products we develop in the future. We expect that most of our competitors will be well established, better known and significantly larger than we are with substantially greater technical, manufacturing, marketing and financial resources. The greater resources of many of our competitors may permit them to respond more rapidly to changes in technology than we can. Our ability to compete in the market will depend upon a number of factors including the success of our marketing efforts and our continued ability to secure and maintain ongoing relationships with other companies in the industry that provide or support products we offer. We expect to compete based upon the quality, reliability, flexibility and the ease of use of our products. We also expect to compete on value relative to the features our products offer. However, we have reduced prices in the past in order to expand the market for our products, and in the future, we may further reduce prices or introduce new products that carry lower margins in order to expand the market or stimulate demand for our products. While we cannot assure you that these actions would have the desired result, any of these actions could have an adverse impact on our product margins and profitability.

     OUR FUTURE RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER RISKS ASSOCIATED WITH FUTURE RELIANCE ON INTERNATIONAL OPERATIONS.

     We expect that our broadband videophone products will be manufactured, assembled and tested by independent third parties in the Far East, possibly in China, Taiwan or South Korea. Because of our expected international operations and relationships and our expected reliance on foreign third-party manufacturing, assembly and testing operations, we are subject to the risks of conducting business outside of the United States, including:

*	Changes in political and strategic relations between the U.S. and the countries in which we do business.

*	Changes in foreign currency exchange rates.

*	Changes in a specific country or region’s political or economic conditions, particularly in the current difficult situation in the Korean peninsula.

*	Trade protection measures and import or export licensing requirements.

*	Potentially negative consequences from changes in tax laws.

*	Difficulty in managing widespread sales and manufacturing operations.

*	Less effective protection of intellectual property.

     Any adverse change in any of the matters described above or any other adverse international developments could materially adversely affect our business, results of operations and financial condition.

     LAWS OR REGULATIONS COULD EXPOSE US TO LEGAL ACTION IF WE FAIL TO COMPLY OR COULD REQUIRE US TO CHANGE OUR BUSINESS.

     Because our products and services are expected to provide our customers with methods of electronic communication, it is difficult to predict the laws or regulations that will be applicable to our business. Therefore, it is difficult to anticipate the impact of current or future laws and regulations on our business. Among the many regulations that may be applicable to our business are the following:

*	Federal Communications Commission regulations relating to the electronic emissions of consumer products

*	Federal Communications Commission regulations relating to consumer products that connect to the public telephone network

*	Federal Communications Commission regulations relating to consumer products that connect to the Internet

*	Copyright laws relating to the use of copyrighted audio and video media

Changes in the regulatory climate or the enforcement or interpretation of existing laws could expose us to legal action if we fail to comply. In addition, any of these regulatory bodies could promulgate new regulations or interpret existing regulations in a manner that would cause us to incur significant compliance costs or force us to alter the features or functionality of our products and services.

     OUR INABILITY TO MANAGE THE FUTURE GROWTH THAT WE ARE ATTEMPTING TO ACHIEVE COULD SEVERELY HARM OUR BUSINESS.

     We believe that, given the right business opportunities, we may expand our operations rapidly and significantly. If rapid growth were to occur, it could place a significant strain on our management, operational and financial resources. To manage any significant growth of our operations, we will be required to undertake the following successfully:

*	We will need to improve our operational and financial systems, procedures and controls to support our expected growth and any inability to do so will adversely impact our ability to grow our business. Our current and planned systems, procedures and controls may not be adequate to support our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational systems and controls could adversely impact our relationships with customers and harm our reputation and brand.

*	We will need to attract and retain qualified personnel, and any failure to do so may impair our ability to offer new products or grow our business. Our success will depend on our ability to attract, retain and motivate managerial, technical, marketing, administrative and customer support personnel. Competition for such employees is intense, and we may be unable to successfully attract, integrate or retain sufficiently qualified personnel. If we are unable to hire, train, retain or manage the necessary personnel, we may be unable to successfully introduce new products or otherwise implement our business strategy.

*	We will need to provide acceptable customer support and any inability to do so will impair our ability to develop consumer acceptance of our products. We expect that some of our customers will require significant support when evaluating and using our products. We do not have experience with widespread deployment of our products and services to a diverse customer base and in the future we may not have adequate personnel to provide the levels of support that our customers will require. Our failure to provide adequate customer support for our products or services will damage our reputation in the marketplace and strain our relationships with customers and strategic partners. This could prevent us from gaining new or retaining existing customers and could harm our reputation and brand.

If we are unable to manage growth effectively, our business, results of operations and financial condition could be materially adversely affected.

     OUR AUTHORIZED PREFERRED STOCK EXPOSES SHAREHOLDERS TO CERTAIN RISKS.

     Our Articles of Incorporation, as amended, authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share. The authorized but unissued preferred stock constitutes what is commonly referred to as “blank check” preferred stock. This type of preferred stock may be issued by the Board of Directors from time to time on any number of occasions, without shareholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of the Board of Directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to Common Stock, including conversion price and (vi) voting rights. Such preferred stock may provide our Board of Directors the ability to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our Common Stock could be depressed to some extent by the existence of the preferred stock. As of March 31, 2005, 159 shares of preferred stock, designated as Series A Convertible Preferred Stock, were issued and outstanding and 4,999,841 shares of preferred stock were authorized and available for issuance. No other series of preferred stock has been designated by the Board of Directors.

     WE HAVE CERTAIN OBLIGATIONS AND THE GENERAL ABILITY TO ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, AND SUCH FUTURE ISSUANCES MAY DEPRESS THE PRICE OF OUR COMMON STOCK.

     We have various obligations and the ability to issue additional shares of Common Stock in the future. These obligations and abilities include the following at March 31, 2005:

*	2,210,238 shares of our Common Stock are available for issuance to outside consultants to compensate them for services provided.

*	Options to purchase approximately 1,980,250 registered shares are outstanding.

*	Warrants to purchase approximately 16,852,773 shares of Common Stock are outstanding.

*	Dividends payable on our Series A Convertible Preferred Stock may be paid in shares of Common Stock at the option of the Company. The amount of dividends payable on the outstanding shares of Series A Convertible Preferred Stock is $397,500 per year, as of March 31, 2005, payable quarterly.

     The options and warrants described above permit the holders to purchase shares of Common Stock at specified prices. These purchase prices may be less than the then current market price of our Common Stock. Any shares of Common Stock issued pursuant to these options or warrants would further dilute the percentage ownership of existing shareholders. The terms on which we could obtain additional capital during the life of these options and warrants may be adversely affected because of such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no pre-emptive rights in connection with our Common Stock. Thus, the percentage ownership of existing shareholders may be diluted if we issue additional shares in the future. For issuances of shares and grants of options to consultants, our Board of Directors will determine the timing and size of the issuances and grants and the consideration or services required therefore. Our Board of Directors intends to use its reasonable business judgment to fulfil its fiduciary obligations to our then existing shareholders in connection with any such issuance or grant. Nonetheless, future issuances of additional shares could cause immediate and substantial dilution to the net tangible book value of shares of Common Stock issued and outstanding immediately before such transaction. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.

     THE TRADING PRICE OF OUR COMMON STOCK ENTAILS ADDITIONAL REGULATORY REQUIREMENTS, WHICH MAY NEGATIVELY AFFECT SUCH TRADING PRICE.

     The trading price of our Common Stock is currently below $5.00 per share. As a result of this price level, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 that are inapplicable to securities trading at higher prices. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share (a “penny stock”), subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock at this level. As a consequence, the market liquidity of our Common Stock could be severely limited by these regulatory requirements.

     RANDOM FLUCTUATIONS IN THE PRICE OF OUR STOCK, POSSIBLY BASED ON FACTORS BEYOND OUR CONTROL, COULD CAUSE A STOCKHOLDER TO SELL HIS SHARES AT A TIME WHEN OUR STOCK PRICE IS DEPRESSED.

     The market price of our Common Stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of our Common Stock may be significantly affected by a variety of factors, including:

*	Statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us specifically, as has occurred in the past.

*	The announcement of new products or product enhancements by our competitors or us.

*	Technological innovations by our competitors or us.

*	Quarterly variations in our results of operations.

*	General market conditions or market conditions specific to technology industries.

*	Domestic and international macroeconomic factors.

     In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many high technology companies similar to us. These fluctuations are often unrelated to the operating performance of the specific companies. As a result of the factors identified above, a shareholder (due to personal circumstances) may be required to sell his shares of our Common Stock at a time when our stock price is depressed due to random fluctuations, possibly based on factors beyond our control.

     BECAUSE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, SHAREHOLDERS MAY HAVE TO SELL THEIR SHARES OF OUR COMMON STOCK TO REALIZE A RETURN ON THEIR INVESTMENT IN THE COMPANY.

     The holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. To date, we have paid no cash dividends. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Accordingly, a return on an investment in our shares of Common Stock may be realized only through a sale of such shares, if at all.

For all of the aforesaid reasons and others set forth herein, the shares covered by this prospectus involve a high degree of risk. You should be aware of these and other factors set forth in this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of Section 24A of the Securities Act of 1933. These statements appear in a number of places including “BUSINESS” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”. These statements regard:

*	Our belief that sales of our products may be disproportionately high during the holiday shopping season when compared to other times of the year.

*	Our belief that our product offerings will be designed to assimilate future technical advances.

*	Our belief that we have all rights necessary to market and sell our system without infringement of intellectual property rights held by others.

*	Our belief that, given the right business opportunities, we may expand our operations rapidly and significantly.

*	Our belief that we can maintain key personnel and consultants in all functional areas necessary to successfully execute our business strategy for fiscal year 2005.

*	Our belief that we are well positioned to establish new consumer electronics products, thereby increasing future revenues and profitability.

*	Our belief as to the reasonableness of the estimates and assumptions we make that form the basis of our judgments regarding the carrying values of assets and liabilities that are not readily apparent from other sources.

*	Our belief that we should not encounter any meaningful difficulty in procuring all requisite certifications and approvals.

*	Our belief as to the principal competitive factors we will face in our markets.

*	Our belief as to the amounts ultimately payable, if any, in connection with certain litigation and claims arising in the ordinary course of business.

*	Our expectations regarding the marketing expenses associated with creating and promoting a brand image.

*	Our expectations regarding the marketing expenses associated with developing and promoting new products.

*	Our expectations regarding the basis upon which we will compete in our markets.

*	Our expectations regarding by whom and where our broadband videophone products will be manufactured, assembled and tested.

*	Our expectations regarding the compatibility of our personal videophones with other products.

*	Our expectations regarding the establishment of a formal manufacturing quality process for our products.

*	Our expectations regarding order fulfillment and customer support.

*	Our expectations regarding our sales and distribution strategies.

*	Our plan to develop our products and services jointly with one or more suitable, established developers and manufacturers.

*	Our plan to continue forming new relationships with other companies to distribute their products alongside our own products.

*	Our intent to focus on licensing our intellectual property to third parties and developing proprietary consumer broadband videophone products and services.

*	Our intent to rely on an outside sales force.

*	Our intent to use a variety of marketing programs to build awareness of our products.

*	Our intent to compete in the consumer videophone market vigorously in all aspects.

*	Our intent to take additional steps to protect our patents from infringement by others.

     Such statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “estimates”, “will”, “should”, “plans” or “anticipates” including the negatives thereof, other variations thereon, comparable terminology or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, involve significant risks and uncertainties and that actual results may materially differ from any projections contained in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under “RISK FACTORS”. As a result, these forward-looking statements represent only the Company’s judgment as of the date of this Annual Report. The Company does not express any intent or obligation to update any such forward-looking statements. You should review any additional disclosures we make in our press releases and Forms 10-KSB, 10-QSB, and 8-K filed with the Securities and Exchange Commission.

USE OF PROCEEDS

     The potential net proceeds to the Company from the exercise of the warrants for shares of common stock covered by this prospectus will be up to approximately $14,141,898. The Company intends to use such net proceeds, if any, for general working capital and other corporate purposes. As of the end of trading hours on May 10, 2005 when the Company’s common stock closed at $1.14 per share, warrants to acquire 12,315,646 of the 16,590,646 warrant shares covered by this prospectus were “in-the-money,” meaning that the holder of the warrant could acquire the shares at a strike price lower than the market price then in effect. The price of the Company’s common stock would have to rise to $1.26 per share in order for warrants to acquire the remaining 4,275,000 of the warrant shares to be “in-the-money.” There can be no assurance that any of these warrants will be exercised before they expire and, as a result, that the Company will receive any proceeds from them. In addition, agreements governing certain warrants contain cashless exercise provisions allowing the holder to exercise the warrant by exchanging shares otherwise issuable upon exercise of the warrant in lieu of cash. Even if some or all of these warrants are exercised, the Company cannot predict when they will be exercised and when the proceeds will be received.

     The Company will receive no proceeds from the conversion of the convertible preferred stock.

     The Company will receive no proceeds from any sales of the shares of common stock issuable upon the exercise of the warrants. The selling shareholders of these shares will receive all of the net proceeds from such sales.

DIVIDEND POLICY

     The Company has paid no cash dividends on its Common Stock and the Company presently intends to retain earnings to finance the expansion of its business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including the Company’s financial condition, results of operations, current and anticipated cash needs and plans for expansion. Holders of our Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly (beginning in May 2004) in either cash or, at the option of the Company, registered shares of common stock valued at fair market value (calculated as the average closing price for the five days preceding payment).

PRICE RANGE OF COMMON STOCK

     Since July 25, 1995 (the date of the Company’s initial public offering of Common Stock), the Company’s Common Stock has been traded over-the-counter and was quoted on the NASDAQ Small Cap Market System until December 20, 1999. Thereafter, the Company’s stock has been quoted on the OTC Bulletin Board System. The following table sets forth the high and low closing sales prices for the Company’s Common Stock as reported by NASDAQ and the OTC Systems. Such quotations represent interdealer prices, without retail markup, markdown or commission, and do not necessarily represent the price of actual transactions for the fiscal quarters indicated.

	High	Low
2003
First Quarter	$1.02	$.49
Second Quarter	0.97	.15
Third Quarter	0.48	0.22
Fourth Quarter	.54	.23
2004
First Quarter	$1.25	$0.38
Second Quarter	1.50	0.82
Third Quarter	1.68	.75
Fourth Quarter	1.73	0.86
2005
First Quarter	$1.44	$.69
Second Quarter	2.49	1.01
Third Quarter	2.68	1.10

     As of May 10, 2005, there were (a) 32,849,070 shares of Common Stock outstanding, held of record by approximately 124 persons (although the Company has been informed that there are approximately 2,100 beneficial owners) (b) outstanding options to purchase an aggregate of 2,210,250 shares of Common Stock, (c) outstanding warrants to purchase an aggregate of 16,852,772 shares of Common Stock, and (d) 125 shares of Series A Convertible Preferred Stock outstanding, convertible at the then current conversion price into an aggregate of 3,125,000 shares of Common Stock. The Company has not declared or paid any cash dividends on its Common Stock since its inception and does not intend to pay any dividends on its Common Stock for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

Three Months ended March 31, 2005 Compared to Three Months ended March 31, 2004.

Net Sales. Net sales for the third quarter of fiscal year 2005 were $619, a decrease of 99.3% from $88,916 in the third quarter of fiscal year 2004. The Company is focusing its efforts on final design and marketing of the next generation VisiFone unit and, accordingly, sales of the existing VisiFone model have declined significantly.

Gross Profit (Loss). Gross loss was ($7,754) in the third quarter of fiscal year 2005 compared to a gross profit of $1,600 during the third quarter of fiscal year 2004. The gross loss in the third quarter of fiscal year 2005 was attributable to low unit sales and amortization of patent costs to cost of good sold. For the next quarter, the Company expects to continue to sell limited quantities of the existing model VisiFone at low or negative margins to corporate, government and educational customers for demonstration and evaluation purposes and to promote adoption of the technology in the marketplace.

Research and Development Expenses. Research and development expenses were $1,348,087 for the third quarter of fiscal year 2005 (217,784.7% of net sales) compared to $46,718 (52.5% of net sales) for the third quarter of fiscal year 2004. The significant increase was attributable to increased expenditures toward the development of the next generation unit in the VisiFone product line. The Company expects to incur approximately $750,000 of research and development expenses during the next fiscal quarter and approximately $2,000,000 during the fiscal year ending June 30, 2006 for future project enhancements, subject to available cash flows.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $629,858 (101,754.1% of net sales) for the third quarter of fiscal year 2005 compared to $689,386 (775.3% of net sales) for the third quarter of fiscal year 2004. Selling, general and administrative expenses were relatively constant between periods, reflecting a consistent level of expenditures in the Company’s administrative operations.

Other Income (Expense). Other income was $11,497 in the third quarter of fiscal year 2005, compared to other expense of ($563,750) in the third quarter of fiscal year 2004. The net increase in other income was attributable to interest earned on the Company’s cash funds in fiscal 2005 and the reduction in interest expense as the Company repaid or converted its interest-bearing debt to equity in fiscal 2004.

Gain from Discontinued Operations. During the third quarter of fiscal 2004, the Company negotiated discounted repayments related to amounts owed to certain creditors. Based on these discounts, the Company recorded a gain from discontinued operations of $26,563 in the third quarter of fiscal 2004. There were no such discounted repayments during the third quarter of fiscal 2005.

Preferred Stock Dividends. The results of operations for the third quarter of fiscal 2005 reflect a charge of $115,676 compared to $2,270,875 in the third quarter of fiscal 2004 for dividends on the Company’s Series A Convertible Preferred Stock which bears dividends at the rate of 10% per annum. Substantially all such dividends in fiscal 2005 were paid by the issuance of Common Stock. Dividends have decreased substantially from the same period in fiscal 2004 due to a charge of $2,248,410 in the third quarter of fiscal 2004 attributable to the beneficial conversion option on the Series A Convertible Preferred Stock.

Nine Months ended March 31, 2005 Compared to Nine Months ended March 31, 2004.

Net Sales. Net sales for the first nine months of fiscal year 2005 were $239,621, an increase of 152.8% from $156,776 in the first nine months of fiscal year 2004. The increase in sales in the first nine months of fiscal year 2005 was primarily attributable to sales of the Company’s VisiFone unit to two customers in the amount of $218,371. The Company expects sales to remain low as it focuses its efforts on final design and marketing of the next generation VisiFone unit.

Gross Profit (Loss). Gross loss was ($41,608) in the first nine months of fiscal year 2005 compared to a gross profit of $69,818 during the first nine months of fiscal year 2004. The gross loss in the first nine months of fiscal 2005 was attributable to the sale of units below the Company’s cost to a major broadband carrier for the purpose of testing the adoption of the VisiFone by consumers. This gross loss was partially offset by low margin sales to other customers during the first nine months of fiscal year 2005. For the next quarter, the Company expects to continue to sell the VisiFone at low or negative margins to corporate, government and educational customers for demonstration and evaluation purposes and to promote adoption of the technology in the marketplace.

Research and Development Expenses. Research and development expenses were $3,326,554 for the first nine months of fiscal year 2005 (1,388.3% of net sales) compared to $76,485 (48.8% of net sales) for the first nine months of fiscal year 2004. The significant increase was attributable to increased expenditures toward the development of the next generation unit in the VisiFone product line.

The Company expects to incur approximately $750,000 of research and development expenses during the next fiscal quarter and approximately $2,000,000 during the fiscal year ending June 30, 2006 for future product enhancements, subject to available cash flows.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $1,925,451 (803.5% of net sales) for the first nine months of fiscal year 2005 compared to $1,762,318 (1,124.1% of net sales) for the first nine months of fiscal year 2004. The increase in selling, general and administrative expenses was primarily due to an accrual of $147,875 for the estimated penalty due to certain of the Company’s preferred stockholders related to the effective date of the Company’s registration statement occurring twelve days later than the date required in an agreement between the Company and its preferred stockholders.

Other Income (Expense). Other income was $41,813 in the first nine months of fiscal year 2005, compared to other expense of $982,223 in the first half of fiscal year 2004. The net increase in other income was attributable to interest earned on the Company’s cash funds in fiscal 2005 and the reduction in interest expense as the Company repaid or converted its interest-bearing debt to equity in fiscal 2004.

Gain from Discontinued Operations. During the first nine months of fiscal 2005 and 2004, the Company negotiated discounted repayments related to amounts owed to certain creditors. Based on these discounts, the Company recorded a gain from discontinued operations of $6,107 for the first nine months of fiscal 2005 and $377,311 for the first nine months of fiscal 2004.

Preferred Stock Dividends. The results of operations for the first nine months of fiscal 2005 reflect a charge of $466,951 compared to $2,270,875 in the first nine months of fiscal 2004 for dividends on the Company’s Series A Convertible Preferred Stock which bears dividends at the rate of 10%. Substantially all such dividends in fiscal 2005 were paid by the issuance of Common Stock. Dividends have decreased substantially from the same period in fiscal 2004 due to a charge of $2,248,410 in the third quarter of fiscal 2004 attributable to the beneficial conversion option on the Series A Convertible Preferred Stock.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions related to net revenues, allowance for doubtful accounts, sales returns and allowances and accounting for income taxes. We base our estimates and assumptions on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements:

Revenue Recognition

The Company records sales revenue at the time merchandise is delivered. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition”, SAB No. 101, as amended by SAB No. 104, which sets forth the SEC staff”s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured. The Company uses the above criteria to determine whether revenue can be recognized.

When product sales revenue is recognized, we establish and estimate allowance for future product returns based on historical returns experience; when price reductions are approved, we establish an estimate liability for price protection payable on inventories owned by product resellers. Should actual product returns or pricing adjustments exceed our estimates, additional reductions to revenue would result. Revenue from the licensing of patents is recognized at the time a patent agreement is executed and the goods, services and/or cash are received. Our product typically carries a ninety-day to five-year warranty. Although we engage in extensive product quality programs and processes, our warranty obligation is affected by product failure rates, use of materials or service delivery cost that differs from our estimates. As a result, additional warranty reserves could be required, which could reduce gross margins.

Allowance for Doubtful Accounts

We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts and the general condition of the industry. If a major customer’s credit worthiness deteriorates, or our customers’ actual defaults exceed our historical experience, our estimates could change and impact our reported results.

Accounting for Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized at the enacted rates for the future tax consequences attributable to differences between the financial statement carrying amounts of existing tax assets and liabilities and their respective tax basis. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Year Ended June 30, 2004 Compared to Year Ended June 30, 2003.

     Net Sales. In fiscal year 2004, net sales were $286,215 compared to net sales of $21,306 for fiscal year 2003. The increase in net sales was due to the Company’s increased sales volumes of the VisiFone. In fiscal 2003, sales levels were low as the Company changed its focus from sales of group videoconferencing equipment to sales of the VisiFone in the middle of the fiscal year (January 2003). The Company anticipates sales volumes in fiscal year 2005 at similar levels to those of fiscal year 2004.

     Gross Profit (Loss). The Company generated a gross profit of $93,958 (32.8% of net sales) compared to $448 (2.1% of net sales) for fiscal year 2003. The increase in gross profit between years was attributable to volume increases, allowing the amortization of intangibles, which are reflected in cost of sales, to be spread among a larger number of units resulting in a higher gross margin per unit. Management expects gross margin percentages in fiscal year 2005 to decline from the gross margin percentages in fiscal year 2004 as management may sell the VisiFone at or near cost in order to promote the adoption of videophones by business entities and residential consumers as a customary mode of communication.

     Research and Development Expenses. Research and development expenses were $169,982 (59.4% of net sales) for fiscal year 2004 compared to $71,992 (337.9% of net sales) in fiscal 2003. The increase in expenditures in fiscal year 2004 was due to continuing expenditures on its new generation of personal videophone. Management expects research and development expenses to increase substantially in fiscal year 2005 as development efforts on its new generation of personal videophone continue at an accelerated pace to meet a targeted product introduction late in the fiscal year. The Company anticipates incurring design and development costs of approximately $3.5 million dollars in fiscal year 2005.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $2,873,169 (1,003.9% of net sales) compared to $2,660,155 (12,485.5% of net sales) for fiscal year 2003. The increase in expenditures is attributable to an increase in personnel and related costs. Management expects selling general and administrative expenses in fiscal year 2005 to increase moderately over levels incurred in fiscal year 2004.

     Other Income and Expense. Other income and expense was $(1,027,479) in fiscal year 2004 compared to ($451,589) in fiscal year 2003. The increase was due to the accelerated amortization of original issue discount related to secured debt because the Company converted its secured debt to equity in March 2004 and, accordingly, amortized the remaining unamortized original issue discount. The amortization of the original issue discount was a non-cash charge.

     Preferred Stock Dividends. The Company recorded preferred stock dividends of $3,358,380 in fiscal 2004, comprised of dividends at the designated rate of 10% per annum ($223,119) and amortization of the beneficial conversion option ($3,135,261). The amortization of the beneficial conversion option resulted from a favorable conversion price of the Company’s preferred stock. The conversion price was lower than the market price of the Company’s common stock on the issuance date of the preferred stock which is treated for financial reporting purposes as a direct charge to accumulated deficit (similar to a dividend) and a corresponding increase in additional paid-in capital.

LIQUIDITY AND CAPITAL RESOURCES

The Company raised $8,450,000 (prior to offering expenses) from the sale of its Series A Convertible Preferred Stock with warrants in a series of private placement transactions in March and April 2004. In addition, the Company raised an additional $1,450,225 through March 31, 2005 from the exercise by holders of certain of the Company’s common stock purchase warrants. Management believes that the funds generated from the recent private placement financing activities and warrant exercises will be sufficient to cover the cash needs of the Company for the current fiscal year. Proceeds from remaining outstanding warrants could generate an additional $14.5 million, although certain warrants have cashless exercise provisions. However, there can be no assurance that any additional warrants will be exercised.

Historically, the Company has generated losses from operations and negative cash flows. For the nine months ended March 31, 2005, the Company incurred a net loss attributable to common stockholders of $5,712,644. For the same period, the Company used $4,732,931 in operating activities, used $88,077 in investing activities primarily for payment of costs related to its intellectual property, and generated $1,453,370 from financing activities, primarily due to the warrant exercises.

Management plans to try to increase sales and improve operating results through (i) increased marketing and direct sales activities to corporate customers, (ii) continued initiatives to gain acceptance of our product by consumer broadband providers for sale to their subscribers, (ii) continued measures to minimize overhead and (iii) initiatives to monetize our intellectual property rights. There can be no assurance that we will be successful in achieving these objectives and becoming profitable.

Year Ended June 30, 2004 Compared to Year Ended June 30, 2003

     Cash and Cash Equivalents. Cash and cash equivalents totalled $5,339,393 on June 30, 2004 compared to $7,784 on June 30, 2003.

     Net Cash Used in Operating Activities. The amount of cash used in operating activities was $2,134,827 during fiscal year 2004 compared to $3,029,560 during fiscal year 2003. The reduction in cash used in operating activities was attributable to increased sales and a decrease in the cash portion of selling, general and administrative expenses.

     Net Cash Used in Investing Activities. Cash used in investing activities during fiscal year 2004 was $146,399 compared to $61,621 during fiscal year 2003. The increase was due to the Company’s investment in its intellectual property portfolio.

     Net Cash Provided by Financing Activities. Cash provided by financing activities during fiscal year 2004 was $7,787,535 compared to $41,330 in fiscal year 2003. The increase was due to the net proceeds from the private placement of the Company’s Series A Convertible Preferred Stock with warrants in March and April 2004 ($7,234,141). In addition, the Company received proceeds from the exercise of common stock warrants and options ($565,680). In fiscal year 2003, the Company received net proceeds of $610,000 from the private common stock and warrant placements, $686,706 from the issuance of a subordinated note payable which included the issuance of warrants and $1,295,897 was used to repay the Company’s secured credit facility.

The Company had the following contractual obligations or commercial commitments at June 30, 2004:

	Total	1 year or less	1-3 years	3-5 years	Over 5 years
Operating Leases	$98,287	$79,099	$19,188	$0	$0

Critical Accounting Policies and Estimates

     The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions related to net revenues, allowances for doubtful accounts, sales returns and allowances and accounting for income taxes. We base our estimates and assumptions on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

     We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements:

     Revenue Recognition. The Company records sales revenue at the time merchandise is delivered. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition”, SAB No. 101, as amended, which sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured. The Company uses the above criteria to determine whether revenue can be recognized.

     When product sales revenue is recognized, we establish an estimated allowance for future product returns based on historical returns experience; when price reductions are approved, we establish an estimated liability for price protection payable on inventories owned by product resellers. Should actual product returns or pricing adjustments exceed our estimates, additional reductions to revenues would result. Revenue from the licensing of patents is recognized at the time of a patent agreement is executed and the goods, services and/or cash consideration due the Company is received. Revenue from post-contract customer support and any other future deliverables is deferred and recognized over the support period or as contract elements are delivered. Our products typically carry a ninety-day to five-year warranty. Although we engage in extensive product quality programs and processes, our warranty obligation is affected by product failure rates, use of materials or service delivery costs that differ from our estimates. As a result, additional warranty reserves could be required, which could reduce gross margins.

     Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts and the general condition of the industry. If a major customer’s credit worthiness deteriorates, or our customers’ actual defaults exceed our historical experience, our estimates could change and impact our reported results.

     Accounting for Income Taxes. The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized at the enacted rates for the future tax consequences attributable to differences between the financial statement carrying amounts of existing tax assets and liabilities and their respective tax basis. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     If our sales forecast is less than the inventory we have on hand at the end of an accounting period, we may be required to take excess and obsolete inventory charges that will decrease gross margin and net operating results for that period.

DESCRIPTION OF BUSINESS

Viseon, Inc. (the “Company”), a Nevada corporation formerly known as “RSI Systems, Inc.” historically has been a developer of group videoconferencing systems primarily sold to corporate and government-related end users and OEM customers. In May 2001, the former RSI Systems, Inc. was merged into its wholly owned subsidiary, Viseon, Inc., in order to change the domicile of the Company from Minnesota to Nevada and to effect a simultaneous name change to Viseon, Inc. The shareholders of RSI Systems, Inc. approved the Plan of Merger between RSI Systems, Inc. and Viseon, Inc. on May 23, 2001. RSI Systems, Inc. was incorporated under the laws of the state of Minnesota on December 21, 1993. On July 25, 1995, it completed the initial public offering of its common stock, par value $0.01 per share (the “Common Stock”).

     Beginning with the third quarter of the Company’s fiscal 2002, the Company’s profit margins were eroded by intense competition from other group videoconferencing product manufacturers and resellers. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents and pending European patents. The fifth U.S. patent was issued in November 2003. In January 2003, we changed our focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This was accomplished by the transfer of our group videoconferencing services contract portfolio and the associated liabilities to Comlink Technologies, LLC and the liquidation of our remaining group videoconferencing assets. The only measurable revenues we currently receive result from sales of the first generation VisiFone, a personal broadband video communication device marketed to businesses and consumers.

     The VisiFone is a low-cost broadband videophone. It is a self-contained system that does not require a PC or any external equipment. The VisiFone operates on any broadband connection including high-speed Internet connections via Digital Subscriber Lines (DSL) or cable modem and is compatible with both home and office networks. The VisiFone is compliant with the communications industry standards of H.323 and SIP and it is compatible with most corporate videoconferencing systems. The VisiFone has been designed to be used by business entities and residential consumers.

The Company has licensed certain parts of its patents to other companies within the visual communications industry. The Company intends to enter into additional agreements whereby it may grant a license of its intellectual property to third parties in furtherance of developing proprietary consumer broadband communication products and services, some of which may be based on its existing intellectual property. The Company plans to undertake the development of these products and services jointly with one or more suitable, established manufacturers, which the Company is currently in the process of identifying and selecting. To date the Company has retained independent business enterprises to assist in the design of the general appearance and functionality of our next generation broadband videophone as well as the design and development of the software, electronics and acoustics that will be integrated therein which is the genesis of the next generation VisiFone. The design and development assistance provided by each of these companies is a cooperative effort with our technical support personnel, under the supervision of our technical advisors and senior management to insure strict adherence to the specifications outlined to them by the Company. Additionally, the Company established a relationship with Leadtek, an Asian partner, as a distributor in the U.S. of a broadband videophone manufactured by Leadtek. The Company may also continue forming new relationships with other companies to distribute their products alongside its own products.

The Company’s marketing strategy targets primarily residential consumers who have historically not purchased digital home communication devices and, to a limited degree, business and government entities with widespread operations across regional, national and international boundaries. Management identified the challenges associated with marketing the Company’s products to such a diverse market segment prior to its decision to modify the Company’s business model and has been evaluating various marketing strategies for more than two years. Management recognized the advantages of developing a marketing strategy that included a plan of sales and distribution of its products in tandem with one or more major broadband providers and VoIP marketers. In this regard, the Company has been actively discussing its next generation VisiFone and the merits of offering the VisiFone to their subscribers, with cable television system operators, telephone companies and independent VoIP marketers in search of potential partners with which such a relationship can be developed. The Company has secured one such relationship with a regional division of TimeWarner Cable, which is offering its first generation VisiFone to both commercial and residential consumers in conjunction with the broadband services it offers. The Company intends to continue to search for additional broadband providers and VoIP marketers with which it can enter into similar agreements regarding the VisiFone and its future video telephony products and services. All of these developments have affected and will continue to affect the Company’s financial model in terms of margins, cash flow requirements and other areas. The Company has a limited operational history with respect to the current direction of its business. There can be no assurance that the Company will be able to succeed in implementing its strategy, or that the Company will be able to achieve positive cash flows or profitable operations as a result of such changes in its business.

Industry Background

     Traditional telecommunication networks use a fixed electrical path that travels through a series of switches across the network. These networks were designed solely to carry low-fidelity audio signals with a high level of reliability. Although these networks are indeed reliable for their initially intended use, they are not well suited to service the explosive growth of digital communications applications.

     Traditional networks transmit data at very low rates and resolutions, making them poorly suited for delivering high-fidelity audio, entertainment-quality video or other rich multimedia content. Traditional networks are also expensive to build because each subscriber’s telephone must be individually connected to the central office switch, which are usually several miles away from a typical subscriber’s location. The digital component of the traditional telecommunications infrastructure is also less efficient than modern networks because it allots fixed bandwidth throughout the duration of each call, whether or not voice is actually being transmitted. Further, it is difficult for telecommunication service providers to provide new or differentiated services or functions, like video communications, that the network was not designed to accommodate.

     In contrast to the traditional telecommunications infrastructure or public switched telephone network (PSTN), data networks — such as the Internet or a corporate LAN — utilize a “packet-switched” system in which information between two communicating terminals (for example, a PC downloading a page from a web server) is transmitted in the form of small data packets that travel through a series of switches, routers, and hubs across the network. Packet-switched networks have been built mainly for carrying non-real-time data. The advantages of such networks are their efficiency, flexibility and scalability. Bandwidth is only consumed when needed. Networks can be built in a variety of configurations to suit the number of users, client/server application requirements and desired availability of bandwidth. Furthermore, many terminals can share the same connection to the network. The exponential growth of the Internet in recent years has proven the scalability of these underlying packet networks. The most common protocol used for communicating on these packet networks is Internet Protocol, or IP.

     As broadband connectivity has become more available and less expensive, it is now possible for service providers to offer voice and video services that run over these IP networks to businesses and consumers. Providing such services has the potential to both substantially lower the cost of telephone service and equipment costs to these customers and to increase the breadth of features available to the end-user. Services like full-motion, two-way video are now supported by the bandwidth spectrum commonly available to broadband customers, whether business or residential. To enable such new products to take hold, service and equipment suppliers need semiconductor products and software to connect input and output devices to the networks and the software that runs on the network that enables these input/output devices to be easily installed, operated, and managed, as well as to replace common functionalities of the legacy switched network, such as billing and operator/directory assistance. Management of the company believes that the network infrastructure at the consumer level is now in place to enable broad acceptance and deployment of new digital consumer phone services offered by the VisiFone such as video telephony. It also believes that the projected growth of consumer adoption of voice services over Internet Protocol (VoIP) will help drive adoption of consumer digital home telephone devices such as those distributed and developed by the company.

     The next generation VisiFone which has been in development for over a year is a digital home telephone designed specifically to enhance a consumer’s use of the new VoIP services. Unlike the existing analog telephones and circuit switch networks (POTSA), the digital broadband networks utilized for VoIP services can provide for new potential service offerings from carriers. These services could include high-quality personal video communications and digital audio-quality during phone calls as well as providing consumers with control of their VoIP service features from the telephone rather than from and external PC.

     Although the VisiFone is not primarily a videophone, its video telephony feature is often perceived as an interesting benefit.

     There are three basic categories of personal video communication devices in the consumer market. The most popular have been the PC-based systems that operate over dial-up or broadband connections using open standards such as H.323 or proprietary systems using a variety of protocols.

     PC-Based Systems; Software Coder/Decoders (Codecs). Low cost PC add-on systems utilizing Complimentary Metal Oxide Semiconductor (CMOS) cameras and Windows-based software compressor/de-compressors (codec) have gained reasonably broad acceptance. Commonly known as Web cams, these types of systems offer low-quality video with generally less than 10 frames per second (fps), rendering the video and audio choppy, blurry and delayed. PC-based systems using software codecs are available at prices under $100 from companies including Logitech, and many others. The Company’s personal videophones are expected to be fully compatible with most of this installed base when using Microsoft NetMeeting and a broadband connection. PC-based systems using software codecs lack an intuitive, familiar interface that resembles a telephone.

     PC-Based Systems; Hardware Codecs. Certain systems available from VCON, Polycom, Scotty and others utilize an independent, dedicated microchip(s) for the codec function. It is housed either in an external module, which may include the camera, or on a card installed in a PC. Depending on the available bandwidth, these systems can offer corporate quality audio and video over either IP and/or traditional Integrated Switched Digital Networks (ISDN). They are, however, still limited in the size of the image on the PC display device, have a complicated user interface and instability issues due to the underlying PC platform. These systems are available at prices from $500 to $1,200. They also lack an intuitive, familiar interface that resembles a telephone.

     The Personal Videophone. There are three types of personal videophones. The first of these is POTS (Plain Old Telephone Service) videophones, which operate over analog phone lines typically using or ITU (International Telecommunications Standard) — H.324 and have been marketed for years with little success. The lack of consumer acceptance is primarily due to their very poor video quality. Due to the limited bandwidth of POTS, these systems generally deliver video at less than five frames per second (fps). Examples include systems from AT&T, Panasonic and C-Phone, all of which failed to achieve reasonable sales volumes and have now been discontinued. Two models of POTS videophones currently being sold in the US market include a Korean made model retailing for approximately $300 and a recent entry into this category, the Beamer from Vialta. The second type of personal videophone utilizes the ISDN telephone network. Various manufacturers have been producing this type of personal videophone for more than ten years, most of which focused their sales efforts primarily on the corporate market for desktop use or to news organizations for the purpose of relaying information via satellite from remote locations. Several manufacturers produce videophones that operate on ISDN networks, including Tandberg of Norway, Motion Media of the UK and Aethra of Italy. The cost of ISDN is approximately $50 per month per 128k circuit for a basic line plus approximately $10 to $100 per hour for domestic transport at speeds ranging between 128k and 384k. ISDN-based videophones retail at prices between $1,000 and $9,000 depending on the manufacturer, features and screen size. The third type of personal videophone uses the IP technology. The Company is a distributor of IP videophones manufactured by Leadtek, a Taiwan stock exchange listed company based in Taiwan. Recently several foreign manufacturers have introduced their brand of IP videophones to the U.S. market, but few are being delivered for a variety of reasons.

Products and Services

     The personal broadband videophones currently sold by the Company are available in two models, a desktop version with an integrated screen and a set-top version without an integrated screen that requires a separate display device such as a television. The Company does not manufacture either model, both of which are manufactured under contract for the Company by Leadtek. These products meet specifications that are functionally equivalent to the Company’s patented intellectual property, which formed the basis for the Company’s rationale in distributing these products. The Company has begun the design process for the next generation of VisiFone, which will include a number of new and improved features. New product features in future generations of the personal videophone will enhance the consumer experience and allow broadband providers and consumer VOIP service marketers to more easily provision and manage a network to support personal digital telephony devices. Provisions for new standards such as H.264 and protocols such as Session Initiation Protocol (SIP) are also planned.

Manufacturing, Order Fulfilment and Customer Support

     The Company expects that its new VisiFone products will be manufactured, assembled and tested by independent third parties in the Far East (possibly in Taiwan, China or South Korea) pursuant to long-term manufacturing agreements or on a purchase order basis. The Company is currently in the process of identifying and selecting one or more manufacturers, but has not yet made a final decision on this selection. The Company expects that the selected manufacturers will procure components and other supplies, manufacture, assemble and test the Company’s products. By outsourcing the entire manufacturing process, the Company will be able to focus on development and design, minimize capital expenditures, rely on third parties possessing greater manufacturing expertise and avoid the need to procure and maintain facilities for manufacturing operations. However, if the selected manufacturer were to stop manufacturing the Company’s products, the Company would need a considerable period of time to qualify, select and enter into a suitable agreement with an alternative manufacturer, and the Company’s results of operations could be harmed. The Company expects that the components of the Company’s products will be purchased from various vendors. Single source suppliers may supply some of such components, and alternative sources may not be readily available in sufficient quantities or at an attractive cost. The Company expects to establish a formal manufacturing quality process that includes qualification of material supplier sources, product-specific process definition and qualification, measurement of key manufacturing processes and test metrics, a closed-loop corrective action process and an outgoing sampling audit of finished product. There can be no assurance, however, that this process will result in products of the requisite quality. The Company expects that final products will be delivered to the Company or a logistics partner for order fulfilment. The Company expects to provide comprehensive customer support after the sale to help ensure that its customers have reliable, experiences.

Market and Marketing

Corporate Market

     The corporate market for digital telephones utilizing VoIP is growing, although none appears to be available yet with integrated two-way video telephony capabilities at this time. Management of the Company believes that sales to this market will be dominated by large entrenched competitors. Although the Company may license its patents and/or technology to leaders in the corporate VoIP phone system market such as Cisco, Nortel and Avaya, it does not intend to actively market to this segment of the prospective buyers for the Company’s new VisiFone.

Consumer Market

     The consumer digital broadband telephone market is by far the largest and most intriguing prospect base. The VisiFone is designed to improve and enhance the VoIP experience for consumers and to increase revenues for VoIP carriers. The consumer VoIP market is projected to grow rapidly from less than 3 million U.S. subscribers in 2004 to over 27 million in 2009 according to research firm IDC. Each of these new subscribers could choose to enhance their home telephony experience with a digital telephone like the VisiFone versus continuing to use their analog home telephones. Growth of VoIP subscribers is to some degree dependent upon the growth of residential broadband access which is also growing rapidly. Consumer broadband connections are expected to number 68 million in 2008.

     Initially, it is expected that the sales of VisiFone products and services will be made to existing broadband IP users. The “early adopters” have the income necessary to purchase a VisiFone outright, without financing, if necessary. We expect this would be followed by sales to those broadband customers who are attracted by broadband provider-based financing programs and eventually to those individuals who will see the availability of the VisiFone and VoIP services as a reason to install broadband IP connectivity whether they have a home PC or not. We also expect that the VisiFone will become a part of the marketing efforts of various Voice Over Internet Protocol (VoIP) providers to consumers.

     The Company perceives this anticipated level of expansion in consumer availability of VoIP enabling technology and customer base to be an attractive target market for its products. In order to take advantage of the sales opportunities created by such expansion and in an effort to expedite the adoption of the Company’s products by VoIP providers, the Company has established a program for the sale of its products that may not require any significant upfront cash expenditures which it will offer to VoIP providers, enabling them to offer the company’s products to their subscribers without any additional financial risk or investment in their infrastructure. The Company has presented and is preparing to present such an agreement to several major broadband providers, including Vonage, AT&T, Comcast, and Cablevision. The Company intends to continue to structure future offers to broadband providers in a manner that will enable contracting providers to have the VisiFone available for sale or lease to their consumers in conjunction with the VoIP services and other products which they offer without exposure to significant financial risk.

Business Development, Sales and Marketing

     The current goals of our business development and sales departments are to build relationships that fall into four basic categories: broadband provider relations, product sales, consumer electronics manufacturing and patent licensing.

     Broadband provider relations is focused on engaging cable television system operators, telephone companies and independent VoIP marketers on the merits of offering the VisiFone products and services to their subscribers and introducing them to the VisiFone. The Company has secured one such relationship with a regional division of TimeWarner Cable, which is offering its first generation VisiFone to both commercial and residential consumers in conjunction with the broadband services it offers. The Company intends to continue to search for additional broadband providers and VoIP marketers with which it can enter into similar agreements for sales of the next generation VisiFone and its future products and services.

     Product sales are focused on engaging corporate, education and government related customers to purchase our products to communicate internally and externally between key departments, executives, locations and customers.

     Consumer electronics manufacturing is focused on engaging major electronics manufacturers to participate with the Company in the future development and widespread distribution of our products and their products containing our intellectual property in the U.S.

     Patent licensing involves both the business development area as well as our outside legal advisors who have been engaged to help the Company monetize its U.S. patents. Working with our legal advisors, the business development team is focused on identifying potentially infringing products and their manufacturers.

     Independent consultants and the Company’s CEO and CFO are currently performing all of the functions of the business development and sales departments.

     By outsourcing parts of the sales process, the Company is able to minimize overhead costs by avoiding the need to pay salaries and to maintain facilities for a sales force.

Approvals, Certifications and Regulation

     Government and telecommunications carrier approvals, safety certifications and Electromagnetic Compliance (EMC) certifications are a key requirement for electronic systems that use the telephone network. The Company is required to obtain certain Safety, EMI and Telephone certifications for its family of consumer broadband videophone products as prerequisite to sale into the United States and other countries. The Company currently relies on its manufacturing supplier to provide a product with the requisite approvals and certifications. While the Company believes that it should not encounter any meaningful difficulty in procuring the requisite certifications and approvals, there can be no assurance of the Company’s ability to procure them. Moreover, the Company cannot predict whether it will obtain necessary approvals and certifications for the systems and similar products or for future products in additional countries. Also, the Company cannot predict whether any change in applicable law or regulations might adversely affect the Company’s ability to sell its products in a particular country.

Competition

     The Company intends to compete primarily in the consumer telephony market and to a lesser degree within the corporate and government videophone segment. The Company expects the consumer market will evolve rapidly and be intensely competitive. Competitive pressures created by any current or future competitors could materially adversely affect the Company’s business, prospects, financial condition and results of operations. The Company believes that the principal competitive factors in its markets will be brand recognition, price, product performance, reliability, range of functions, ease of use, and customer service. The Company intends to compete vigorously in all of these aspects. There are several existing competitors in the broadband video communications market, including Aethra, D-Link, Innomedia, Leadtek, Motion Media, Polycom, Sony, Tandberg asa, VCON, VTEL Products Group and Worldgate. The Company believes that all of the manufacturers and distributors of these competing products have (and most future competitors will have) substantially greater brand recognition, market presence, distribution channels, advertising and marketing budgets, and promotional and other strategic partners than the Company has. In addition, videophones face competition from PC-based Internet video, offerings from mobile phone manufacturers and potentially current telephone manufacturers. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. The Company believes one of the keys to establishing long-term success in this marketplace will be for the Company to favourably distinguish itself from its existing and future competition and to successfully enforce its patent rights. Another key will be the introduction of the Company’s videophones at competitive prices. There can be no assurance that the Company will be successful in favourably distinguishing its products, introducing its videophones at competitive prices (if at all), or successfully competing in this market. Competitive pressures faced by the Company may materially adversely affect the Company’s business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could materially adversely affect its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company, if not render the Company’s products obsolete.

Intellectual Property and Proprietary Rights

     The Company’s success depends in part on its proprietary information, technology and expertise. The Company relies on a combination of patents, trademarks, trade secrets, copyrights and confidentiality agreements to establish and protect its proprietary rights. In fiscal year 1998, the Company amended its U.S. utility patent application for its peripheral videoconferencing system, originally filed in September 1994, to narrow and refocus the Company’s claims. The Company received this amended patent on its system on September 1, 1998, a second patent on June 6, 2000, a third patent on May 28 2002, a fourth patent on February 25, 2003, and a fifth patent on November 25, 2003. Each Patent will expire 14 years after the date of grant, unless the term is extended. The Company has also been granted 18 patents in European and Asian countries. The Company has also applied for numerous additional United States patents relating to its new VisiFone product and services and features it may potentially have in the future none which have not been granted to date.

     In the future, the Company intends to take additional steps to protect its patents from infringement by others, including demanding that suspected infringers cease their infringement and the filing of lawsuits seeking injunctions and monetary damages. The Company has no assurance that these actions will prove successful or serve to protect the Company’s patents.

     The Company has applied for a trademark on the VisiFone name and has obtained a registered trademark on the Viseon name.

     With respect to its technical employees and consultants, the Company requires these employees to sign an agreement which obligates them to keep confidential certain trade secrets and information of the Company and to assign to the Company any inventions arising from their work for the Company, as permitted by law. Depending on the responsibilities of a particular employee, the Company may also consider having such an employee sign a non-compete agreement.

Acquisitions

     The Company does not now intend to conduct an active acquisition program, but may consider select acquisitions on a case-by-case basis. The Company does not now have any possible acquisitions under consideration. The Company has not developed, nor does it currently intend to develop, a valuation model or a standardized transaction structure it will use. Instead, the Company anticipates considering each acquisition on a case-by-case basis. However, the Company expects that the purchase price for an acquisition candidate, if any, will be based on quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and the Company’s qualitative evaluation of the candidate’s management team, operational compatibility, future prospects and customer base.

     Any acquisition is expected to be accounted for using the purchase method of accounting. Under this method of accounting, for each acquisition, a portion of the purchase price would be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. This portion would include both (i) amounts allocated to in-process technology and immediately charged to operations and (ii) amounts may be allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months. The portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed would be allocated to goodwill and evaluated for impairment at least annually. The results of operations of the acquired entity would be consolidated with those of the Company as of the date the Company acquires effective control of the acquired entity, which generally would occur prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration. In addition, the Company may grant stock options to employees of an acquired company to provide them with an incentive to contribute to the success of the Company’s overall organization. As a result of both the purchase accounting adjustments and charges for the stock options just described, the Company may incur significant non-cash expenses related to such acquisitions.

     Acquisitions also involve a number of risks, including adverse effects on the Company’s reported operating results from increases in acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Customer satisfaction or performance problems with an acquired firm also materially and adversely affect the reputation of the Company as a whole, and any acquired company could significantly fail to meet the Company’s expectations. Due to all of the foregoing, any individual future acquisition may materially and adversely affect the Company’s business, results of operations, financial condition and cash flows. If the Company issues Common Stock in full or partial consideration of any future acquisitions, there will be ownership dilution to existing shareholders. In addition, to the extent the Company chooses to pay cash consideration in such acquisitions, the Company may be required to obtain additional financing and there can be no assurance that such financing will be available on favourable terms, if at all.

Research and Development

     The Company incurred research and development expenses of $3,326,554, $169,982 and $71,992 for the nine months ended March 31, 2005 and the years ended June 30, 2004 and 2003, respectively. Our current development efforts focus principally on our videophone product marketed under our VisiFone trademark. The design and development of the next generation VisiFone is a cooperative effort between our technical support personnel and select third party businesses we have retained to assist in the design of the general appearance and functionality of our next generation VisiFone as well as the design and development of the software, electronics and acoustics that will be integrated therein. All such design and development is performed in strict adherence to the specifications outlined by the Company under the supervision of our technical advisors and senior management. The Company maintains all rights to existing and new technologies and intellectual property designed or developed in this process pursuant to the terms of the arrangements reached with such third parties.

Legal Proceedings

      The Company is involved in legal actions in the ordinary course of its business. In February 2004, the Company was named as defendant in a lawsuit for approximately $31,000 allegedly owed for past-due accounts payable. The plaintiff was also seeking recovery of attorneys’ fees of approximately $10,000. The Company has accrued $25,111 related to its estimated exposure with this lawsuit. In October 2004, the Company paid $22,500 in full and final settlement of the plaintiff’s claims and this lawsuit was dismissed.

      The Company had been named as a defendant in several lawsuits during fiscal year 2004 and 2003 related to amounts allegedly owed for goods and services. During fiscal year 2004, the Company settled several of these lawsuits for approximately $175,000, which amounts had been previously included in cost of goods sold or selling, general and administrative expenses in the consolidated statement of operations.

Employees

     On March 31, 2005, the Company had seven full-time employees and one part-time employee; one in customer support, three in administration and accounting, two in research and development and two executives. None of the Company’s employees is represented by a labor union. The Company believes its employee relations are good.

     The Company outsources a variety of sales, marketing, technical and operational functions to third parties on an as-needed basis.

Description of Property

     The Company now subleases 1,599 square feet of office space for its headquarters in Irving, Texas under a lease agreement that expires on June 30, 2006 and approximately 600 square feet adjacent to its headquarters on a month-to-month basis. The Company believes its current space is sufficient for its current needs and anticipates acquiring additional space if necessary. Previously, the Company subleased 4,229 square feet of space for its headquarters in Irving, Texas under a lease agreement, which expired in April 2005.

     The Company also owns a limited amount of tangible property and the intellectual property rights associated with its patents that have been granted and its patents pending.

Available Information

     The Company has filed with the Commission a Registration Statement on Form SB-2 and exhibits relating thereto (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of which this prospectus is a part. This prospectus does not contain all the information set forth in the Registration Statement. Reference is made to such Registration Statement for further information with respect to the Company and the securities of the Company covered by this prospectus. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the related document filed with the Commission.

     The Company has registered as a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”). As a consequence, the Company will file with the Commission Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K. The Annual Reports on Form 10-KSB will contain audited financial statements. After they are filed, these reports can be inspected at, and copies thereof may be obtained at prescribed rates, at the Commission’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Commission maintains a World Wide Web site that contains reports, proxy statements and information statements and other information (including the Registration Statement) regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company’s reports can be inspected at, and copies downloaded from, the Commission’s World Wide Web.

MANAGEMENT

     The directors and executive officers and directors of the Company are as follows:

Name	Age	Position
John C. Harris	43	Chairman of the Board, Chief Executive
		Officer and President
Robert A. Wolf	45	Chief Financial Officer and Secretary
Brian Day	41	Director
John O’Donnell	50	Director
Charles Rey	57	Director
Geoffrey Gerard	60	Director

     John C. Harris. John C. Harris has been a director, Chief Executive and President of the Company since February 2001. From May until December 2000, Mr. Harris served as Chief Executive Officer of Diversified Technologies Group, Inc., a company that provides enhanced fax services. From October 1999 until May 2000, Mr. Harris was Chief Executive Officer of CBQ, Inc., an e-business solutions provider. From March of 1999 until joining CBQ, Inc. in October 1999, Mr. Harris served as President of Paragon Innovations, Inc., an embedded device design firm. From January 1986 until November 1998, Mr. Harris was President and CEO of CompuNet Support Systems, Inc. CompuNet provided networking, systems integration and business building applications.

     Robert A. Wolf. Mr. Wolf was appointed Chief Financial Officer of the Company in March 2004. Mr. Wolf served as Chief Financial Officer of HR First Contact, LLC, an operator and franchisor of pre-employment screening service centers, from February 2001 and as Chief Financial Officer of BTi Employee Screening Services, Inc., from June 2000 until its sale in January 2001. Mr. Wolf was Chief Financial Officer of NuVision Technologies, Inc., a company involved in the sales and leasing of videoconferencing equipment and network services and a wholly owned subsidiary of TANDBERG asa, from November 1998 until May 2000. Mr. Wolf began his career in the audit division of Arthur Andersen & Co., where he was employed from March 1982 to May 1989.

     Each of the Company’s principal officers is elected by, and serves at, the pleasure of the Board of Directors.

     Brian Day. Brian Day has been a director of the Company and a member of the Audit Committee of the Board of Directors since October 2001. In September 2004, Mr. Day became the Chief Financial Officer of Gomez Inc. Prior to joining Gomez Inc., Mr. Day was the Chief Financial Officer of LifeHarbor, Inc. from June 2003 until December 2003 and its President from December 2003 until the sale of the company in July 2004. Mr. Day was Chief Financial Officer of Octave Communications, Inc., an audio communications technology company, from June 1999 until its sale in January 2003. From September 1998 to June 1999, Mr. Day was Chief Financial Officer of Healthtrax Inc. and prior to that, Chief Financial Officer of Span Instruments, Inc.

     John O’Donnell. John O’Donnell has been a director of the Company and a member of the Compensation Committee of the Board of Directors since his appointment in September 2004. Mr. O’Donnell has served as Vice President of Avteq, Inc. (formerly known as Comlink Technologies, LLC) from December 2003 to the present and served as Chief Executive Officer of Avteq, Inc. from August, 2001 until November 2003. Prior to forming Avteq, Inc., Mr. O’Donnell was a founder of NuVision Technologies, Inc., which became a wholly owned subsidiary of TANDBERG asa, and of which Mr. O’Donnell served as President from 1995 to 1999.

     Charles Rey. Charles Rey has been a director of the Company and a member of the Compensation Committee of the Board of Directors since October 2001. He has been Chief Executive Officer of Lifetime Marketing, Inc. since 1991 and. Mr. Rey is also Chairman of the Board of POPS Direct, a consumer Internet marketing company.

     Geoffrey Gerard. Mr. Gerard has been in the private practice of law in Dallas County, Texas since 1978, specializing in business transactions. Mr. Gerard received his B.S. in Business-Finance and his J.D. from Indiana University. Mr. Gerard is also a director of Overhill Farms, Inc., a publicly-held company supplying high quality frozen foods to airline, foodservice and retail customers.

     None of the officers or directors has any family relationship with each other. None of the nominees hold directorships in other reporting companies, except for Mr. Gerard who is a director of Overhill Farms, Inc., a publicly-held company supplying high quality frozen foods to airline, food service and retail customers. There are no arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Board of Directors; Committees

     The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company. The Board of Directors meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board of Directors held its annual meeting on April 18, 2005, immediately following the Annual

Meeting. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings.

     The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members and the number of meetings held by them during the last fiscal year are described below.

Audit Committee

     In fiscal year 2004, Brian Day and Gerald Dube were members of the Audit Committee. The Board of Directors has determined that Brian Day is both independent and an Audit Committee financial expert, as determined by SEC guidelines. The functions of the Audit Committee include the following:

•	Recommending annually to the Board of Directors the appointment of the independent public accountants of the Company;

•	Reviewing the scope of the prospective annual audit and reviewing the results thereof with the independent public accountants;

•	Determining the independence of the independent public accountants;

•	Making inquiries with respect to the appropriateness of accounting principles followed by the Company; and

•	Receiving and reviewing reports from Company management relating to the Company’s financial reporting process, the adequacy of the Company’s system of internal controls, and legal and regulatory matters that may have a material impact on the Company’s financial statements and compliance policies.

Compensation Committee

     For fiscal year 2004, the Compensation Committee consisted of Charles Rey and W.R. Howell. The functions of the Compensation Committee include the following:

•	Reviewing and approving annual salaries and bonuses for all executive officers;

•	reviewing, approving and recommending to the Board of Directors the terms and conditions of all employee benefits or changes thereto; and

•	providing recommendations to the Board of Directors on the management and administration of the Company’s 1994 Stock Option Plan, 2003 Consultant Compensation Plan and 2005 Stock Plan, for the benefit of certain officers, directors, employees, consultants and advisors of the Company;

     The Compensation Committee makes recommendations to the Board of Directors as to the individuals to whom options shall be granted, the number of shares to be covered by each option and the terms on which the options shall be granted under the Company’s 1994 Stock Option Plan, 2003 Consultant Compensation Plan and 2005 Stock Plan. The Compensation Committee met two times during the last fiscal year.

Nominating Committee

     The Company does not have a nominating committee. The Board of Directors as a whole performs the functions customarily attributable to a nominating committee, and believes this to be appropriate given the size of the Board of Directors.

Compensation

     Each non-employee director of the Company receives reimbursement of reasonable expenses for each meeting of the Board of Directors attended. In addition, on April 1, 2005, the Board of Directors approved grants of 27,500 restricted shares of Common Stock, and fully vested options for the purchase of 40,000 shares of Common Stock at an exercise price of $1.62 per share under the Company’s 1994 Stock Option Plan, to Brian Day, Gerard Dube and Charles Rey, for their service as Board members in fiscal years 2004 and 2005. On this date, the Board of Directors also approved a grant of fully vested options for the purchase of 20,000 shares of Common Stock at an exercise price of $1.62 per share under the Company’s 1994 Stock Option Plan to John O’Donnell for his service as a Board member in fiscal year 2005, and a grant of 27,500 shares of Common Stock to W.R. Howell for his service as a Board member in fiscal years 2004 and 2005 through the date of his resignation. The Board of Directors had previously agreed to compensate its directors for their services in these fiscal years, but the grants were not made until April 1, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on our Chief Executive Officer and Chief Financial Officer, for services rendered in all capacities during the twelve month periods ended June 30, 2004, 2003 and 2002. Other than our Chief Executive Officer and our Chief Financial Officer, no employee of the Company received cash compensation of more than $100,000 in the fiscal year ended June 30, 2004.

						Long Term Compensation
		Annual Compensation				Securities
					Other Annual	Underlying		All Other
Name and Principal Position	Fiscal Year	Salary	Bonus		Compensation	Options		Compensation
John C. Harris	2004	$151,667	$310,000	(2)	$-0-	300,000	(3)	$-0-
President, CEO and	2003	$130,000	$-0-		$-0-	-0-		$-0-
Director	2002	$130,000	$-0-		$-0-	250,000		$-0-
Robert A. Wolf(1)	2004	$45,000	$-0-		$-0-	300,000	(4)	$-0-
CFO	2003	$-0-	$-0-		$-0-	-0-		$-0-
	2002	$-0-	$-0-		$-0-	-0-		$-0-

(1)	Mr. Wolf became Chief Financial Officer in March 2004, and was therefore employed by the Company for four months in fiscal year 2004. Mr. Wolf’s initial annual base salary is $100,000.

(2)	In January 2004, the Compensation Committee approved a cash payment to Mr. Harris in the amount of $50,000, representing a performance bonus previously earned by Mr. Harris, an additional cash payment of $50,000 representing a performance bonus earned in fiscal year 2004 and the grant of 200,000 shares of the Company’s Common Stock to Mr. Harris in consideration of his past performance and his oral agreement to continue his employment with the Company. The shares were valued at $1.05 per share, the closing bid price per share on the date of issuance (June 24, 2004).

(3)	In February 2004, the Compensation Committee approved the grant to Mr. Harris, pursuant to the Company’s 1994 Employee Stock Option Plan, of options to purchase 300,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share, vesting over a period of two years, in connection with his oral agreement to continue to serve as the Company’s Chief Executive Officer.

(4)	In February 2004, the Compensation Committee approved the grant to Mr. Wolf, pursuant to the Company’s 1994 Employee Stock Option Plan, of options to purchase 300,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share, in connection with his oral agreement to serve as the Company’s Chief Financial officer for two years. The options were granted in September 2004.

401(k) Plan

     The Company has not adopted a 401(k) profit sharing plan.

Option/SAR Grants Table

     The following table sets forth certain information with respect to the options granted during the fiscal year ended June 30, 2004, to each employee listed in the Summary Compensation Table set forth above.

Option Grants in Fiscal Year 2004(1)

Percent of Total
			Options Granted	Exercise or Base
	Number of		to Employees	Price in Dollars	Expiration
Name	Options Granted		in Fiscal Year(2)	per Share	Date
John C. Harris	300,000	(3)	65.3%	$1.00	June 2014
Robert A. Wolf	n/a		n/a	n/a	n/a

(1)	The Company has never granted any SARS.

(2)	The aggregate number of options granted in fiscal year 2004 was 459,500.

(3)	The options vest according to the following schedule: 75,000 immediately, and 37,500 per quarter beginning on September 24, 2004.

(4)	The Company did not grant any stock options to Mr. Wolf in fiscal 2004; however, the Compensation Committee approved the grant of 300,000 options to Mr. Wolf in fiscal 2004 that were granted in September 2004.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth certain information with respect to the options owned by the named executive officers during the fiscal year ended June 30, 2004:

			Number of		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired	Value	at June 30, 2004		at June 30, 2004(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John C. Harris	-0-	n/a	325,500	225,000	$133,750	$33,750
Robert A. Wolf(2)	-0-	n/a	n/a	n/a	n/a	n/a

(1)	Based upon the closing bid price of the Common Stock on the OTC Bulletin Board on June 30, 2004, which was $1.15 per share, and the exercise price of the options (between $0.66 and $1.00 per share).

(2)	The Company did not grant any stock options to Mr. Wolf in fiscal year 2004. However, the Compensation Committee approved stock options that were awarded in September 2004.

Employment Agreements

     The Company has entered into employment agreements with John Harris, its Chief Executive Officer and Robert Wolf, its Chief Financial Officer (the “Employment Agreements”).

     The Employment Agreements were executed on April 2005, and are effective retroactively on March 15, 2004. The Employment Agreements terminate on March 14, 2007, unless they are earlier terminated pursuant to their terms. Under their Employment Agreements, Mr. Harris and Mr. Wolf received annualized base salaries of $195,000 and $100,000, respectively. Mr. Harris is employed by the Company full-time and Mr. Wolf is employed on a part-time basis (minimum 20 hours per week). The Employment Agreements provide that Mr. Harris and Mr. Wolf will receive grants of stock options exercisable for 300,000 shares of Common Stock each at an exercise price of $1.00 per share under the Company’s 1994 Stock Option Plan. The stock options are subject to the following vesting schedule: Mr. Harris — 75,000 shares (June 24, 2004) and 37,500 shares quarterly thereafter beginning September 24, 2004 and Mr. Wolf — 112,500 shares (September 29, 2004) and 37,500 shares quarterly thereafter beginning December 29, 2004.

     The employment of Mr. Harris and Mr. Wolf may be terminated at any time by the Company, with cause or without cause. Mr. Harris and Mr. Wolf may resign their positions with the Company upon thirty days’ prior written notice to the Company for any reason. If employment is terminated by the Company for cause, or by the executive without good reason, in such case, the executive shall receive his base salary through the date of termination. If employment is terminated by the Company without cause, or by the executive for good reason, then the executive shall receive a termination payment equal to his current base salary for the remainder of the term. In addition, all options granted to him shall immediately vest, and he shall receive all other benefits that would otherwise be due to him under the Employment Agreement for the remainder of the term.

Compensation Committee Interlocks And Insider Participation

     No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

Certain Relationships And Related Transactions

     On June 30, 2003, Henry Mellon and Exim Corporation acquired the debt obligation of the Company under our line of credit (secured by virtually all of our assets) existing pursuant to the loan agreement entered into by the Company and Silicon Valley Bank. This credit facility had matured on December 5, 2002 and the outstanding balance owed by the Company on this loan was approximately $386,200 as of June 30, 2003. At the time of Mr. Mellon’s and Exim’s acquisition of this loan, the terms of the loan were modified so that the Company was only required to pay interest on the loan for 18 months at a rate of 12% per annum until December 31, 2004, at which time the loan was to mature. Additionally the loan was divided into two equal notes, which granted the holders the option to convert the loan into common stock at $0.30 per share. Both note holders exercised their conversion rights in March 2004 converting the entire outstanding balance of the loan, inclusive of interest, totaling $210,039 and $210,039 into 700,131 and 700,131 shares of common stock, respectively, thereby extinguishing the debt and releasing all collateral securing the repayment thereof.

     In March 2004, the holders of certain convertible promissory notes executed by the Company at various dates in 2002 and 2003 converted at total of $1,254,726, including principal and accrued interest, into 4,182,422 shares of common stock at the conversion price of $0.30 per share and released all collateral securing the repayment of such note. Henry Mellon, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock.

     In connection with the private placement agreements governing the sale of our Series A Convertible Stock, all officers, all directors, certain convertible note holders and certain holders of 5% or more of the shares of Common Stock of the Company executed an agreement in favor of the Purchasers whereby the sale of specified shares of Common Stock that were registered pursuant to the same registration statement filed by the Company in respect of the Common Stock underlying the Preferred Stock, Series A-1 Warrants and Series A-2 Warrants were restricted for the period commencing on the date that the Securities and Exchange Commission declared effective the first such registration statement (August 16, 2004) and ending ninety (90) days thereafter. The Company was not a party to any such agreement and no such agreement created, suggested or imposed any duty on the Company with respect to the subject matter thereof.

     Mr. O’Donnell is a co-owner of Avteq, Inc. (formerly known as Comlink Technologies, LLC “Comlink”). From September 1, 2001 through June 30, 2003, Viseon purchased an aggregate of approximately $1.7 million in inventory from Comlink, consisting primarily of group videoconferencing equipment and related peripherals. The purchases were made in the ordinary course of Viseon’s business. From September 1, 2002 through June 30, 2003, Viseon purchased approximately $366,000 in equipment and peripherals from Comlink. No purchases have been made since June 30, 2003. In December 2003, Viseon issued 20,869 shares of its Common Stock to Comlink in settlement of accounts payable of $23,997 related to the purchases. Comlink’s 20,869 shares of Viseon Common Stock were registered for resale under Viseon’s registration statement on Form SB-2/A, which was declared effective by the Securities and Exchange Commission on August 16, 2004.

     In January 2003, JOD Enterprises, LLC, an entity controlled and majority-owned by Mr. O’Donnell, acquired warrants to acquire 250,000 shares of Viseon Common Stock at $.70 per share from King Research, LLC in a private transaction.

     The transactions with Mr. O’Donnell described above occurred prior to his joining the Board of Directors in September 2004.

     Mr. Albert B. Greco, Jr., in addition to his personal holdings, is the sole manager of Digital Investors, LLC and possesses sole dispositive authority over all shares of Common Stock and warrants issued by the Company that are owned by Digital Investors, LLC. The combined beneficial ownership of Common Stock held by Mr. Greco and Digital Investors, LLC is 8.70% as of March 29, 2005. Mr. Greco has served as legal counsel to the Company for a number of years. The Company paid Mr. Greco $575,530 in fiscal 2004 for legal services provided since March 2001.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of May 10, 2005, the number of shares of the Company’s Common Stock beneficially owned by (i) each director of the Company; (ii) our executive officers, John Harris and Rob Wolf; (iii) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; and (iv) all executive officers and directors as a group. Except pursuant to applicable community property laws and except as otherwise indicated, to the knowledge of the Company each stockholder identified in the table possesses sole voting and investment power with respect to his shares. The address for all directors and officers of the Company is Viseon, Inc., 8445 Freeport Parkway, Suite 245, Irving, Texas 75063.

	Common Stock			Preferred Stock
	Shares			Shares
	Beneficially		Percent of	Beneficially	Percent of
Name	Owned(1)		Class(2)	Owned(1)	Class(2)
Brian Day	147,500	(3)	*	-0-	N/A
Geoffrey Gerard	26,000	(4)	*	-0-	N/A
John Harris	675,000	(5)	2.02%	-0-	N/A
John O’Donnell	320,869	(6)	*	-0-	N/A

	Common Stock			Preferred Stock
	Shares			Shares
	Beneficially		Percent of	Beneficially	Percent of
Name	Owned(1)		Class(2)	Owned(1)	Class(2)
Charles Rey	165,021	(7)	*	-0-	N/A
Robert Wolf	225,000	(8)	*	-0-	N/A
All current Executive Officers and Directors as a group	1,559,390		4.53%	-0-	N/A
Digital Investors, LLC	1,909,024	(9)	5.49%	-0-	N/A
16901 N. Dallas Parkway, Ste 230
Addison, TX 75001
Richard Craven	2,053,652	(10)	5.88%	-0-	N/A
5200 Wilson Road #200
Edina, MN 55424
Henry F. Harris, Sr.	4,585,353	(11)	12.25%	40	24.2%
575 E. Evergreen Ave.
Wyndmoor, PA 19038
Henry C.S. Mellon	2,906,598	(12)	8.13%	-0-	N/A
4 Driftwood Landing
Gulf Stream, FL 44383
Schottenfeld Qualified Associates, LP	3,645,842	(13)	9.99%	41	24.7%
399 Park Avenue
New York, NY 10022

Albert B. Greco, Jr.	3,022,980	(14)	8.43%	-0-	N/A
16901 N. Dallas Parkway, Ste 230
Addison, TX 75001

*	Indicates ownership of less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment authority of a spouse of an executive officer or director have been excluded.

(2)	Reflects the number of shares outstanding on May 10, 2005, and with respect to the percentage calculated for each individual stockholder or group of stockholders, it is assumed that such stockholder or group exercises all of the stock options owned by such individual or group that are exercisable currently or within 60 days of such date.

(3)	Includes 77,500 shares of Common Stock owned outright and 70,000 shares of Common Stock that may be acquired upon the exercise of stock options at exercise prices of $0.75 per share (30,000 shares) and $1.62 per share (40,000 shares).

(4)	Includes 26,000 shares of Common Stock owned outright.

(5)	Includes 200,000 shares of Common Stock owned outright and 475,000 shares of Common Stock that may be acquired upon the exercise of stock options at exercise prices of $0.66 per share (250,000 shares) and $1.00 per share (225,000 shares).

(6)	Includes 30,000 shares of Common Stock owned outright, 20,869 shares of Common Stock owned by Avteq, Inc., 250,000 shares of Common Stock that may be acquired by JOD Enterprises, LLC upon the exercise of warrants at an exercise price of $0.70 per share, and 20,000 shares of Common Stock that may be acquired upon the exercise of stock options at an exercise price of $1.62 per share. Mr. O’Donnell is the Vice President of Avteq, Inc. and shares control of voting and disposition of the shares held by Avteq, Inc., and the Managing Member of JOD Enterprises, LLC and controls voting and disposition of the shares held by JOD Enterprises, LLC.

(7)	Includes 37,500 shares of Common Stock owned outright, 57,521 shares of Common Stock owned by Mr. Rey’s sons, and 70,000 shares of Common Stock that may be acquired upon the exercise of stock options at exercise prices of $0.75 per share (30,000 shares) and $1.62 per share (40,000 shares). Mr. Rey disclaims beneficial ownership of 44,021 shares of Common Stock owned by his adult son, Charles Rey, Jr.

(8)	Includes 225,000 shares of Common Stock that may be acquired upon the exercise of stock options at an exercise price of $1.00 per share.

(9)	Includes 1,057,360 shares of Common Stock owned outright, 327,664 shares of Common Stock that may be acquired upon the exercise of warrants at an exercise price of $0.75 per share and 524,000 shares of Common Stock that may be acquired upon the exercise of warrants at an exercise price of $0.70 per share (see note 15).

(10)	Includes 1,998,652 shares of Common Stock owned outright and 55,000 shares of Common Stock that may be acquired upon exercise of stock options at an exercise prices ranging from $0.375 to $6.25 per share.

(11)	Includes 2,585,353 shares of Common Stock owned individually or through one or more trusts, 1,000,000 shares that may be acquired upon the conversion of 40 shares of the Company’s Preferred Stock at a conversion price of $1.00 per share, and 1,000,000 shares that may be acquired upon the exercise of warrants at exercise prices of $1.08 per share (500,000 shares) and $1.26 (500,000 shares).

(12)	Includes 1,021,131 shares of Common Stock owned outright and 350,000 shares that may be acquired upon the exercise of warrants at an exercise price of $0.60 per share pursuant to warrants currently exercisable and 1,354,510 shares that may be acquired upon the exercise of warrants after a 90-day notice period at exercise prices ranging from $0.25 to $1.17 per share; also includes 142,857 shares of Common Stock owned by Mellon Group, Inc., and 38,100 shares that may be acquired by Mellon Group, Inc. upon the exercise of warrants at an exercise price of $0.75 per share pursuant to warrants currently exercisable. Mr. Mellon is the President of Mellon Group, Inc. and controls voting and disposition of the shares held by Mellon Group, Inc.

(13)	Includes 776,023 shares of Common Stock owned outright, 1,016,666 shares that may be acquired upon the exercise of warrants at exercise prices of $1.10 per share (166,666 shares), $1.08 per share (425,000 shares) and $1.26 per share (425,000 shares); also includes 12,801 shares owned outright and 150,000 shares that may be acquired by Richard Schottenfeld, Managing Member of Schottenfeld Qualified Associates, LP, upon the conversion of 6 shares of the Company’s Preferred Stock at a conversion price of $1.00 per share, 381,320 shares that may be acquired by Mr. Schottenfeld upon the exercise of warrants at a exercise prices of $1.00 per share (231,320 shares), $1.08 per share (75,000 shares) and $1.26 per share (75,000 shares) and 148,000 shares owned outright by Schottenfeld Group LLC. Mr. Schottenfeld is the Managing Member of the general partner of Schottenfeld Qualified Associates, LP and controls voting and disposition of the shares held by this stockholder. Mr. Schottenfeld is a member of Schottenfeld Group LLC and shares control of voting and disposition of the shares held by this stockholder. Holdings also include 571,582 shares of Common Stock owned outright and 1,269,824 shares that may be acquired upon the exercise of warrants at exercise prices of $1.00 per share (394,824 shares), $1.08 per share (437,500 shares) and $1.26 per share (437,500 shares) held by eight individuals and entities whom may be deemed to constitute a group with one another, Schottenfeld Qualified Associates, LP, Richard Schottenfeld and Schottenfeld Group LLC. The terms of various convertible securities held by the various reporting persons limit the combined beneficial ownership of the reporting persons to 9.99%, subject to waiver of such limitation by the reporting persons upon sixty-five days notice to the Company.

(14)	Includes 901,040 shares of Common Stock owned outright, 81,916 shares that may be acquired upon the exercise of warrants at an exercise price of $0.75 per share and 131,000 shares that may be acquired upon the exercise of warrants at $0.70 per share. Also includes 1,057,360 shares of Common Stock owned outright by Digital Investors, LLC, 327,664 shares of Common Stock that may be acquired upon the exercise of warrants at an exercise price of $0.75 per share and 524,000 shares of Common Stock that may be acquired upon the exercise of warrants at an exercise price of $0.70 per share. In addition to his personal holdings, Mr. Greco, as the sole manager of Digital Investors, LLC, has sole dispositive authority over all shares of Common Stock and warrants owned by Digital Investors, LLC (see note 9).

DESCRIPTION OF SECURITIES

Capital Stock.

     The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, $.01 par value per share and 5,000,000 shares of Preferred Stock, $.01 par value per share.

Common Stock.

     The authorized Common Stock of the Company consists of 100,000,000 shares, par value $0.01 per share. After taking into consideration the issuance of certain of the shares being registered, approximately 52,886,107 shares of Common Stock will be issued and outstanding. All of the shares of Common Stock are validly issued, fully paid and nonassessable. Holders of record of Common Stock will be entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefore. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of provision for payment of the debts and other liabilities of the Company, including the liquidation preference of all classes of preferred stock of the Company, each holder of Common Stock will be entitled to receive his pro rata portion of the remaining net assets of the Company, if any. Each share of Common stock has one vote, and there are no preemptive, subscription, conversion or redemption rights. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors.

Preferred Stock.

     The Company’s Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, which the Board of Directors is authorized to designate and issue, from time to time, in any number of separate series, and when designating each such series to fix and determine separately the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. As of the date of this prospectus, 340 shares of preferred stock were designated as Series A Convertible Preferred Stock, 338 of which were issued and outstanding. The Board of Directors has designated no other series of preferred stock and 4,999,660 shares of preferred stock were authorized but not issued (the “Authorized but Unissued Preferred Stock”).

Series A Convertible Preferred Stock and Related Warrants

     In the months of March and April 2004, the Company sold, in private placement transactions, a total of 338 shares of Series A Convertible Preferred Stock in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock (collectively referred to hereinafter as the “Securities”).

     Each share of Series A Convertible Preferred Stock is convertible, at the initial conversion price of $1.00, into 25,000 shares of common stock, subject to adjustment as set forth below. Holders of the Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at the option of the Company, registered shares of common stock valued at fair market value (calculated as the average closing price for the five days preceding payment). Shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the holders’ option at any time and will automatically convert to shares of common stock if certain trading volume and closing price targets on the Company’s common stock are met at various intervals as set forth below. In addition, shares of the Series A Convertible Preferred Stock participate on an as-if converted basis in any dividends paid on Common Stock. Holders of shares of Series A Convertible Preferred Stock are entitled to voting rights together with the Common Stock, on an “as-if converted basis”.

     The conversion price of the Series A Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of common stock in consideration of an amount less than the then-effective conversion price. Such adjustments are based on standard weighted average anti-dilution protection, subject to customary carve outs.

     Beginning on the first trading day following the day that the registration statement, of which this prospectus is a part, has been declared effective by the Securities and Exchange Commission and continuing throughout the period ending on the date that is two years following the issuance of such shares, all shares of Series A Convertible Preferred Stock shall automatically convert into common stock at the then current conversion price, if the common stock closes at a price equal to or greater than Two Dollars ($2) per share (subject to adjustment) with an average trading volume of One Hundred Twenty-Five Thousand (125,000) shares for any period of twenty consecutive trading days.

     At all times following the second anniversary of the Series A Convertible Preferred Stock issue date, all shares of Series A Convertible Preferred Stock shall automatically convert into Common Stock, at the then current conversion price, if the common stock closes at a price equal to or greater than Three Dollars ($3) per share (subject to adjustment) with an average trading volume of One Hundred Twenty-Five Thousand (125,000) shares for any period of twenty consecutive trading days.

     The common stock closing prices of $2 and $3 referenced above shall be subject to adjustment in the event that the Company shall (i) pay a dividend or make a distribution on its common sock, each in shares of common stock, (ii) subdivide its outstanding shares of common sock into a greater number of shares, or (iii) combine its outstanding shares of common sock into a smaller number of shares, by multiplying the average trading price of $2.00 or $3.00, as applicable, by a fraction, the numerator of which is the number of outstanding shares of common sock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common sock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.

     Upon the occurrence of any Liquidation Event (as defined below), in exchange for each share of Series A Convertible Preferred Stock the holder will receive, in preference to all other classes of stock or any other security junior to the Series A Convertible Preferred Stock with respect to liquidation preferences, a per share amount equal to the sum of the original purchase price of the share of Series A Convertible Preferred Stock plus the accrued or accumulated and unpaid dividends to the date of the Liquidation Event, and an additional amount equal to eight percent (8%) per annum, applied retroactively from the date the share of Series A Convertible Preferred Stock was issued through the date of such Liquidation Event. A Liquidation Event is defined as any (a) voluntary or involuntary liquidation, dissolution or winding up of the Company, (b) merger or consolidation of one or more persons into or with the Company, merger or consolidation of the Company into or with one or more persons, stock sale, tender offer, other business combination or series of related transactions, if the stockholders of the Company immediately prior to such transaction or transactions do not retain at least a majority of the voting power of the surviving entity, as measured immediately after the close of the transaction, or (c) sale, conveyance, exchange or transfer to another person, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company.

     At all times that at least fifty-one (51%) percent of the total number of shares of Series A Convertible Preferred Stock designated remain outstanding, the Company shall not, without the affirmative vote of fifty-one (51%) percent of the then outstanding shares of Series A Convertible Preferred Stock: (i) authorize, create or issue (by reclassification or otherwise) any securities having rights, preferences, or privileges superior to or on a parity with the shares of Series A Convertible Preferred Stock; (ii) declare or pay any dividend on any of the common stock or any other security junior to the Series A Convertible Preferred Stock with respect to dividends; (iii) repurchase, redeem or otherwise acquire any shares of stock of the Company (iv) approve or authorize the merger, consolidation, recapitalization, other corporate reorganization, change of control of the Company, or any other transaction in which all or substantially all of the assets of the Company are sold, transferred, or otherwise disposed of, or a substantial portion of such assets are licensed; (v) amend, alter, or repeal the Company’s Bylaws or Certificate of Incorporation as to adversely affect the preferences, rights or privileges of the Series A Convertible Preferred Stock; (vi) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock; (vii) unless at a price greater than one hundred and seventy-five (175%) percent of the Purchase Price, issue, reserve or authorize shares of common stock or any right or option to purchase common stock or other security convertible into common stock in excess of ten percent (10%) of the Company’s presently outstanding securities (other than common stock issuable upon conversion or exercise of convertible securities outstanding on the issue date of the Series A Convertible Preferred Stock, shares issuable upon conversion of the Series A Convertible Preferred Stock and shares underlying options issued to employees, officers, directors or consultants in accordance with plans approved by the Board of Directors; (viii) complete any other financing involving its common equity on terms more favorable than the terms on which the Series A Convertible Preferred Stock and warrants were sold until the later of one year after the closing of such sale or one year after the effective date of the registration statement covering the Securities; (ix) increase or decrease the authorized number of shares of Series A Convertible Preferred Stock; (x) increase or decrease the authorized number of directors constituting the Board of Directors of the Company; and (xi) enter into a sale of all or substantially all material assets of the Company.

Series A-1 and Series A-2 Warrants

     The holder of each Series A-1 Warrant is entitled to purchase 12,500 shares of common stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series A-2 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.26 per share for a term of five years from the date of issuance. The Exercise Price of the Series A-1 and Series A-2 Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price.

     Commencing on the first trading day after the Securities and Exchange Commission declares effective the registration statement of which this prospectus is a part, the Company has the right to redeem the Series A-1 and Series A-2 Warrants for the redemption price of ten cents ($0.10) per warrant share; provided that (a) for the period of time from the issue date through the second anniversary of the issue date, the average closing price of the Company’s common stock for any twenty consecutive trading days is $2.50 or more and the average trading volume of the shares of common stock has been 125,000 shares or more during the same 20 consecutive trading days or (b) at any time from the second anniversary of the issue date through the expiration date the average Closing Price of the Company’s common stock for any twenty consecutive trading days is $3.50 or more and the average trading volume of the shares of common stock has been 125,000 shares or more during the same 20 consecutive trading days, and provided further that the company gives the Holder fifteen (15) days prior written notice of the Company’s intention to redeem any such Series A-1 or Series A-2 Warrant (the “Redemption Notice”), following the occurrence of any such event, identifying a date, no earlier than fifteen days thereafter, on which the Company will exercise such rights; subject to the minimum dollar amounts of the closing price and average trading volume levels for the applicable time period as set forth below:

     The $2.50 and the $3.50 average closing prices stated above are subject to adjustment in the event that the Company shall (i) pay a dividend or make a distribution on its common stock, each in shares of common stock, (ii) subdivide its outstanding shares of common stock into a greater number of shares, or (iii) combine its outstanding shares of common stock into a smaller number of shares, by multiplying the respective average closing price by a fraction, the numerator of which is the number of outstanding shares of common stock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common stock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.

     Notwithstanding any such redemption notice, at any time before the date fixed for redemption therein, a Holder may exercise any Series A-1 or Series A-2 Warrant in accordance with its terms, however, at the final bell signifying the close of the NYSE on the day preceding the date specified in the redemption notice, any Series A-1 or Series A-2 Warrant or portion thereof that remains unexercised, shall thereupon be no longer exercisable, exchangeable or convertible in any manner for or into any equity securities of the Company and the only consideration payable by the Company thereon and in exchange therefore or other obligation of the Company with respect thereto shall be the payment of the ten cent ($0.10) per warrant share redemption price upon surrender of the original Series A-1 or Series A-2 Warrant at the principal place of business of the Company or at any other address or to the attention of any agent as the Company may specify in the Redemption Notice.

Series A-1-AGENT Warrants

     In connection with the private placement transactions pursuant to which the shares of Series A Convertible Preferred Stock were sold, in addition to a placement fee paid in cash, the Company agreed to issue to the Company’s placement agent, Puglisi & Co. (“Placement Agent”), warrants to purchase a total of 1,267,500 shares of common stock at a purchase price of $1.00 per share for a term of five years from the date of issuance (the “Series A-1-AGENT Warrants”). At the request of the Placement Agent, the Series A-1-AGENT Warrants were ultimately issued to eight employees of the Placement Agent. The Exercise Price of the Series A-1-AGENT Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price. The Company has the right to redeem all unexercised Series A-1-AGENT Warrants for the redemption price of ten cents ($0.10) per warrant share on the exact terms and conditions as the Company’s redemption rights with respect to the Series A-1 and Series A-2 Warrants.

Registration Rights and Penalties

     The Securities and the underlying shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The Company has agreed to file the registration statement of which this prospectus is a part, and to cause this registration statement to continuously remain effective thereafter, until all such common stock may be sold without regard to an effective registration statement. Failure to file or maintain a continuously effective registration statement will subject the Company to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages

     The Company further agreed to cause the registration statement of which this prospectus is a part to be declared effective on or before August 4, 2004, and thereafter to keep such registration statement (or any subsequent registration statement) continuously effective until all of the Securities are sold pursuant to an effective registration statement or, if sooner, the date that the applicable holding period for the underlying common stock received upon conversion or exercise would have expired under Rule 144(k) of the Securities Act if such shares were held by the initial purchasers. Additionally, once a registration statement has been declared effective, if it ceases to be effective for any reason, at any time that the Company is obligated to maintain an effective registration statement, the Company is required, within thirty (30) days of such cessation of effectiveness, to amend such registration statement or file an additional registration statement covering all of the Securities and cause such registration statement to become effective and keep such registration statement continuously effective thereafter. Failure to file or maintain a continuously effective registration statement as set forth in this paragraph will subject the Company to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages. Liquidated damages are not payable on the Series A-1 Warrants, Series A-2 Warrants or dividends paid or payable in common stock. Liquidated damages are not payable with respect to any share of Series A Convertible Preferred Stock for any period during which the Company does not have an obligation, with respect to any shares of common stock receivable upon conversion of such shares of Series A Convertible Preferred Stock, to (i) file a registration statement or (ii) cause an effective registration statement to remain continuously effective.

     The Company has agreed to pay, as liquidated damages, for each share of Series A Convertible Preferred Stock and if previously converted, for each share of common stock received upon the conversion of any Series A Convertible Preferred Stock to each Holder, the following amounts:

     If a registration statement has not been declared effective by the SEC on or prior to August 4, 2004, the Company shall pay an amount equal to (a) six hundred twenty five dollars ($625) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, two and one-half cents ($0.025) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock.

     If a registration statement has not been declared effective by the SEC on or prior to September 3, 2004 for each full thirty (30) day period from August 4, 2004 through the date that a registration statement is actually declared effective by the SEC, the Company shall pay an amount equal to (a) seven hundred fifty dollars ($750) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, three cents ($0.03) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock.

     If the Company fails to maintain a registration statement continually effective after it is declared effective by the SEC for the full period required for any reason, the Company shall pay to the Holders of each issued and outstanding share of Series A Convertible Preferred Stock and, if previously converted, the common stock received upon the conversion thereof for which the Company has a continuing obligation to cause an effective registration statement to remain continuously effective an amount equal to (a) six hundred twenty five dollars ($625) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, two and one-half cents ($0.025) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock and thereafter for each full thirty (30) day period that a registration statement is not effective at the fault of the Company, the Company shall pay an amount equal to (a) seven hundred fifty dollars ($750) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, three cents ($0.03) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock.

     Liquidated damages are payable only to the then current Holders of issued and outstanding shares of Series A Convertible Preferred Stock (or common stock received by such Holders upon the conversion of such Series A Convertible Preferred Stock) at the time of the occurrence giving rise to the obligation of the Company to pay such liquidated damages and shall be payable thereon until such time as, with respect to any such share, the Company is not required to (i) file a registration statement or (ii) cause an effective registration statement to remain continuously effective.

Authorized But Unissued Preferred Stock

     The Authorized but Unissued Preferred Stock constitutes what is commonly referred to as “blank check” preferred stock. “Blank check” preferred stock allows the Board of Directors, from time to time on any number of occasions, without shareholder approval, to designate and issue a series of preferred stock, in one or more separate series of shares comprised of any number of the Authorized but Unissued shares of preferred stock by dividing the then existing Authorized but Unissued Preferred Stock into any number of separate series of preferred stock designated by resolution of the Board of Directors stating the name and number of shares of such series and setting forth separately for each such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. Dividends on shares of preferred stock, when and as declared by the Board of Directors out of any funds legally available therefore, may be cumulative and may have a preference over Common Stock as to the payment of such dividends. The provisions of a particular series, as designated by the Board of Directors, may include restrictions on the ability of the Company to purchase shares of Common Stock or to redeem a particular series of preferred stock. Depending upon the voting rights granted to any series of preferred stock, issuance thereof could result in a reduction in the power of the holders of Common Stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each series of the then outstanding preferred stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of the Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of preferred stock and other matters, the issuance of Preferred Stock could result in a reduction in the assets available for distribution to the holders of the Common Stock in the event of liquidation of the Company. Holders of preferred stock will not have preemptive rights to acquire any additional securities issued by the Company. Once a series has been designated and shares of the series are outstanding, the rights of holders of that series may not be modified adversely except by a vote of at least a majority of the outstanding shares constituting such series.

     One of the effects of the existence of authorized but unissued shares of Common Stock or preferred stock may be to enable the

Board of Directors of the Company to render it more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer at a control premium price, proxy contest or otherwise and thereby protect the continuity of or entrench the Company’s management, which concomitantly may have a potentially adverse effect on the market price of the Common Stock. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by he Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Nevada Legislation.

     Sections 78.411-78.444 of the General Corporation law of Nevada (“Business Combination Statute”) are applicable to us since we have 200 or more shareholders. These provisions may make it more difficult to effect certain transactions between a corporation and a person or group that owns or has the right to acquire 10% or more of the corporation’s outstanding voting stock, or a person who is an affiliate or associate of the corporation and who was the owner of 10% or more of such voting stock at any time within three years immediately prior to the date in question (“Interested Stockholder”). The Business Combination Statute prevents the following transactions between the corporation and the Interested Stockholder for three years following the date the stockholder became a 10% or more holder of the corporation’s voting stock, unless certain conditions are met: (i) any merger or consolidation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the corporation’s assets having a total market value equal to 10% or more of the total market value of all the assets of the corporation; or 5% or more of the total market value of all outstanding shares of the corporation or representing 10% or more of the earning power of the corporation; (iii) the issuance or transfer by the corporation of any shares of the corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to shareholders except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or under any agreement or arrangement or understanding, whether or not in writing, with the Interested Stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares owned by the Interested Stockholder, and (vi) any receipt by the Interested Stockholder of the benefit, except proportionally as a stockholder of the corporation, of any loan or other financial assistance or any tax credit or other tax advantage provided by or through the corporation. The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the Board of Directors of the corporation prior to the date the stockholder became an Interested Stockholder.

Shares Eligible for Future Sale.

     Sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market and could impair the Company’s ability to raise additional capital through the sale of its equity securities in the future. After taking into consideration the issuance of certain of the shares being registered, approximately 52,886,107 shares of Common Stock will be issued and outstanding. After the registration of the shares covered by this prospectus, management believes that all of the Company’s outstanding shares may be legally sold, so long as (in the case of the shares covered by this prospectus) the registration statement of which this prospectus is a part remains current and effective. Substantial sales of the shares covered by this prospectus or otherwise could adversely affect the market price of the Common Stock.

SELLING SHAREHOLDERS

     The following table sets forth certain information as of May 10, 2005 pertaining to the beneficial ownership of Common Stock by the Selling Shareholders.

			Number of	Beneficial
	Beneficial Ownership		Shares Being	Ownership
Shareholder	Prior to Offering		Offered	After Offering
Active Management, LLC	1,010,570	(1)	1,010,570	0
Carbone Holdings, LLC	2,257,816	(2)	2,257,816	0
Comlink Technologies, LLC	20,869	(3)	20,869	0
Digital Investors, LLC	1,909,024	(4)	1,909,024	0
Exim Corporation	1,668,213	(5)	1,556,713	111,500	(5)
Albert B. Greco, Jr	1,113,956	(6)	1,077,256	36,700	(6)
Henry Harris, Jr	185,666	(7)	166,666	19,000	(7)
Henry Harris, Sr	4,585,353	(8)(72)	4,085,353	500,000	(8)
Lamont Harris	81,000	(9)	80,000	1,000	(9)
Henry Trust Company, LTD	100,000	(10)	100,000	0
W.R. Howell	291,300	(11)	200,000	91,300	(11)
JOD Enterprises, LLC	250,000	(12)	250,000	0
Judas, Inc	475,849	(13)	475,849	0
Mark Latham	40,200	(14)	40,200	0
Linson Trust	480,114	(15)	38,100	442,014	(15)
Henry C. S. Mellon Fund C	333,333	(16)	333,333	0
Mellon Group, Inc	180,957	(17)	38,100	142,857	(17)
The Christopher K. Mellon Revocable Trust	187,007	(18)	100,000	87,007	(18)
Henry Mellon	2,725,641	(19)	2,404,641	321,000	(19)
E. M. Norwood	1,382,867	(20)	1,245,606	137,261	(20)
Noway Investments, LLC	950,000	(21)	950,000	0
David Sandmann	246,000	(22)	246,000	0
Schottenfeld Qualified Associates, LP	1,792,689	(23)(73)	1,792,689	0
Mitch Wolf	19,000	(24)	19,000	0
Tejas Securities Group Inc. 401K Plan & Trust FBO John J. Gorman	1,185,249	(25)(72)(73)	1,185,249	0
William J. Hawkins	104,265	(26)(72)	104,265	0
Edwin Levine	104,265	(27)(72)	104,265	0
Paul Packer	52,100	(28)(72)	52,100	0
Jonathan D. Schwartz	103,410	(29)(72)	103,410	0
Donald C. Weinberger	52,131	(30)(72)	52,131	0
Puglisi Capital Partners, LP	957,700	(31)(72)(73)	957,700	0
C.S.L Associates L.P	1,044,438	(32)(72)	990,539	53,899	(32)
Charles Lipson & Grace Lipson	311,534	(33)(72)(73)	208,534	103,000	(33)
Pequot Scout Fund, LP	1,360,576	(34)(72)	1,360,576	0
Pequot Mariner Onshore Fund, LP	352,884	(35)(72)	352,884	0
Gina Storelli	50,973	(36)(72)(73)	50,973	0
Jeffrey Mazen	102,632	(37)(72)(73)	102,632	0
William Heinzerling	102,100	(38)(72)	102,100	0
CitiGroup Global Markets Inc. FBO F. Lyon Polk	102,100	(39)(72)	102,100	0
Paul Tramontano	102,100	(40)(72)	102,100	0
Richard Shelton	104,265	(41)(72)(73)	104,265	0
Craig Bass	415,801	(42)(72)(73)	312,801	103,000	(42)
David Koch	199,265	(43)(72)(73)	104,265	95,000	(43)
Sonar Partners, LP	707,142	(44)(72)	707,142	0
Sonar Overseas Fund, Ltd	506,756	(45)(72)	318,172	188,584	(45)
Richard Schottenfeld	312,801	(46)(72)(73)	312,801	0
J.W. Focused Growth Fund LP	183,305	(47)(72)(73)	52,131	131,174	(47)
J. Wild Fund LP	124,634	(48)(72)(73)	52,131	72,503	(48)
Arthur E. Engel Trust DTD 5/8/88	205,462	(49)(72)	205,462	0
Kellogg Capital Group, LLC	162,350	(51)(72)(73)	162,350	0
Steamer Partners, LP	52,131	(52)(72)	52,131	0
S.A.C. Capital Associates, LLC	296,500	(53)(72)	296,500	0

			Number of	Beneficial
	Beneficial Ownership		Shares Being	Ownership
Shareholder	Prior to Offering		Offered	After Offering
Meadowbrook Opportunity Fund, LLC	36,000	(54)(72)	36,000	0
SLAM Partners	102,100	(55)(72)	102,100	0
Lloyd I. Miller	150,000	(56)(72)	150,000	0
MILFAM I, LP	248,682	(57)(72)	248,682	0
Marli Bryant Miller	50,000	(50)	50,000	0
Lloyd I. Miller Trust C	1,944	(58)(72)	1,944	0
Remus Holdings, LLC	517,543	(59)(72)	517,543	0
Peter M. Flanigan	312,801	(60)(72)	312,801	0
Marc Felman	104,265	(61)(72)	104,265	0
Holders of Series A Preferred Stock	912,311	(62)	912,311	0
Jeffrey J. Puglisi	401,018	(63)(73)	401,018	0
Richard McDermott	240,825	(64)(73)	240,825	0
Richard Schottenfeld	231,320	(65)(73)	231,320	0
Gina Storelli	160,338	(66)(73)	160,338	0
Craig Bass	77,000	(67)(73)	77,000	0
David Koch	76,999	(68)(73)	76,999	0
Craig E. Klein	50,000	(69)(73)	50,000	0
Jaimi-Lin Ruiz	30,000	(70)(73)	30,000	0
W. Russell G. Byers, Jr	131,465	(71)	104,265	27,200	(71)

Notes

(1)	Includes 360,570 shares owned outright, 250,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 400,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period. The 360,570 shares owned outright were acquired in March 2004 upon the conversion of the principal balance, including all accrued interest, of a convertible secured promissory note payable to Active Management, LLC issued by the Company in May 2003. The warrants to acquire 400,000 shares of Common Stock at $0.30 per share were granted by the Company to Active Management, LLC in conjunction with the May 2003 loan transaction. The warrants to acquire 250,000 shares of Common Stock at $0.45 per share were granted by the Company to Active Management, LLC in February 2001, in consideration of management and consulting services. The issuance of the convertible secured promissory note, the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Active Management, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Charles Gray is the manager of Active Management, LLC who has voting and investment power over such shares.

(2)	Includes 857,816 shares owned outright, 1,000,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.10 per share pursuant to warrants exercisable after a 90 day notice period, 150,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period. The 857,816 shares owned outright were acquired in March 2004 upon the conversion of the principal balance, including all accrued interest, of a convertible secured promissory note issued by the Company in May 2003 payable to Carbone Holdings, LLC (“Carbone”). The warrants to acquire 1,000,000 shares of Common Stock at $0.30 per share were granted by the Company to Carbone in conjunction with the May 2003 loan transaction. Carbone acquired the warrants to purchase 250,000 shares at $1.10 per share in consideration of a loan in the amount of $32,500 advanced to the Company in October 2003. Carbone acquired the warrants to purchase 150,000 shares at $1.17 per share in February 2004 in consideration of an agreement to loan the Company approximately $150,000. The issuance of the convertible secured promissory note, the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Carbone Holdings, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. C.C. Fichtner is the manager of Carbone Holdings, LLC who has voting and investment power over such shares.

(3)	Includes 20,869 shares of Common Stock owned outright issued by the Company in December 2003 in consideration of $23,997 of debt. The issuance of the shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Comlink Technologies, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Comlink Technologies, LLC is controlled by Mr. John O’Donnell, a member of our Board of Directors, who also controls JOD Enterprises, LLC (see footnote 12).

(4)	Includes 1,057,360 shares owned outright, 327,664 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable, and 524,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. The 1,057,360 shares owned outright and the warrants to acquire 327,664 at $0.75 per share were obtained from the Company pursuant to a stock purchase agreement entered into by Digital Investors, LLC in February 2001, as amended, for the purchase of 4,500,000 shares of Common Stock and a warrant to purchase 800,000 shares of Common Stock. The shares of Common Stock were issued on various dates; specifically 1,400,000 shares of Common Stock on or about February 23, 2001, 428,572 shares of Common Stock on or about April 30, 2001, 357,143 shares of Common Stock on or about June 19, 2001, and the remaining 2,314,285 shares of Common Stock and the warrant to purchase 800,000 shares of Common Stock on or about January 14, 2002. Digital acquired the remaining warrants to acquire 524,000 shares at $0.70 per share from King Research, LLC in a private transaction in May 2001. In addition to his personal holdings, Mr. Greco, as the sole manager of Digital Investors, LLC, has sole dispositive authority over all shares of common stock and warrants owned by Digital Investors, LLC (see note 6). The issuance of the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Digital Investors, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(5)	Includes 773,703 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period and 150,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 111,500 shares beneficially owned by Exim Corporation after this offering will represent less than 1% of the shares in the Company then outstanding. During February 2003, Exim Corporation (“Exim”) acquired 150,000 of the shares it owns outright from Digital Investors, LLC in a private transaction. In June 2003, Exim purchased a fifty percent interest in the rights of the secured creditor under the Company’s prior line of credit. In conjunction with that transaction, Exim received warrants to acquire 644,510 shares at $0.30 per share and warrants to acquire 100,000 shares at $1.56 per share. The warrants to acquire 100,000 shares were subsequently repriced to $0.30 per share in June 2003 in exchange for Exim’s agreement with the Company to waive certain defaults under the debt agreements. On March 15, 2004, the outstanding balance owed by the Company to Exim on the loan, including all accrued interest, was converted into 704,265 shares of Common Stock. Exim acquired the remaining warrants to purchase 150,000 shares from RSI Management, LLC in a private transaction in February 2003. The issuance of the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made only to Exim (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Dr. Alexander Hamilton is the President of Exim Corporation and has voting and investment power over such shares.

(6)	Includes 901,040 shares owned outright, 81,916 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable and 131,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. During February 2003, Mr. Greco acquired 651,040 of the shares he owns outright and all 212,916 warrants from Digital Investors, LLC in a private transaction. On April 30, 2004, Mr. Greco purchased 250,000 shares of Viseon stock from Carbone Holdings, L.L.C. Mr. Greco acquired the remaining 36,700 shares in open market transactions, prior to the purchase from Digital. The 36,700 shares beneficially owned by Mr. Greco after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. However, Mr. Greco is the sole manager of Digital Investors, LLC, and possesses sole dispositive authority over all shares of common stock and warrants issued by the Company that are owned by Digital Investors, LLC (see footnote 4). Mr. Greco has served as legal counsel to the Company for a number of years. The Company currently owes Mr. Greco approximately $35,000 in accrued fees for legal services as of April 15, 2004.

(7)	Includes 102,333 shares owned outright and 83,333 shares that may be purchased at $0.60 per share pursuant to warrants exercisable after a 90 day notice period. Assuming the offer and sale of all shares being registered, the 19,000 shares beneficially owned by Henry Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding. Mr. Harris acquired the shares owned outright and the warrants to purchase 83,333 in March 2003 in a private transaction with the Company. The remaining 19,000 shares owned outright were acquired in open market transactions. The issuances of these shares and warrant are claimed to be exempt, and the issuance of the common stock underlying this warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Harris, Jr. (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(8)	Includes 2,585,353 shares owned outright and 1,000,000 shares that may be purchased at $0.25 per share pursuant to warrants currently exercisable. Also, includes 1,000,000 shares that may be acquired upon conversion of the Preferred Stock and 1,000,000 shares that may be purchased (500,000 at $1.08 per share and 500,000 at $1.26 per share) pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 500,000 shares beneficially owned by Henry Harris, Sr., after this offering will represent less than 1% of the shares in the Company then outstanding. In March 2003, Mr. Harris acquired 1,000,000 shares owned outright and the warrants to purchase 1,000,000 shares at $0.25 per share in a private transaction with the Company. In October 2003, Mr. Harris exercised the warrants to purchase 1,000,000 shares. Mr. Harris received 85,353 shares as dividends on the Preferred stock. The remaining 500,000 shares owned outright were acquired in open market transactions. The issuances of the securities acquired in March and October of 2003 are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Harris, Sr. (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(9)	Includes 41,000 shares owned outright and 40,000 shares may be purchased at $0.60 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 1,000 shares beneficially owned by Lamont Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding. In August 2002, Mr. Harris acquired the shares owned outright and the warrants in a private transaction with the Company. The issuances of these shares and warrant are claimed to be exempt, and the issuance of the common stock underlying this warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Lamont Harris (an accredited investor) and two other accredited investors’ investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(10)	Includes 50,000 shares owned outright and 50,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. Henry Trust Company, Ltd acquired the shares owned outright and the warrants from Active Management, LLC in a private transaction in December 2003. Patrick Henry is the President of the General Partner of Henry Trust Company, Ltd., and has voting and investment power over such shares.

(11)	Includes 61,300 shares owned outright, 30,000 shares that may be purchased pursuant to options that are exercisable within 60 days and 200,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 91,300 shares beneficially owned by Mr. Howell after this offering will represent less than 1% of the shares in the Company then outstanding. Mr. Howell received a 20,000 share grant and an option to acquire 30,000 shares as compensation for serving the Company as a director in October 2001 and received a 41,300 share grant as compensation for serving as a director in April 2005. Mr. Howell received a warrant to acquire 200,000 shares as compensation for continuing to serve as a director from Digital Investors, LLC, an affiliate of the Company, in March 2003. Because Mr. Howell was a director of the Company with adequate access to information about the Company and with the ability to protect adequately his interests, the issuance of the shares of common stock and the warrant are claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Act.

(12)	Includes 250,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. JOD Enterprises, LLC acquired the warrants to acquire 250,000 shares from King Research LLC in a private transaction in January 2003. JOD Enterprises, LLC is controlled by Mr. John O’Donnell, a member of our Board of Directors, who also controls Comlink Technologies, LLC. (see Note 3)

(13)	Includes 142,517 shares owned outright and 333,332 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period. The 142,517 shares owned outright were acquired in March 2004 upon the conversion of the principal balance including all interest accrued thereon of a convertible secured promissory note payable to Judas, Inc issued by the Company in May 2002. The warrants to acquire 333,332 shares of Common Stock at $0.30 per share were granted to Judas, Inc. in conjunction with the May 2002 loan transaction. The issuance of the convertible secured promissory note, the common stock and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only to Judas, Inc. (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Jason Sumler is the President of Judas, Inc. and has voting and investment power over such shares.

(14)	Includes 40,200 shares owned outright. The shares owned outright were acquired upon the exercise of warrants previously acquired from Digital Investors, LLC in a private transaction in February 2003.

(15)	Includes 442,014 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The shares owned outright and the warrants to acquire 38,100 shares at $0.75 were acquired from Digital Investors, LLC in a private transaction in February 2003. The 442,014 shares beneficially owned by Linson Trust after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Jerry Bell is the trustee of the Linson Trust and has voting and investment power over such shares.

(16)	Includes 333,333 shares owned outright. The Henry C.S. Mellon Fund C acquired the shares owned outright in a private transaction with the Company in August 2002. The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry C.S. Mellon Fund C (an accredited investor) and two other accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. William J. Schenck, Vice President of Mellon Bank N.A., the trustee of the Henry C.S. Mellon Fund C, has voting and investment power over such shares.

(17)	Includes 142,857 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The Mellon Group, Inc. acquired the shares it owns outright and warrants to purchase 38,100 shares in February 2003 from Digital Investors, LLC in a private transaction. The 142,857 shares beneficially owned by Mellon Group, Inc. after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Henry C.S. Mellon is the President of the Mellon Group, Inc., and has voting and investment power over such shares. (see Note 16)

(18)	Includes 187,007 shares owned outright. Chris Mellon acquired 100,000 shares he owns outright through the purchase of 50,000 shares and the exercise of warrants to purchase 50,000 shares originally acquired from Active Management, LLC in a private transaction in December 2003. Mr. Mellon placed his holdings in the Christopher K. Mellon Revocable Trust (“The Trust”) in 2005. The 87,007 shares beneficially owned by Chris Mellon after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. He acquired 26,007 shares owned outright as compensation from the Company for consulting services and 61,000 shares in open market transactions. Mellon Bank, N.A., is the trustee of the Trust and has sole voting and investment authority.

(19)	Includes 1,021,131 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period, 350,000 shares that may be purchased at $0.60 per share pursuant to warrants currently exercisable, 260,000 shares that may be purchased at $0.25 per share and 100,000 shares that may be purchased at $0.84 per share pursuant to warrants exercisable after a 90 day notice period. The 321,000 shares beneficially owned by Henry Mellon after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. In June 2003, Mr. Mellon purchased a fifty percent interest in the rights of the secured creditor under the Company’s prior line of credit. In conjunction with this transaction, Mr. Mellon received warrants to acquire 644,510 shares at $0.30 per share and warrants to acquire 100,000 shares at $1.56 per share. The warrants to acquire 100,000 shares were subsequently repriced to $0.30 per share in June 2003 in exchange for Mr. Mellon’s agreement to waive certain defaults under the debt agreements with the Company. On March 15, 2004, the outstanding balance owed by the Company to Mr. Mellon on this loan, including all accrued interest, was converted into 704,265 shares of Common Stock comprising a portion of the shares he owns outright. Mr. Mellon acquired the remaining 321,000 shares he owns outright in open market transactions. Mr. Mellon received the remaining warrants in September 2002, March 2003 and December 2003 as compensation for consulting services. The issuances of these shares and the issuance of the common stock underlying the warrants are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Mr. Mellon (an accredited investor), and in the case of the shares and warrants in respect of the Company’s prior line of credit only one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Mr. Mellon is the President of The Mellon Group, Inc. (see note 17).

(20)	Includes 541,852 shares owned outright, 333,333 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 469,500 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 38,182 shares that may be purchased at $0.55 per share currently exercisable. Of the shares owned outright, 404,591 were acquired in March 2004 upon the conversion of the principal balance including all interest accrued thereon of a convertible secured promissory note payable to Ms. Norwood that was issued by the Company in June 2002, as amended on June 30, 2003. The warrants to acquire 333,333 shares of Common Stock at $0.30 per share and the warrants to acquire 38,182 shares at $0.55 per share were granted to Ms. Norwood by the Company in conjunction with the June 2002 loan transaction. She acquired the warrant to purchase 469,500 shares in February 2003 from RSI Management, LLC in a private transaction. The remaining 137,261 shares she owns outright were acquired in open market transactions. The issuances of the shares and warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Ms. Norwood (an accredited investor) and, in connection with the June 2002 loan transaction, to one other unaccredited but sophisticated investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. The 137,261 shares beneficially owned by E. M. Norwood after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. E. M. Norwood served as a sales consultant to the Company from October 2002 through May 2004. As remuneration for services provided, E. M. Norwood received approximately $10,000 in share value of the Company’s common stock per month.

(21)	Includes 950,000 shares owned outright. The shares owned outright were acquired through the purchase of shares and the exercise of warrants originally purchased from Judas, Inc. in a private transaction in March 2004. Greg Garvey is the manager of NoWay Investments, LLC who has voting and investment power over such shares.

(22)	Includes 46,000 shares owned outright and 200,000 shares that may be purchased at $1.26 per share pursuant to warrants exercisable over a two-year period. The 46,000 shares owned outright were acquired through the exercise of warrants originally acquired from RSI Management, LLC in a private transaction in February 2003. The Company issued warrants to purchase 200,000 shares at $1.26 per share, exercisable over the two year period following the grant to Mr. Sandmann in March 2004 as compensation for consulting services. The issuances of these shares and the issuance of the common stock underlying the warrants are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Mr. Sandmann and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(23)	Includes 166,666 shares that may be purchased at $1.10 per share pursuant to warrants currently exercisable. Schottenfeld Qualified Associates, LP acquired the warrants in a private transaction with the Company in October 2003. The issuance of the warrants is claimed to be exempt, and the issuance of the common stock underlying the warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Schottenfeld Qualified Associates, LP (an accredited investor) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Rick Schottenfeld is the General Partner of Schottenfeld Qualified Associates, LP and has voting and investment power over such shares. Includes 776,023 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 850,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Richard Schottenfeld is the Managing Member of Schottenfeld Qualified Associates, LP, and has voting and investment power over the securities owned by Schottenfeld Qualified Associates, LP. Mr. Schottenfeld has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(24)	Includes 19,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. Mr. Wolf acquired these warrants from Digital Investors, LLC in a private transaction in February 2003.

(25)	Includes 185,249 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 1,000,000 shares that may be purchased pursuant to warrants currently exercisable.

(26)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(27)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(28)	Includes 52,100 shares owned outright, of which 2,100 shares were received as dividends on the Preferred Stock, 25,000 shares were acquired upon conversion of the Preferred Stock and 25,000 shares were purchased pursuant to warrants.

(29)	Includes 53,410 shares owned outright of which 3,410 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(30)	Includes 2,131 shares owned outright which were received as dividends on the Preferred Stock, 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable.

(31)	Includes 457,700 shares owned outright which were acquired upon the conversion of the Preferred Stock. Also includes 500,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Jeff Puglisi is Managing Member of the General Partner of Puglisi Capital Partners, LP and has voting and investment power over such shares. Mr. Puglisi has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares. (Also see note 63)

(32)	Includes 94,438 shares owned outright of which 53,899 were purchased in open market transactions and 40,539 shares were received as dividends on the Preferred Stock. Also includes 475,000 shares that may be acquired by C.S.L. Associates L.P., upon conversion of the Preferred Stock and 475,000 shares that may be purchased by C.S.L. Associates L.P., pursuant to warrants currently exercisable. Charles Lipson is a General Partner of C.S.L. Associates L.P., and has voting and investment power over such shares. The 53,899 shares beneficially owned by C.S.L. Associates L.P., after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Lipson has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(33)	Includes 111,534 shares owned outright of which 103,000 shares were acquired in the open market and 8,534 shares were received as dividends on the Preferred Stock. Also includes 100,000 shares that may be acquired by Charles and Grace Lipson upon conversion of the Preferred Stock and 100,000 shares that may be purchased pursuant to warrants currently exercisable. The 103,000 shares beneficially owned by Charles and Grace Lipson after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Lipson has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(34)	Includes 10,576 shares owned outright which were received as dividends on the Preferred Stock. Also includes 550,000 shares that may be acquired upon conversion of the Preferred Stock and 800,000 shares that may be purchased pursuant to warrants currently exercisable. Pequot Scout Fund, LP disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager that has voting and investment power over such shares.

(35)	Includes 2,884 shares owned outright which were received as dividends on the Preferred Stock. Also includes 150,000 shares that may be acquired upon conversion of the Preferred Stock and 200,000 shares that may be purchased pursuant to warrants currently exercisable. Pequot Mariner Onshore Fund, LP (f/k/a Pequot Navigator Onshore Fund, LP) disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager that has voting and investment power over such shares.

(36)	Includes 25,973 shares owned outright of which 973 shares were received as dividends on the Preferred Stock and 25,000 shares were acquired upon conversion of the Preferred Stock. Also includes 25,000 shares that may be purchased pursuant to warrants currently exercisable.

(37)	Includes 52,632 shares owned outright of which 2,632 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(38)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(39)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(40)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(41)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(42)	Includes 115,801 shares owned outright of which 12,801 shares were received as dividends on the Preferred Stock and 103,000 shares were acquired in the open market. Also includes 150,000 shares that may be purchased upon conversion of the Preferred Stock and 150,000 shares that may be purchased pursuant to warrants currently exercisable. The 103,000 shares beneficially owned by Mr. Bass after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(43)	Includes 99,265 shares owned outright of which 4,265 shares were received as dividends on the Preferred Stock and 95,000 shares were acquired in the open market. Also includes 50,000 shares that may be purchased upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable. The 95,000 shares beneficially owned by Mr. Koch after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(44)	Includes 307,142 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 400,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Neil Druker is President of Sonar Capital Management, LLC, the General Partner of Sonar Partners, LP, and has voting and investment power over the securities owned by Sonar Partners, LP.

(45)	Includes 406,756 shares owned outright of which 188,584 were acquired in open market transactions and 218,172 were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 100,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Druker is a member of the Board of Directors of Sonar Overseas Fund, Ltd., and has voting and investment power over the securities owned by Sonar Overseas Fund, Ltd. The 188,584 shares beneficially owned by Sonar Overseas Fund, Ltd. (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(46)	Includes 12,801 shares owned outright which were received as dividends on the Preferred Stock, 150,000 shares that may be acquired upon conversion of the Preferred Stock and 150,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Richard Schottenfeld is the Managing Member of Schottenfeld Qualified Associates, LP, and has voting and investment power over the securities owned by Schottenfeld Qualified Associates, LP. Mr. Schottenfeld has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(47)	Includes 133,305 shares owned outright of which 2,131 were received as dividends on the Preferred Stock. Also includes 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable. The 131,174 shares beneficially owned by JW Focused Growth Fund, LP after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Jason Wild is the President of JW GP, LLC, the General Partner of both J. Wild Fund LP and J.W. Focused Growth Fund LP and has voting and investment power over the securities owned by both J. Wild Fund LP and J.W. Focused Growth Fund LP. Mr. Wild has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(48)	Includes 74,634 shares owned outright of which 2,131 were received as dividends on the Preferred Stock. Also includes 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable. The 72,503 shares beneficially owned by J Wild Fund LP after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Jason Wild is the President of JW GP, LLC, the General Partner of both J. Wild Fund LP and J.W. Focused Growth Fund LP and has voting and investment power over the securities owned by both J. Wild Fund LP and J.W. Focused Growth Fund LP. Mr. Wild has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(49)	Includes 105,462 shares owned outright of which 5,462 shares were received as dividends on the Preferred Stock and 100,000 shares were acquired upon conversion of the Preferred Stock. Also includes 100,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Arthur Engel is the trustee of Arthur E. Engel Trust and has voting and investment power over the securities owned by Arthur E. Engel Trust.

(50)	Includes 50,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Lloyd Miller has shared voting and dispositive power with Ms. Miller over the securities owned by Ms. Miller.

(51)	Includes 162,350 shares owned outright which were received upon conversion of the Preferred Stock and exercise of the warrants. Mr. Charles Kellogg is the Managing Member of Kellogg Capital Group, LLC and has voting and investment power over the securities owned by Kellogg Capital Group, LLC. Kellogg Capital Group, LLC has represented to the Company that Kellogg Capital Group, LLC is a registered broker-dealer, that Kellogg Capital Group, LLC acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(52)	Includes 2,131 shares owned outright which were received as dividends on the Preferred Stock, 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. John Tinker is the General Partner of Steamer Partners, LP and has voting and investment power over the securities owned by Steamer Partners, LP. Mr. Tinker has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person either directly or indirectly, to dispose of these shares.

(53)	Includes 296,500 shares owned outright which were received as dividends on the Preferred Stock, acquired upon conversion of the Preferred Stock and purchased pursuant to warrants. Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of these securities.

(54)	Includes 36,000 shares owned outright which were received as dividends on the Preferred Stock, acquired upon conversion of the Preferred Stock and purchased pursuant to warrants. The Investment Manager and Managing Member of Meadowbrook Opportunity Fund LLC is Meadowbrook Capital Management LP. The General Partners of Meadowbrook Capital Management LP are MYR Partners LLC and Greenleaf Capital Management LLC. Mr. Michael Ragins is the Managing Member of MYR Partners LLC. Mr. Daniel Elekman is the Managing Member of Greenleaf Capital Management LLC. Mr. Ragins and Mr. Elekman share all investment and voting power with respect to the securities held by Meadowbrook Opportunity Fund LLC.

(55)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Sam Katzman is the Managing General Partner of SLAM Partners and has voting and investment power over the securities owned by SLAM Partners. Mr. Katzman has represented to the Company that it is an affiliate of a registered broker-dealer, that it acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(56)	Includes 150,000 shares that may be purchased pursuant to warrants currently exercisable.

(57)	Includes 48,682 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 200,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Lloyd Miller is the manager of the managing partner of MILFAM I, LP and has voting and dispositive power over the securities owned by MILFAM, LP.

(58)	Includes 1,944 shares owned outright which were received as dividends on the Preferred Stock. Mr. Lloyd Miller has shared voting and dispositive power with PNC Bank over the securities held by the Lloyd I. Miller Trust C.

(59)	Includes 267,543 shares owned outright of which 17,543 shares were received as dividends on the Preferred Stock and 250,000 shares were acquired upon conversion of the Preferred Stock. Also includes 250,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Steven Singer, Mr. Brad Singer, and Mr. Philip Mandelbaum share all voting and investment power with respect to the securities owned by Remus Holdings, LLC.

(60)	Includes 12,801 shares owned outright which were received as dividends on the Preferred Stock, 150,000 shares that may be acquired upon conversion of the Preferred Stock and 150,000 shares that may be purchased pursuant to warrants currently exercisable.

(61)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(62)	Includes 912,311 shares that may be issued to holders of the Company’s Series A Convertible Preferred Stock from time to time in payment of dividends. Dividends accrue at the rate of 10% per annum on the issued and outstanding shares of Series A Convertible Preferred Stock, payable quarterly in arrears, calculated in shares at the then current five-day average closing price of the common stock. The number of shares registered and designated for payments of dividends was determined assuming all Series A Convertible Preferred Shares were outstanding and historical average market price data.

(63)	Includes 401,018 shares that may be purchased by Mr. Puglisi at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Mr. Puglisi is also Managing Member of the General Partner of Puglisi Capital Partners, LP and has voting and investment power over such shares. Mr. Puglisi has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares. The shares that may be acquired by Puglisi Capital Partners, LP are also shown separately in this table.

(64)	Includes 240,825 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Also includes 51,000 shares owned by Roadrunner Capital Partners, LLC, with respect to which Mr. McDermott has voting and investment powers, which were acquired in open market transactions. The 51,000 shares beneficially owned by Mr. McDermott after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(65)	Includes 231,320 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(66)	Includes 160,338 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(67)	Includes 77,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(68)	Includes 76,999 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(69)	Includes 50,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(70)	Includes 30,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(71)	Includes 31,465 shares owned outright of which 4,265 were received as dividends on the Preferred Stock and 27,200 shares were acquired in the open market. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable. The 27,200 shares beneficially owned by Mr. Byers after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(72)	This selling stockholder acquired securities in the Company’s private placement of units in April and May of 2004 comprised of shares of Series A Convertible Preferred Stock (“Preferred Stock”) and warrants to purchase Common Stock. Each share of the Company’s Series A Convertible Preferred Stock is convertible into 25,000 shares of Common Stock, subject to adjustment under certain conditions, and shall automatically convert upon the occurrence of certain events or may be converted at the option of the holder at any time. Unless otherwise noted, one-half of the shares which may be purchased pursuant to warrants may be purchased at $1.08 per share pursuant to Series A-1 Warrants currently exercisable and one-half of the shares which may be purchased pursuant to warrants may be purchased at $1.26 per share pursuant to Series A-2 Warrants currently exercisable. The issuances of the Preferred Stock and warrants are claimed to be exempt, and the issuance of the common stock underlying the convertible preferred stock and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors and subsequent transfer were restricted in accordance with the requirements of the Securities Act of 1933.

(73)	This selling stockholder has represented to the Company that he or she is an affiliate of a registered broker-dealer, that he or she acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

PLAN OF DISTRIBUTION

     The sale of shares of common stock being registered by the selling shareholders may be affected from time-to-time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling shareholders may sell shares on the OTC Bulletin Board, or in another over-the-counter market, on a national securities exchange on which the Company’s common stock may be listed in the future, in privately negotiated transactions or otherwise, or in a combination of such transactions, by methods that include block trades, exchange, or secondary distributions in accordance with applicable exchange rules and ordinary brokerage transactions. In addition, any shares covered by this prospectus that qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 may be sold under such provisions rather than pursuant to this prospectus. For example, the shares may be sold in one or more of the following types of transactions:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

•	face-to-face transactions between sellers and purchasers without a broker-dealer.

     One of the selling shareholders, Kellogg Capital Group, LLC, is a registered broker-dealer. As such, this selling shareholder will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.

     In effecting sales, underwriters, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in such sales. Such underwriters, brokers, or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

     The selling shareholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares registered in this offering, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered in this offering to a broker or dealer. Upon a default, the broker or dealer may affect sales of the pledged shares pursuant to this prospectus.

     The selling shareholders and any underwriters, dealers, and agents that participate in the distribution of shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discounts or commissions received by them from the selling shareholders and any profit on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company has advised the selling shareholders that they and any securities broker/dealers or other who may be deemed statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. The Company also advised each selling stockholder that during such time as they may be engaged in a distribution of the shares included in this offering, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the elements of this plan of distribution may affect the marketability of the common stock. Until the distribution of the common shares offered in this offering is completed, rules of the Commission may limit the ability of the selling shareholders and any underwriters and certain selling group members to bid for and purchase common shares.

EXPERTS

     The financial statements of the Company included herein and in the registration statement have been audited by Virchow, Krause & Company, LLP, independent registered public accounting firm, and have been included herein in reliance upon their report upon the authority of said firm as experts in accounting and auditing.

VISEON, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders, Audit Committee and Board of Directors
Viseon, Inc.

     We have audited the accompanying consolidated balance sheets of Viseon, Inc. and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Viseon, Inc. and subsidiaries as of June 30, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
September 8, 2004

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2004 and 2003

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,339,393	$7,784
Accounts receivable, net of allowance for doubtful accounts of $3,739 and $0 at 2004 and 2003	43,389	4,109
Inventories	14,600	7,079
Prepaid expenses	469,789	46,573

Total Current Assets	5,867,171	65,545

PROPERTY AND EQUIPMENT, NET	35,659	71,882

INTANGIBLE ASSETS, NET	210,157	110,898

TOTAL ASSETS	$6,112,987	$248,325

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Subordinated notes payable	$0	$228,296
Accounts payable	413,674	553,299
Accrued expenses	226,269	104,692
Liabilities of discontinued operations	743,582	1,244,452

Total Current Liabilities	1,383,525	2,130,739

LONG-TERM LIABILITIES
Subordinated notes payable	0	23,333

Total Liabilities	1,383,525	2,154,072

COMMITMENTS AND CONTINGENCIES (note 8)
STOCKHOLDERS’ EQUITY (DEFICIT) (note 10)
Series A convertible preferred stock, $.01 par value per share 5,000,000 shares authorized, 338 and 0 shares issued and outstanding (liquidation preference of $8,450,000)	3	0
Common stock, $.01 par value per share 100,000,000 shares authorized 24,682,907 and 17,829,829 shares issued and outstanding	246,829	178,298
Additional paid-in capital	37,732,562	24,179,469
Accumulated deficit	(33,249,932)	(26,263,514)

Total Stockholders’ Equity (Deficit)	4,729,462	(1,905,747)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,112,987	$248,325

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended June 30, 2004 and 2003

	2004	2003
NET SALES	$286,215	$21,306
COST OF GOODS SOLD	259,087	20,858
RESERVE FOR INVENTORIES	(66,830)	0

Gross Profit	93,958	448
RESEARCH AND DEVELOPMENT	169,982	71,992
SELLING, GENERAL AND ADMINISTRATIVE	2,873,163	2,660,155

Operating Loss	(2,949,187)	(2,731,699)

OTHER INCOME (EXPENSE)
Other income	3,719	5,149
Interest income	12,547	0
Amortization of original issue discount	(916,666)	(349,892)
Interest expense	(127,079)	(106,846)

Other Expense, Net	(1,027,479)	(451,589)

LOSS FROM CONTINUING OPERATIONS	(3,976,666)	(3,183,288)
GAIN (LOSS) FROM DISCONTINUED OPERATIONS	348,628	(1,283,102)

NET LOSS	(3,628,038)	(4,466,390)
Preferred Stock Dividends	(3,358,380)	0

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,986,418)	$(4,466,390)

Basic and diluted earnings (loss) per share:
Loss from continuing operations	$(0.19)	$(0.21)

Gain (loss) from discontinued operations	$0.01	$(0.08)

Net loss	$(0.18)	$(0.29)

Net loss attributable to common stockholders	$(0.34)	$(0.29)

Weighted average common shares outstanding:
Basic and diluted	20,585,143	15,453,091

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Years Ended June 30, 2004 and 2003

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Share	Amount	Shares	Amount	Capital	Deficit	Total
BALANCES, June 30, 2002	0	$0	14,172,066	$141,720	$21,713,645	$(21,797,124)	$58,241
Common stock issued for services rendered			1,728,498	17,285	585,171		602,456
Common stock issued for cash			1,623,332	16,234	593,766		610,000
Exercise of common stock options			94,500	945	39,576		40,521
Common stock issued for accounts payable			211,433	2,114	71,887		74,001
Common stock warrants issued in connections with subordinated notes payable					878,409		878,409
Common stock warrants issued for services					292,581		292,581
Compensation related to common stock options					4,434		4,434
Net loss						(4,466,390)	(4,466,390)

BALANCES, June 30, 2003	0	0	17,829,829	178,298	24,179,469	(26,263,514)	(1,905,747)
Convertible preferred stock and common stock warrants issued for cash	338	3			8,449,997		8,450,000
Convertible preferred stock issuance costs					(1,215,859)		(1,215,859)
Accretion of beneficial conversion option for convertible preferred stock					3,135,261	(3,135,261)	0
Preferred stock dividends						(223,119)	(223,119)
Common stock issued for services rendered			990,257	9,903	971,541		981,444
Exercise of common stock options			410,500	4,105	211,575		215,680
Exercise of common stock warrants			1,166,666	11,667	338,333		350,000
Conversion of accounts payable into common stock			103,233	1,032	129,214		130,246
Conversion of subordinated notes and accrued interest into common stock			4,182,422	41,824	1,212,902		1,254,726
Common stock warrants issued for services rendered					124,673		124,673
Common stock warrants issued for cash					5,000		5,000
Common stock warrants issued in connection with subordinated notes payable					126,590		126,590
Compensation related to common stock options and warrants					63,866		63,866
Net loss						(3,628,038)	(3,628,038)

BALANCES, June 30, 2004	338	$3	24,682,907	$246,829	$37,732,562	$(33,249,932)	$4,729,462

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended June 30, 2004 and 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,628,038)	$(4,466,390)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	71,996	68,761
Amortization of original issue discount	916,666	349,892
Compensation related to stock options	40,660	(26,510)
Compensation related to common stock warrants	23,206	30,944
Common stock issued for services rendered	981,444	602,456
Common stock warrants issued for services rendered	124,673	292,581
Loss on retirement of equipment	11,367	0
Gain from discontinued operations	(348,628)	0
Changes in operating assets and liabilities:
Accounts receivable, net	(39,280)	(4,955)
Inventories	(7,521)	(7,079)
Prepaid expenses	(423,216)	(6,590)
Checks written in excess of cash in bank	0	(51,919)
Accounts payable	(5,880)	173,732
Accrued expenses	147,724	15,517

Net Cash Flows used in Operating Activities	(2,134,827)	(3,029,560)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(27,931)	(57,411)
Payments for intangible assets	(118,468)	(4,210)

Net Cash Flows from Investing Activities	(146,399)	(61,621)

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances (repayments) on revolving credit facility	0	(1,295,897)
Payments on short-term notes payable	(135,000)	0
Proceeds from subordinated notes payable and warrants issued with notes payable	0	686,706
Proceeds from short-term notes payable and warrants issued with notes payable	200,000	0
Proceeds from issuance of common stock, net of expenses	0	610,000
Proceeds from exercise of common stock options	215,680	40,521
Proceeds from exercise of common stock warrants	350,000	0
Proceeds from sales of common stock warrants	5,000	0
Proceeds from issuance of convertible preferred stock and warrants	8,450,000	0
Payments of convertible preferred stock and warrants issuance costs	(1,215,859)	0
Dividends on convertible preferred stock	(82,286)	0

Net Cash Flows from Financing Activities	7,787,535	41,330

Change in cash and cash equivalents from discontinued operations	(174,700)	3,057,635

Increase in cash and cash equivalents	5,331,609	7,784
CASH AND CASH EQUIVALENTS - Beginning of Year	7,784	0

CASH AND CASH EQUIVALENTS - End of Year	$5,339,393	$7,784

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

NOTE 1 — Description of Business

Founded in 1993, Viseon, Inc. (the Company) changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. Historically, the Company had been a developer of its own videoconferencing systems sold primarily to corporate end users.

In 2003, the Company shifted its focus to selling Internet Protocol (IP) broadband videophones. The Company signed a non-exclusive distribution agreement with a company to sell their videophones. The Company’s customer base still consists of the corporate end users but their focus will be shifted to the residential users. The Company extends unsecured credit to customers in the normal course of business.

The Company has two wholly-owned subsidiaries, RSI Systems, Ltd. and Viseon PVT. RSI Systems, Ltd. had customers located primarily in the United Kingdom/Europe and ceased operations in August 2002.

The Company has incurred losses from operations and negative cash flows from operations for the years ended June 30, 2004 and 2003. Management plans to try to increase sales and improve operating results through 1) increased marketing and direct sales activities to corporate customers, 2) continued initiatives to gain acceptance of our product by broadband carriers for sale to their subscribers, 3) continued measures to minimize overhead and 4) initiatives to monetize our intellectual property rights. Management believes that current cash funds and funds generated from operations will be sufficient to cover cash needs for the next fiscal year, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates or the Company does not achieve planned gross margins, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that the Company will be successful in achieving these objectives or becoming profitable.

NOTE 2 — Summary of Significant Accounting Policies

     Principles of Consolidation

The consolidated financial statements include the accounts of Viseon, Inc. and its wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

     Cash and Cash Equivalents

The Company considers investments in highly liquid debt securities having an initial maturity of three months or less to be cash equivalents. The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

     Accounts Receivable

The Company reviews customers’ credit history before extending unsecured credit and establishes an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers and other information. Invoices are due 30 days after presentation. Accounts receivable over 30 days are considered past due. The Company does not accrue interest on past due accounts receivable. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. Accounts receivable are shown net of an allowance for uncollectible accounts of $3,739 and $0 at June 30, 2004 and 2003.

     Inventories

Inventories at June 30, 2004 and 2003 were $14,600 and $7,079 of finished goods consisting principally of videophones and related peripherals. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over their estimated useful lives, which range from two to three years. Leasehold improvements are amortized over the shorter of their estimated useful life or the term of the lease. Maintenance, repairs and minor renewals are expensed when incurred.

     Intangible Assets

The Company amortizes patents over their estimated useful lives of ten years using the straight-line method.

     Revenue Recognition

The Company records sales revenue at the time merchandise is shipped. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition.” SAB No. 101, as amended, sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.

The Company believes it meets all of the requirements for revenue recognition under SFAS 48 and SAB 101. The Company recognizes revenue on shipment and records a reserve for potential returns based upon historical experience rates.

The Company offers an unconditional 30-day right of return on the sale of its VisiFone products. The Company recognizes revenue on shipment and records a reserve for potential returns. The Company’s warranty policy during the first year after the sale includes an obligation to replace during the first 30 days and to repair during the next 11 months. The Company has a one-year warranty with the manufacturer, so there is little, if any, cost to the Company for warranty claims. No warranty reserve has been recorded to date, although the Company will record a reserve if warranty activity increases and there are unrecoverable costs to the Company.

In May 2003, the Company entered into an agreement with a supplier pursuant to which the VisiFone is manufactured under private label for the Company. In most instances, the Company assumes the risks and rewards of ownership of the inventory purchased from the supplier and, accordingly, records revenue on a gross basis. In some cases, the Company does not purchase the inventory from the supplier and does not assume the risks and rewards of ownership and records revenue on a net basis. Substantially all revenues in fiscal 2004 were from sales of the VisiFone purchased from this supplier.

     Shipping and Handling Costs

In accordance with Emerging Issues Task Force (EITF) Issue 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company is including shipping and handling revenues in sales and shipping and handling costs in cost of goods sold.

     Research and Development Costs

Research and development costs are charged to operations when incurred.

     Advertising Costs

All costs related to advertising the Company’s products are expensed in the period incurred. Advertising expense for the years ended June 30, 2004 and 2003 was $38,488 and $0.

     Net Loss Per Share

Basic and diluted loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during each period. Dilutive common equivalent shares have not been included in the computation of diluted loss per share because their inclusion would be antidilutive. Antidilutive common equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic and diluted loss per share in subsequent years. All outstanding options and warrants totaling 20,820,409 and 11,072,909 at June 30, 2004 and 2003, respectively were antidilutive.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

     Stock-Based Compensation

In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of quoted market price of the Company’s common stock at the grant date over the amount the employees must pay for the stock. The Company’s general policy is to grant stock options at fair value at the date of grant. Options and warrants issued to non-employees are recorded at fair value, as required by Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”, using the Black Scholes pricing method.

The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 148, “Accounting for Stock-Based Compensation.” Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, the Company’s net loss and basic diluted net loss per common share would have been changed to the following pro forma amounts:

	2004	2003
Loss attributable to common stockholders
As reported	$(6,986,418)	$(4,466,390)
Pro forma	$(7,212,896)	$(4,592,260)
Basic and diluted loss per share:
As reported	$(0.34)	$(0.29)
Pro forma	$(0.35)	$(0.30)
Stock based compensation:
As reported	$40,660	$(26,510)
Pro forma	$226,478	$125,870

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2004 and 2003: risk-free interest rates of 3.5% and 2.5%, expected option lives of 10 years and 10 years, expected volatility of 30.29% and 73.96% and expected dividend yield of 0% and 0%.

     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Fair Value of Financial Instruments

The carrying amount for all financial instruments approximates fair value. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of these instruments.

     Segment Reporting

The Company was an international seller of videoconferencing systems in the United States and the United Kingdom/Europe. The Company discontinued selling in the United Kingdom/Europe in August 2002. Management believes the Company meets the criteria for aggregating its operating segments into a single reporting segment.

NOTE 3 — Property and Equipment, Net

Property and equipment consisted of the following at June 30:

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

	2004	2003
Furniture, equipment and software	$43,326	$942,169
Leasehold improvements	0	5,421

Total Property and Equipment	43,326	947,590
Less: accumulated depreciation and amortization	(7,667)	(875,708)

Property and Equipment, net	$35,659	$71,882

Depreciation and amortization expense was $52,787 and $54,054 for the years ended June 30, 2004 and 2003.

NOTE 4 - Software

In April 2001, the Company purchased from King Research the intellectual property and rights related to software products for $200,000, plus issuance up to a maximum of 1,000,000 warrants. At the signing of the agreement, the Company issued a warrant for the purchase of 750,000 shares of its common stock at an exercise price of $0.70. These warrants were valued at $326,325 using the Black-Scholes pricing model. In December 2001, the Company issued warrants for 250,000 shares of its common stock at an exercise price of $0.70 per share. These warrants were valued at $182,900 using the Black-Scholes pricing model. The warrants expire in April 2006. This software was considered impaired as of June 30, 2003 and the remaining $421,999 was written off and is included in loss from discontinued operations (see Note 14).

As part of the agreement, the Company entered into three covenants not to compete by paying $25,000 for each agreement. These covenants were considered impaired as of June 30, 2003 and the remaining $19,791 was written off and is included in loss from discontinued operations (see Note 14).

NOTE 5 - Intangible Assets, net

Intangible assets consisted of the following at June 30:

	2004	2003
Patents	$259,600	$141,132
Less: accumulated amortization	(49,443)	(30,234)

Intangible assets, net	$210,157	$110,898

Amortization expense of intangible assets was $19,209 and $14,716 for the years ended June 30, 2004 and 2003. Amortization expense is estimated to approximate $27,000 for each of the years ending 2005, 2006, 2007, 2008 and 2009.

NOTE 6 - Accrued Expenses

Accrued expenses consisted of the following at June 30:

	2004	2003
Accrued preferred dividends	$140,833	$0
Deferred revenue	25,800	0
Accrued compensation	20,167	40,439
Accrued interest	0	36,000
Other accrued liabilities	39,469	28,253

Accrued Expenses	$226,269	$104,692

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

NOTE 7 - Debt

In several transactions in fiscal 2002 and 2003, the Company issued convertible promissory notes with warrants to six different lenders in exchange for cash and, in some cases, the assumption of debt. The aggregate principal amount of the notes was $1,106,706. Proceeds were allocated between the notes and warrants, which were valued using the Black-Scholes pricing model. The warrants allow for the purchase of an aggregate of 3,689,019 common shares at $0.30 per share and expire between June 2007 and June 2008. The resulting aggregate original issue discount of $1,106,706 (the fair value of the warrants) was being amortized over the life of the notes using the straight-line method, which approximated the interest method. The Company had been unable to repay interest and principal on the notes when due.

As of December 31, 2003, the Company obtained a waiver from each of its convertible note holders for its failure to make quarterly interest payments when due, and where applicable, to repay the notes on maturity. The terms of the waiver required the Company to repay all accrued interest and past-due principal balances no later than March 31, 2004. The waiver also clarified the Company’s obligation to include all of the underlying common shares for both the convertible note and warrants associated with the indebtedness in the Company’s next registration statement filing. In conjunction with the sale of the Series A Convertible Preferred Stock (see Note 10), the holders of the convertible promissory notes entered into agreements dated March 15, 2004 to convert such notes (totaling $1,254,726, including principal and accrued interest) into 4,182,422 shares of common stock and to release all collateral securing the repayment of such notes. The remaining original issue discount of $432,308 was amortized to interest expense during the year ended June 30, 2004.

In December 2001, the Company entered into a $2,500,000 revolving credit facility agreement with a bank and issued warrants to the lender to purchase up to 200,000 common shares at $1.58 per share through December 2006. The proceeds were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount was amortized over the life of the note using the straight-line method, which approximates the interest method. The credit facility was due on demand, expired in December 2002 and was collateralized by substantially all assets of the Company. During 2003, the Company assigned their accounts receivable to the bank to reduce the line of credit. In June 2003, the Company had two outside investors payoff the line of credit in exchange for notes payable of $193,353 each. Along with these notes, the Company issued a 5-year warrant to these lenders to purchase 1,289,020 common shares at $0.30 per share. The notes mature in December 2004 with quarterly interest only payments at 12% and are collateralized by substantially all assets of the Company. The notes payable are also convertible into common stock of the Company at a conversion rate of $0.30 per share through December 2004 per the terms of the agreement. The proceeds of $386,706 were allocated between the notes and warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $386,706 (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”), is being amortized over the life of the notes using the straight-line method, which approximates the interest method. At June 30, 2003, the face amount on these notes was $386,706. As noted above, this facility was converted into common stock during the year ended June 30, 2004.

In December 2003, the Company exchanged two five year warrants to purchase 250,000 shares (each) of common stock at $1.10 per share in satisfaction of short-term notes payable of $65,000. In February 2004, the Company issued five-year warrants to acquire 150,000 shares of common stock for $1.17 per share to one of its lenders in exchange for their agreement to loan the Company $135,000.

NOTE 8 - Commitments and Contingencies

     Operating Leases

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

The Company leases office space under noncancelable operating leases with original terms of monthly to three years expiring in April 2006. One of the leases requires the Company to pay its pro rata share of operating expenses.

Future minimum rental payments due under noncancelable operating leases are as follows for the fiscal years ending June 30:

2005	$79,099
2006	19,188

Total	$98,287

Total rent expense was $99,745 and $83,330 for the years ended June 30, 2004 and 2003.

     Manufacturing Agreement

On August 28, 1996, the Company entered into a manufacturing agreement with a third party custom manufacturer (Manufacturer). Pursuant to this agreement, the Manufacturer agrees to produce the Company’s videoconferencing products and warrants that all products will be free from defects in material and workmanship for twelve months from the date the Company ships to the customer or fifteen months from the date the Manufacturer ships to the Company, whichever comes first.

The agreement may be terminated by either party upon failure of the other party to comply with any material term of the agreement after a 30 day written notice and cure period. In the event of such termination, the Company would be obligated to pay for any goods accepted under the terms of the agreement. The Company may also terminate the agreement upon 30 days written notice. In such case, the Company would be obligated to pay for material and work in progress for products ordered.

As of June 30, 2003, the Company and the Manufacturer have agreed that the Company will no longer place orders for its Mediapro group videoconferencing product line from the manufacturer. The agreement has not yet been terminated; however, the Company and the Manufacturer have entered into discussions regarding the potential obligation that may arise from the termination of said agreement and the Company has accrued an estimate of the expense associated with that potential liability of $518,500.

     Distributor and Dealer Agreements

     In May 2003, the Company entered into an agreement with a supplier pursuant to which the supplier manufactures and private labels the VisiFone for the Company. In most instances, the Company assumes the risks and rewards of ownership of the inventory purchased from the supplier and, accordingly, records revenue on a gross basis. Substantially all revenues in fiscal 2004 were from sales of the VisiFone purchased from this supplier.

     Investor and Recruitment Agreement

In February 2001, in connection with an agreement for seeking potential investors and recruiting and hiring of senior management, the Company issued the rights to purchase warrants for 500,000 shares of its common stock at an exercise price of $0.45. 50,000 warrants were issued and vested immediately and were valued at $10,315 using the Black-Scholes pricing model. Based on the agreement, 450,000 warrants will vest at a rate of 37,500 quarterly and may vest earlier based on the achievement of earnings criteria as defined in the agreement. Based on the agreement, 337,500 warrants vested through the year ended June 30, 2003 with the remaining 112,500 vesting during the year ended June 30, 2004 and were valued at $23,206 and $30,944 using the Black-Scholes pricing model. The warrants expire in February 2006.

Based on the terms of the agreement, the Company must pay a consulting fee. The consulting fee was $500 per month through June 30, 2002, at which time the fee changed to $20,000 a month for additional services provided. There were no fees incurred in fiscal year 2004. This agreement expired in February 2004. Consulting fee expense for the years ended June 30, 2004 and 2003 was $0 and $220,000.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

     Major Customers and Concentration of Credit Risk

Sales to one customer represented approximately 43% of net sales for the year ended June 30, 2004 with no accounts receivable from this customer at June 30, 2004. Sales to a different customer represented approximately 25% of net sales for the year ended June 30, 2003, with accounts receivable from three customers representing 100% of total accounts receivable as of June 30, 2003.

     Legal Proceedings

The Company is involved in legal actions in the ordinary course of its business.

During 2001, the Company initiated a suit for reasonable royalties and lost profits associated with alleged infringement of two of the Company’s patents. The Company was unsuccessful in court and the Company and defendant have entered briefs regarding the payment of attorneys’ fees and dismissal of this litigation.

In February 2004, the Company was named as defendant in a lawsuit for approximately $31,000 allegedly owed for past due accounts payable. The plaintiff is also seeking recovery of attorneys’ fees of approximately $10,000. The Company is currently in settlement negotiations with the plaintiff. The Company has accrued $25,111 related to its estimated exposure with this lawsuit.

The Company has been named as a defendant in several lawsuits during fiscal 2003 and 2004 related to amounts allegedly owed for goods and services. During fiscal year 2004, the Company settled these lawsuits for approximately $175,000, which amounts had been previously included in cost of goods sold or selling, general and administrative expenses in the consolidated statement of operations.

NOTE 9 - Income Taxes

The Company utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. The Company has incurred cumulative net operating losses for both financial statement and income tax reporting purposes. At June 30, 2004, the Company had Federal and State net operating loss carryforwards of approximately $27,000,000 and research and development credit carryforwards of approximately $234,000. If not used, these carryforwards will begin to expire in 2010. During 1996, a change in ownership occurred pursuant to Section 382 of the Internal Revenue Code that limits the use of loss carryforwards in any one year. Subsequent ownership changes may further limit the use of these net operating loss carryforwards.

	2004	2003
Deferred income tax assets:
Net operating loss carryforwards	$10,995,900	$9,240,000
Asset valuation reserves and other	324,100	896,000
Research and development credit carryforwards	234,000	238,000

	11,554,000	10,374,000
Less: valuation allowance	(11,554,000)	(10,355,200)
Deferred income tax liabilities:
Depreciation and amortization	0	(18,800)

Net deferred income tax assets	$0	$0

The Company has recorded a full valuation allowance against its deferred tax asset due to the uncertainty of realizing the related benefits. The change in the valuation allowance was $1,198,800 and $1,986,400 for the years ended June 30, 2004 and 2003.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

Income tax computed at the U.S. federal statutory rate reconciled to the effective tax rate is as follows for the years ended June 30:

	2004	2003
Federal statutory tax rate benefits	(35.0)%	(35.0)%
State tax, net of federal benefit	(5.0)%	(5.0)%
Change in valuation allowance	40.0%	40.0%

Effective tax rate	0.0%	0.0%

NOTE 10 - Stockholders’ Equity (Deficit)

     Series A Convertible Preferred Stock with Warrants

In March and April 2004, the Company sold, in private placement transactions, a total of 338 shares of Series A Convertible Preferred Stock in pre-packaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock (collectively referred to as the “Securities”). The private placement of the Securities resulted in gross proceeds to the Company of $8,450,000, prior to offering expenses. In total, holders of the 338 shares of Series A Convertible Preferred Stock may acquire 16,900,000 shares of our common stock (8,450,000 shares of common stock upon conversion and 8,450,000 shares upon exercise of warrants). The Company’s placement agent received an aggregate placement fee of $845,000 and warrants to purchase 1,267,500 shares of common stock.

Each share of Series A Convertible Preferred Stock is convertible, at the initial conversion price of $1.00, into 25,000 shares of common stock, subject to adjustment under certain conditions. Holders of the Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at the option of the Company, registered shares of common stock valued at fair market value. Shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the holders’ option at any time and will automatically convert to shares of common stock if certain trading volume and closing price targets on the Company’s common stock are met at various intervals. In addition, shares of the Series A Convertible Preferred Stock participate on an as-if converted basis in any dividends paid on Common Stock. Holders of shares of Series A Convertible Preferred Stock are entitled to voting rights together with the Common Stock, on an as-if converted basis.

The conversion price of the Series A Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of common stock in consideration of an amount less than the then-effective conversion price.

The holder of each Series A-1 Warrant is entitled to purchase 12,500 shares of common stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series A-2 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.26 per share for a term of five years from the date of issuance. The exercise price of the Series A-1 and Series A-2 Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective exercise price.

The shares of common stock underlying the Securities are currently subject to an effective registration statement on Form SB-2 under the Securities Act of 1933, as amended. The Company has agreed to cause this registration statement to continuously remain effective until all such common stock may be sold without regard to an effective registration statement. Failure to maintain a continuously effective registration statement will subject the Company to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages totaling as high as $253,500 per month.

In addition to a placement fee paid in cash, the Company’s placement agent received warrants to purchase a total of 1,267,500 shares of common stock at a purchase price of $1.00 per share for a term of five years from the date of issuance (the “Series A-1-AGENT Warrants”). The exercise price of the Series A-1-AGENT Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective exercise price.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

     Common Stock

During fiscal 2003, the Company received $610,000 as a result of private placements of 1,623,332 shares of common stock to various investors at $0.25 and $0.60 per share. The investors were issued warrants for the purchase of 1,623,332 shares of common stock at an exercise price of $0.25 and $0.60 per share expiring during 2008.

     Consultant Compensation Plan

During fiscal 2003, the Board of Directors reserved 5,000,000 shares of common stock for a consultant compensation plan. Consultants may be issued or sold shares of common stock for services.

During fiscal 2004 and 2003, the Company issued 990,257 and 1,728,498 shares of common stock for consulting services. At June 30, 2004, there were 2,281,245 shares available for issuance.

     Stock Warrants

In January 1998, in connection with the Company’s private offering of 1,671,255 shares of its common stock, the Company issued a warrant to the placement agent for the purchase of 167,126 shares of its common stock at an exercise price of $1.65. The warrant expires January 2008.

During 2003, in connection with the Company’s private offering of 1,040,000 shares of its common stock, the Company issued warrants to the placement agent for the purchase of 260,000 shares of its common stock at an exercise price of $0.25. The warrants expire during 2008. This placement agent also received 350,000 additional warrants for additional services rendered.

During October 2003, the Company sold a five-year warrant to an accredited investor for the purchase of 166,666 shares of common stock at $1.28 per share for $5,000. During December 2003, the Company issued a five-year warrant to an accredited investor for the purchase of 100,000 shares of common stock at $0.84 per share for consulting services. In April 2004, the Company issued a five-year warrant, vesting over a two-year period, for the purchase of 200,000 shares of the Company’s common stock at $1.26 per share to a sales and business development consultant to the Company who is responsible for the Company’s relationship with broadband providers.

As of June 30, 2004, warrants to purchase a total of 19,295,159 shares of common stock were outstanding at exercise prices ranging from $0.30 to $3 per share and expiring through June 2014.

		Weighted
		Average
		Exercise
		Price per
	Warrants	Share
Outstanding at June 30, 2002	4,400,762	$0.73
Granted	5,922,351	0.34
Exercised	—	—
Canceled	(695,454)	0.88

Outstanding at June 30, 2003	9,627,659	0.48
Granted	10,834,166	1.15
Exercised	(1,166,666)	0.30
Canceled	—	—

Outstanding at June 30, 2004	19,295,159	$0.86

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

     Stock Options

The Company has a stock plan which permits the granting of stock options, including incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options and restricted stock. The exercise price for options granted under the stock plan shall be at a price determined at the sole discretion of the compensation committee of the Company’s board of directors provided, however, that incentive stock options granted under the plan shall be granted at exercise prices equal to the fair market value on the date of grant (110% for a stockholder holding 10% or more of the outstanding shares of common stock).

The Company has reserved 2,800,000 shares of common stock for issuance under the plan. At June 30, 2004, 1,615,750 shares remained available for grant. Options issued become exercisable over varying periods as provided in the individual plan agreements and have a term of five or ten years.

A summary of changes in common stock options during the years ended June 30, 2004 and 2003 is as follows:

		Weighted
		average
		exercise
		price per
	Options	share
Outstanding at June 30, 2002	1,302,750	$1.06
Granted	13,000	0.49
Exercised	(94,500)	0.43
Canceled	(137,000)	0.90

Outstanding at June 30, 2003	1,084,250	1.13
Granted	459,500	0.99
Exercised	(350,500)	0.55
Canceled	(9,000)	1.13

Outstanding at June 30, 2004	1,184,250	$1.23

Exercisable at June 30, 2004	919,250	$1.30

Exercisable at June 30, 2003	915,500	$1.19

Within the option plan, the weighted average remaining contractual life was 6.9 and 4.3 years for the years ended June 30, 2004 and 2003.

As of June 30, 2004, the Company has granted 341,000 options outside the Plan with a weighted average exercise price of $4.49 and a weighted average remaining contractual life of 2 years. As of June 30, 2003, the weighted average remaining contractual life was 3.1 years. During fiscal year 2004, 60,000 options with weighted average exercise price of $0.40 per share were exercised. There were no options exercised in fiscal year 2003.

The following table summarizes information about stock options outstanding as of June 30, 2004, including those issued outside the Plan:

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

		Options Outstanding		Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price
$0.38-0.52	63,000	5.94	$0.43	63,000	$0.43
$0.65-0.93	370,000	7.30	$0.69	350,000	$0.69
$1.00-1.50	602,500	4.57	$1.11	357,500	$1.17
$1.75-2.19	80,000	4.00	$2.19	80,000	$2.19
$2.81-3.00	259,750	3.11	$2.83	259,750	$2.83
$6.25-8.00	150,000	0.27	$7.53	150,000	$7.53

$0.38-8.00	1,525,250	4.59	$1.96	1,260,250	$2.16

The weighted average fair values of options granted in 2004 and 2003 were as follows:

Fiscal 2004 grants       $0.29
Fiscal 2003 grants       $0.30

NOTE 11 – Retirement Savings Plan

The Company has a pre-tax salary reduction/profit-sharing plan under the provisions of section 401(K) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. Profit sharing contributions by the Company are completely discretionary. The Company made no contributions during the years ended June 30, 2004 and 2003.

NOTE 12 – Related Party Transactions

     RSI Marketing, LLC

In February 2001, in connection with a marketing agreement with a company to market its products and services, the Company issued the rights to purchase warrants for 1,000,000 shares of its common stock at an exercise price of $0.45. These warrants were valued at $206,300 using the Black-Scholes pricing model. The warrants were issued based on the achievement of gross sales targets by December 2001. The warrants expire in February 2006.

The Company is obligated to pay commissions based on the terms outlined on the agreement. Commission expense and advertising and marketing for the years ended June 30, 2004 and 2003 were $0 and $99,359.

NOTE 13 – Supplemental Disclosure of Cash Flow Information

	2004	2003
Supplemental disclosures of cash paid for Interest	$14,553	$78,888
Noncash investing and financing activities
Accounts payable converted to subordinated note payable	$0	$120,000
Common stock issued for accounts payable	$130,246	$74,001
Subordinated notes and accrued interest converted to common stock	$1,254,726	$0
Subordinated notes converted to common stock warrants	$65,000	$0

NOTE 14 – Discontinued Operations

In January 2003, the Company decided to change its focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This has been accomplished by the transfer to a third party of its group videoconferencing services contract portfolio and the liquidation of its remaining group videoconferencing assets. The only measurable revenues the Company is now receiving result from the sales of the VisiFone. Therefore, the Company has classified the net assets and operations related to the group videoconferencing business as discontinued operations in the accompanying consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

For the year ended June 30,
2003
Net sales	$1,011,455
Cost of goods sold	1,878,053
Inventory writedown to lower of cost or market	347,268

Gross loss	(1,213,866)
Research and development	—
Selling, general and administrative	384,899

Operating loss from discontinued operations	(1,598,765)
Other income	315,663

Net loss from discontinued operations	$(1,283,102)

The only significant operating activities of the discontinued operations for the year ended June 30, 2004 was the settlement of certain litigation in amounts less than the Company had accrued, resulting in a gain of $348,628. The only significant assets and liabilities of the discontinued operations at June 30, 2004 and 2003 consisted of certain accounts payable in the amount of $743,582 and $1,244,452

VISEON, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31,	June 30,
	2005	2004
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,957,755	$5,339,393

Accounts receivable, net of allowance for doubtful accounts of $3,739 as of March 31, 2005 and June 30, 2004	25,636	43,389
Inventories	4,108	14,600
Prepaid expenses	336,834	469,789

Total Current Assets	2,324,333	5,867,171
PROPERTY AND EQUIPMENT, NET	27,510	35,659
INTANGIBLE ASSETS, NET	264,790	210,157

TOTAL ASSETS	$2,616,633	$6,112,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$532,348	$413,674
Accrued expenses	288,195	226,269
Net liabilities of discontinued operations	723,475	743,582

Total Current Liabilities	1,544,018	1,383,525

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock, $.01 par value per share 5,000,000 shares authorized, 159 and 338 shares issued and outstanding (liquidation preference of $3,975,000 and $8,450,000)	2	3
Common stock, $.01 par value per share 100,000,000 shares authorized 31,706,061 and 24,682,907 issued and outstanding	317,061	246,829
Additional paid-in capital	39,718,129	37,732,562
Accumulated deficit	(38,962,577)	(33,249,932)

Total Stockholders’ Equity	1,072,615	4,729,462

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,616,633	$6,112,987

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

Consolidated Statements of Operations
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2005	2004

NET SALES	$619	$88,916
COST OF GOODS SOLD	8,373	87,316

Gross Profit (Loss)	(7,754)	1,600
RESEARCH AND DEVELOPMENT	1,348,087	46,718
SELLING, GENERAL AND ADMINISTRATIVE	629,858	689,386

Operating Loss	(1,985,699)	(734,504)

OTHER INCOME (EXPENSE)
Interest income	11,497	—
Interest expense	—	(563,750)

Other Income (Expense), net	11,497	(563,750)

LOSS FROM CONTINUING OPERATIONS	(1,974,202)	(1,298,254)
GAIN FROM DISCONTINUED OPERATIONS	—	26,563

NET LOSS	(1,974,202)	(1,271,691)
Preferred Stock Dividends	(115,676)	(2,270,875)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,089,878)	$(3,542,566)

Basic and diluted loss per share:
Loss from continuing operations	$(0.07)	$(0.06)

Net loss	$(0.07)	$(0.06)

Net loss attributable to common stockholders	$(0.07)	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	30,311,060	20,727,838

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

Consolidated Statements of Operations
(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	March 31,	March 31,
	2005	2004

NET SALES	$239,621	$156,776
COST OF GOODS SOLD	281,229	153,788
RESERVE FOR INVENTORIES	—	(66,830)

Gross Profit (Loss)	(41,608)	69,818
RESEARCH AND DEVELOPMENT	3,326,554	76,485
SELLING, GENERAL AND ADMINISTRATIVE	1,925,451	1,762,318

Operating Loss	(5,293,613)	(1,768,985)

OTHER INCOME (EXPENSE)
Interest income	41,813	—
Interest expense	—	(982,223)

Other Income (Expense), net	41,813	(982,223)

LOSS FROM CONTINUING OPERATIONS	(5,251,800)	(2,751,208)
GAIN FROM DISCONTINUED OPERATIONS	6,107	377,311

NET LOSS	(5,245,693)	(2,373,897)
Preferred Stock Dividends	(466,951)	(2,270,875)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,712,644)	$(4,644,772)

Basic and diluted loss per share:
Loss from continuing operations	$(0.19)	$(0.14)

Gain from discontinued operations	$—	$0.02

Net loss	$(0.19)	$(0.12)

Net loss attributable to common stockholders	$(0.20)	$(0.24)

Weighted average common shares outstanding:
Basic and diluted	27,968,163	19,354,080

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

VISEON, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	March 31,	March 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(5,245,693)	$(2,373,897)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	41,593	22,268
Amortization of original issue discount	—	855,076
Compensation related to stock options	—	40,660
Common stock issued for services rendered	78,048	514,043
Common stock warrants issued for services rendered	—	39,871
Loss on retirement of equipment	—	152
Gain from discontinued operations	(6,107)	(377,311)
Reserve for inventories	—	(66,830)
Changes in operating assets and liabilities:
Accounts receivable, net	17,753	16,466
Inventories, net	10,492	20,950
Prepaid expenses	132,955	(79,807)
Accounts payable	118,674	70,127
Accrued expenses	119,354	358,400

Net cash flows used in operating activities	(4,732,931)	(959,832)

Cash flows from investing activities:
Purchases of property and equipment	(2,370)	(2,896)
Proceeds from sale of equipment	—	1,000
Payments for intangible assets	(85,707)	(118,469)

Net cash flows from investing activities	(88,077)	(120,365)

Cash flows from financing activities:
Payments of notes payable	—	(202,936)
Proceeds from subordinated note payable	—	110,000
Proceeds from short-term notes payable	—	155,000
Proceeds from exercise of common stock options	33,500	212,495

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

	Nine Months	Nine Months
	Ended	Ended
	March 31,	March 31,
	2005	2004
Proceeds from exercise of common stock warrants	1,450,225	350,000
Proceeds from sales of common stock warrants	—	5,000
Proceeds from issuance of convertible preferred stock and warrants	—	5,725,000
Payments of convertible preferred stock and warrant issuance costs	(26,863)	(666,400)
Dividends on convertible preferred stock	(3,492)	—

Net cash flows from financing activities	1,453,370	5,688,159

Change in cash and cash equivalents from discontinued operations	(14,000)	(107,950)

Increase (decrease) in cash and cash equivalents	(3,381,638)	4,500,012

Cash and cash equivalents, beginning of period	5,339,393	7,784

Cash and cash equivalents, end of period	$1,957,755	$4,507,796

See accompanying notes to consolidated financial statements.

Supplemental cash flow information:
Cash paid for interest, net of original issue discount	—	71,817

Noncash investing and financing activities
Accounts payable converted to common stock	—	130,246
Short-term notes converted into common stock warrants	—	65,000
Convertible notes converted into common stock	—	1,254,726
Accrued preferred stock dividends converted to common stock	344,122	—
Common stock issued for preferred stock dividends	141,458	—
Conversion of preferred stock to common stock	44,750	—
Cashless exercise of warrants	3,498	—

VISEON, INC. AND SUBSIDIARIES

1. DESCRIPTION OF THE BUSINESS:

Viseon, Inc. (the “Company”), a Nevada corporation, was incorporated on December 21, 1993 and historically had been a developer of its own group videoconferencing systems sold primarily to corporate end users and OEM customers. On July 25, 1995, it completed its initial public offering of its common stock, par value $0.01 per share (the “Common Stock”).

In January 2003, the Company changed its focus from being a group videoconferencing systems manufacturer and reseller to a desktop and consumer broadband communications systems developer and reseller. The only measurable revenues that the Company is currently realizing are as a result of sales of the VisiFone™, the Company’s personal videophone which operates on broadband networks. Therefore, we have classified the net assets and operations related to the group videoconferencing business as discontinued operations in the accompanying consolidated financial statements.

The VisiFone products are low-cost broadband communication devices, which can be used by both consumers and businesses for both audio and audio/ video calling over high speed internet connections. The VisiFone is a self-contained system that does not require a PC or any external equipment for its operation. It will utilize virtually any broadband connection and home or office network including high-speed Internet connections via DSL or cable modem.

The first generation of VisiFone has been available to customers, primarily for testing, since 2003. It is available as either an ITU Standard, H.323 compliant system which is compatible with most corporate video conferencing systems or as a Session-Initiation-Protocol (SIP) compliant device, which is compatible with many of the emerging Voice Over Internet Protocol (VoIP) telephony networks. The VisiFone can be used in corporate, government and educational applications and is priced such that it also has significant potential to be sold to residential consumers who have subscribed to broadband Internet access via cable modem or DSL.

The second generation of VisiFone has been developed by the Company based on input from various broadband carriers and VoIP marketers. Shipments are expected to begin during the first quarter of fiscal 2006.

VISEON, INC. AND SUBSIDIARIES

The Company has incurred losses from operations and negative cash flows from operations for the quarters ended March 31, 2005 and 2004. Management plans to try to increase sales and improve operations through 1) continued initiatives to gain acceptance of our product by broadband carriers for sale to their subscribers, 2) continued measures to minimize overhead and 3) initiatives to monetize our intellectual property rights. Management believes that current cash funds and funds generated from operations will be sufficient to cover cash needs for the remainder of the 2005 fiscal year, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates or the Company does not achieve planned gross margins, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that the Company will be successful in achieving these objectives or becoming profitable.

2. BASIS OF PRESENTATION:

The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the consolidated financial statements have been omitted or condensed pursuant to such rules and regulations. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company’s June 30, 2004 consolidated financial statements and related footnotes included in the Company’s Annual Report on Form 10-KSB.

The consolidated financial statements include the accounts of Viseon, Inc. and its wholly-owned subsidiaries, RSI Systems, Ltd. a subsidiary in the United Kingdom and Viseon PVT, Inc., a Nevada Corporation.

The consolidated financial statements reflect all adjustments, of a normal recurring nature, necessary to fairly present the results of operations and financial position of the Company for the interim periods. Operating results for the three months and nine months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the full year.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Intangible Assets. The Company amortizes patents over their estimated useful lives of ten years using the straight-line method. Accumulated amortization of intangible assets was $72,961 and $49,442 at March 31, 2005 and June 30, 2004, respectively. Amortization expense of intangible assets was $7,958 and $3,679 for the three months ended March 31, 2005 and 2004, and was $23,518 and $9,810 for the nine months ended March 31, 2005 and 2004. Amortization expense is estimated to approximate $27,000 for each of the years ending June 30, 2005, 2006, 2007, 2008 and 2009.

Revenue Recognition. The Company records sales revenue at the time merchandise is shipped and records a reserve for potential returns based upon historical experience rates. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101,”Revenue Recognition.” SAB No. 101, as amended by SAB No. 104, sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.

The Company offers an unconditional 30-day right of return on the sale of its VisiFone products. The Company recognizes revenue on shipment and records a reserve for potential returns. The Company believes it meets all of the requirements for revenue recognition under SFAS 48 and SAB 104.

The Company’s warranty policy during the first year after the sale includes an obligation to replace during the first 30 days and to repair during the next 11 months. The Company has a one-year warranty with the manufacturer, so there is little, if any, cost to the Company for warranty claims. No warranty reserve has been recorded to date, although the Company will record a reserve if warranty activity increases and there are unrecoverable costs to the Company.

VISEON, INC. AND SUBSIDIARIES

Accounts Receivable Reserves. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability or unwillingness of its customers to make required payments. If the financial condition of the Company’s customers declines resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventory Valuation. The Company writes down excess and obsolete inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about product life cycles, demand for the Company’s products, market conditions and other pertinent factors. If actual product life cycles, product demand and market conditions are less favorable than those projected by management, additional inventory write-downs may be required in future periods.

Loss Per Common Share. Basic loss attributable to common stockholders per common share is computed by dividing the loss by the weighted average number of common shares outstanding for the reporting period. Diluted loss attributable to common stockholders per common share is computed by dividing the loss by the sum of the weighted average number of common shares outstanding plus the number of common share equivalents that represent all additional shares of Common Stock that would have been outstanding if all potentially dilutive securities (primarily stock options, stock warrants and convertible debt) had been exercised. All options and warrants outstanding during the three months and nine months ended March 31, 2005 and 2004 were anti-dilutive to earnings per share.

Stock Based Compensation. In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of quoted market price of the Company’s Common Stock at the grant date over the amount the employee must pay for the stock. The Company’s general policy is to grant stock options at fair value at the date of grant. The Company has adopted the disclosure only provision of SFAS No. 123, “Accounting for Stock-Based Compensation.”

Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” the Company’s net loss and basic and diluted net loss per common share would have been changed to the following pro forma amounts:

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2005	2004	2005	2004
Loss attributable to common stockholders
As reported	$(2,089,878)	$(3,542,566)	$(5,712,644)	$(4,644,772)
Pro forma	(2,171,808)	(3,592,838)	(5,973,184)	(4,727,494)
Basic and diluted loss per share:
As reported	(0.07)	(0.17)	(0.19)	(0.24)
Pro forma	(0.07)	(0.17)	(0.21)	(0.24)
Stock based compensation:
As reported	—	(12,731)	—	40,660
Pro forma	81,930	50,272	260,540	82,722

VISEON, INC. AND SUBSIDIARIES

The Company did not grant any options during the three months or the nine months ended March 31, 2004.In determining the compensation cost of options granted during the three months and nine months ended March 31, 2005 and 2004, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized as follows:

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Risk-free interest rate	4.00%	N/A	4.00%	N/A
Expected life of options granted	10 Years	N/A	10 Years	N/A
Expected volatility	42.04%	N/A	42.04%	N/A
Expected dividend yield	0%	N/A	0%	N/A

4. RECENT ACCOUNTING PRONOUNCEMENTS:

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs” which amends the guidance in ARB No. 43, Chapter 4 “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges.” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS No, 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date SFAS No. 151 was issued. SFAS No. 151 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 151 to have a material effect on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153 “Exchanges of Nonmonetary Assets” which amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions.” APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date SFAS No. 153 was issued. SFAS No. 153 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 153 to have a material effect on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”, that focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaces SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Beginning July 1, 2006, we will be required to expense the fair value of employee stock options and similar awards. As a public company, we are allowed to select from two alternative transition methods, each having different reporting implications. The impact of SFAS No. 123R has not been determined at this time.

5. CONVERTIBLE PREFERRED STOCK AND WARRANTS:

VISEON, INC. AND SUBSIDIARIES

In the months of March and April 2004, the Company sold, in private placement transactions, a total of 338 shares of Series A Convertible Preferred Stock in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock (collectively referred to as the “Securities”). The private placement of the Securities resulted in gross proceeds to the Company of $8,450,000, prior to offering expenses. In total, holders of the 338 shares of Series A Convertible Preferred Stock may acquire 16,900,000 shares of our Common Stock (8,450,000 shares of Common Stock upon conversion and 8,450,000 shares upon exercise of warrants).

Each share of Series A Convertible Preferred Stock is convertible, at the initial conversion price of $1.00, into 25,000 shares of Common Stock, subject to adjustment under certain conditions. Holders of the Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at the option of the Company, registered shares of Common Stock valued at fair market value. Shares of Series A Convertible Preferred Stock are convertible into shares of Common Stock at the holders’ option at any time and will automatically convert to shares of Common Stock if certain trading volume and closing price targets on the Company’s Common Stock are met at various intervals. The closing price targets are $2.00 per share through August 16, 2006 and $3.00 per share thereafter. The trading volume target is an average of 125,000 shares per day over a consecutive 20-day period during which the applicable closing price target has been met or exceeded. In addition, shares of the Series A Convertible Preferred Stock participate on an as-if converted basis in any dividends paid on Common Stock. Holders of shares of Series A Convertible Preferred Stock are entitled to voting rights together with the Common Stock, on an as-if converted basis.

The conversion price of the Series A Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of Common Stock in consideration of an amount less than the then-effective conversion price.

The holder of each Series A-1 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series A-2 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.26 per share for a term of five years from the date of issuance. The exercise price of the Series A-1 and Series A-2 Warrants is subject to adjustment for the issuance of Common Stock in consideration of an amount less than the then effective exercise price.

The shares of Common Stock underlying the Securities are currently subject to an effective registration statement on Form SB-2 under the Securities Act of 1933, as amended. The Company has agreed to cause this registration statement to continuously remain effective until all such Common Stock may be sold without regard to an effective registration statement. Failure to maintain a continuously effective registration statement will subject the Company to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages totaling as high as $253,500 per month. The Company has recorded a charge of $147,875 during the quarter ended September 30, 2004 in Selling, General & Administrative Expenses for the estimated penalty due to certain of the Company’s preferred stockholders related to the effective date of the Company’s registration statement occurring twelve days later than the date required in an agreement between the Company and its preferred stockholders.

The Company’s placement agent received an aggregate placement fee of $845,000 and warrants to purchase 1,267,500 shares of Common Stock at a purchase price of $1.00 per share for a term of five years from the date of issuance (the “Series A-1-AGENT Warrants”). The exercise price of the Series A-1-AGENT Warrants is subject to adjustment for the issuance of Common Stock in consideration of an amount less than the then effective exercise price.

The Series A-1 Warrants, Series A-2 Warrants and Series A-1-Agent Warrants each contain provisions allowing the Company to repurchase the warrants from the holders upon 15 days notice at $0.10 per warrant share if certain trading volume and closing price targets on the Company’s Common Stock are met at various intervals. The closing price targets are $2.50 per share through August 16, 2006 and $3.50 per share thereafter. The trading volume target

VISEON, INC. AND SUBSIDIARIES

is an average of 125,000 shares per day over a consecutive 20-day period during which the applicable closing price target has been met or exceeded.

From August 2004 through March 2005, holders of 179 shares of the Series A Convertible Preferred Stock elected to convert their shares to Common Stock, resulting in the issuance of 4,475,000 shares of Common Stock.

6. COMMITMENTS AND CONTINGENCIES:

Manufacturing Agreement

On August 28, 1996, the Company entered into a manufacturing agreement with a third party custom manufacturer (the “Manufacturer”). Pursuant to this agreement, the Manufacturer agreed to produce the Company’s group videoconferencing products. The agreement may be terminated by either party upon failure of the other party to comply with any material term of the agreement after a 30 day written notice and cure period. In the event of such termination, the Company would be obligated to pay for any goods accepted under the terms of the agreement. The Company may also terminate the agreement upon 30 days written notice. In such case, the Company would be obligated to pay for material and work in progress for products ordered.

As of June 30, 2003, the Company and the Manufacturer agreed that the Company will no longer place orders for its MediaPro384(R) group videoconferencing product line from the Manufacturer. The agreement has not yet been terminated; however, the Company and the Manufacturer have entered into discussions regarding the potential obligation that may arise from the termination of the agreement and the Company has accrued an estimate of that potential liability of $518,500. This amount is classified on the balance sheet under net liabilities of discontinued operations.

Distributor and Dealer Agreements

In May 2003, the Company entered into an agreement with a supplier pursuant to which the supplier manufactures and private labels the VisiFone for the Company. The agreement expired in accordance with its terms in May 2004 although the Company has continued purchasing VisiFones at the pricing contained in the expired agreement. In most instances, the Company assumes the risks and rewards of ownership of the inventory purchased from the supplier and, accordingly, records revenue on a gross basis. Substantially all revenues for the three month and nine month periods ended March 31, 2005 and 2004 were from sales of the VisiFone purchased from this supplier.

Investor and Recruitment Agreement

In February 2001, in connection with an agreement for seeking potential investors and recruiting and hiring of senior management, the Company issued rights to purchase warrants for 500,000 shares of its Common Stock at an exercise price of $0.45. The agreement also required the payment of consulting fees. As of June 30, 2004, all warrants have vested and been expensed. This agreement expired in February 2004. The warrants expire in February 2006.

Legal Proceedings

The Company is involved in legal actions in the ordinary course of its business.

In February 2004, the Company was named as defendant in a lawsuit for approximately $31,000 allegedly owed for past-due accounts payable. The plaintiff was also seeking recovery of attorneys’ fees of approximately $10,000. The Company has accrued $25,111 related to its estimated exposure with this lawsuit. In October 2004, the Company paid $22,500 in full and final settlement of the plaintiff’s claims and this lawsuit was dismissed.

VISEON, INC. AND SUBSIDIARIES

The Company had been named as a defendant in several lawsuits during fiscal year 2004 and 2003 related to amounts allegedly owed for goods and services. During fiscal year 2004, the Company settled several of these lawsuits for approximately $175,000, which amounts had been previously included in cost of goods sold or selling, general and administrative expenses in the consolidated statement of operations.

7. STOCKHOLDERS’ EQUITY (DEFICIT):

During the quarter ended March 31, 2005, the Company issued 87,418 shares of Common Stock valued at $138,567 for payment of dividends on its Series A Convertible Preferred Stock.

During the quarter ended March 31, 2005, 55 shares of Series A Convertible Preferred Stock with a liquidation preference of $1,375,000 were converted into 1,375,000 shares of Common Stock.

During the quarter ended March 31, 2005, the Company issued 636,545 shares of Common Stock upon exercise of warrants. One holder exercised a warrant to purchase 95,220 shares of Common Stock on a cashless basis by exchanging the right to purchase 42,009 shares valued at $71,415 for the payment otherwise due on exercise of the warrant. Several other holders exercised warrants to purchase 583,334 shares of Common Stock for cash proceeds of $370,000.

8. DISCONTINUED OPERATIONS:

In January 2003, the Company decided to change its focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This was accomplished by the transfer to a third party of its group videoconferencing services contract portfolio and the liquidation of its remaining group videoconferencing assets. The only measurable revenues we are now receiving result from the sales of the VisiFone. Therefore, the Company classified the net assets and operations related to the group videoconferencing business as discontinued operations in the accompanying consolidated financial statements.

9. SUBSEQUENT EVENTS:

In April 2005, 34 shares of Series A Convertible Preferred Stock with a liquidation preference of $850,000 were converted into 850,000 shares of Common Stock. In addition, the Company issued 110,000 shares of Common Stock and granted options to acquire 140,000 shares of Common Stock at an exercise price of $1.62 per share to certain current and former members of its board directors for services rendered.

VISEON, INC. AND SUBSIDIARIES

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Section 78.7502 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, section 78.7502 provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

     Section 78.751 of the NGCL provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Section 78.751 further provides that indemnification and advancement of expense provisions contained in the NGCL shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of shareholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action

     The Company’s Bylaws permit indemnification in accordance with Section 78.751 of the NGCL. The Company’s Articles of Incorporation and Bylaws limit the personal liability of a director to the corporation or its shareholders to damages for breach of the director’s fiduciary duty.

Item 25. Other Expenses of Issuance and Distribution.

     The estimated expenses set forth below, will be borne by the Company.

Item	Amount
SEC Registration Fee	$4,403
Legal Fees and Expense	$15,000
Accounting Fees and Expenses	$5,000
Printing	$9,500

Total	$33,903

VISEON, INC. AND SUBSIDIARIES

Item 26. Recent Sales of Unregistered Securities

      In the months of March and April 2004, the Company sold to a total of 40 accredited investors convertible preferred stock and warrants in private placement transactions resulting in gross proceeds to the Company of $8,450,000, prior to offering expenses. A total of 338 shares of Series A Convertible Preferred Stock were sold in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock. In total, holders of the 338 shares of Series A Convertible Preferred Stock may acquire 16,900,000 shares of our common stock (8,450,000 shares of common stock upon conversion and 8,450,000 shares upon exercise of warrants). For its services as such, the Company agreed to pay to the placement agent an aggregate cash placement fee of $845,000 and to issue to the placement agent warrants to purchase 1,267,500 shares of common stock. The placement agent warrants were ultimately issued to eight employees of the placement agent at the placement agent’s request. The issuances of the preferred stock and all of the warrants to investors described in this paragraph are claimed to be exempt, and the issuance of the common stock into which the preferred stock may be converted and the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act “). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      The issuances of the placement agent warrants to employees of the placement agent (as described in the preceding paragraph) are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      In March 2004, the holders of certain convertible promissory notes executed by the Company at various dates in 2002 and 2003 converted at total of $1,254,726, including principal and accrued interest, into 4,182,422 shares of common stock at the conversion price of $0.30 per share and released all collateral securing the repayment of such note. Exim Corporation, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Henry Mellon, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Judas, Inc, a Nevada corporation, the holder of a promissory note executed by the Company, dated July 1, 2002, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $242,755 into 809,183 shares of common stock. E. M. Norwood, the holder of a promissory note executed by the Company, dated June 30, 2002, as amended by that certain Amended Loan Agreement dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $121,377 into 404,591 shares of common stock. Active Management, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $138,171 into 460,570 shares of common stock. Carbone Holdings, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $332,345 into 1,107,816 shares of common stock. . The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to all accredited investors (except for one unaccredited investor that the Company reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. In the month of December 2003, the Company granted a five-year warrant for the purchase of 100,000 shares of common stock at $0.84 per share to an individual who is accredited investor in exchange for consulting services. Exercise of this warrant requires the holder to provide the company with 90 days notice prior to exercise. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only one accredited investor, and were restricted in accordance with the requirements of the Securities Act of 1933.

      In October 2003, the Company sold a warrant to an accredited investor for the purchase of 166,666 shares of common stock at $1.62 per share in consideration of $5,000 and the additional warrants to accredited investors to purchase 500,000 shares of common stock at $1.10 for total consideration of $65,000 related to the conversion of short-term notes payable of $65,000. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and were restricted in accordance with the requirements of the Securities Act of 1933. On June 30, 2003, the Company issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Exim Corporation, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by the Company. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Exim Corporation (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      On June 30, 2003, the Company issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Henry Mellon, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by the Company. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Mellon (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      On June 13, 2003, the Company issued to GlowPoint, Inc. (an accredited investor) 211,433 shares of the Company’s common stock in exchange for the release of an account payable owed by the Company to such vendor in the amount of $74,001.40. The sale of these shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only GlowPoint, Inc. (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      During May 2003, the Company agreed to convert currently payable short term indebtedness into a long term, convertible, secured, promissory note, which the Company effectuated by issuing a promissory note payable to Carbone Holdings, LLC in the principal amount of $300,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $332,345 was converted into 1,107,816 shares of common stock. In partial consideration of this agreement, Carbone Holdings, LLC also received a warrant to purchase 1,000,000 shares of common stock of the Company at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Carbone Holdings, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      During May 2003, the Company agreed to convert a short-term debt into a long-term convertible secured promissory note, which the Company effected by issuing a promissory note payable to Active Management, LLC in the principal amount of $120,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $138,171 was converted into 460,570 shares of common stock. In partial consideration of this agreement, Active Management, LLC also received a warrant to purchase 400,000 shares of common stock of the Company at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Active Management, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      During March 2003, the Company entered into agreements with two accredited investors (Henry Harris, Sr. and Henry Harris, Jr.) whereby said investors agreed to purchase from the Company an aggregate of 1,040,000 shares of common stock at a per-share purchase price of $.25 for an aggregate offering amount of $260,000. Each of these investors also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.25 for each share of common stock purchased in this offering. During October 2003, Henry Harris, Sr. exercised his warrant in full and acquired 1,000,000 shares of common stock at a per-share purchase price of $.25. The issuances of the common stock and the warrants and the issuance of the 1,000,000 warrant shares to Henry Harris, Sr. are claimed to be exempt, and the issuance of the common stock underlying the warrants held by Henry Harris, Jr. will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Rule 506 of Regulation D under, the Securities Act of 1933, as amended (the “Act”). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Messrs. Harris and Harris (both accredited investors), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      During September 2002, the Company issued an aggregate of 583,332 shares of common stock to three accredited investors (Schottenfeld Qualified Associates, LP, Lamont Harris and Mellon Family Trust) at a per-share purchase price of $.60 for an aggregate offering amount of $350,000. Two recipients of these shares (or an affiliate) also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.60 for each share of common stock received in this offering. Additionally, in consideration of services performed the Company issued a warrant to purchase 350,000 shares of common stock of the Company at a per-share exercise price of $.60 to a third party accredited investor. The issuances of the common stock and the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only three investors named above (each an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      During June 2002, the Company sold to one accredited investor (E.M. Norwood) and another unaccredited but sophisticated investor (Judas, Inc.) its convertible secured subordinated notes in an aggregate principal amount of $300,000. These notes provided for their conversion into shares of the Company’s common stock at a conversion rate of one share for each $.55 of amount outstanding on the notes. Each purchaser of these notes also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes, for an aggregate number of 545,454 warrant shares. In June 2003, following a default by the Company in the payment of interim interest payments pursuant to the notes, the company and each purchaser entered into an agreement amending the terms of the original notes whereby the purchasers waived the existing defaults and extended the repayment terms of the notes in consideration of the Company reducing the conversion rate and exercise price of the warrants from a conversion rate of one share for each $.55 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes to a conversion rate of one share for each $.30 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.30 for each $.30 in original principal amount of these notes, issuing an additional 454,545 warrants collectively, for an aggregate total of 999,999 warrant shares. In March 2004, the entire balance owed pursuant to each note, including all interest accrued thereon totaling $121,377 and $242,755 was converted into 404,591 and 809,183 shares of common stock respectively. The issuances of these notes and warrants are claimed to be exempt, and the issuance of the common stock underlying these notes and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Ms. Norwood (an accredited investor) and Judas, Inc. (an unaccredited investor, but one that the Company reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      On March 4, 2002, the Company granted John C. Harris 250,000 options at an exercise price of $.66 per share. Because Mr. Harris was the Company’s Chief Executive Officer at the time this option was issued, the issuance of the option is claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Act.

      Between February 23, 2001 and June 20, 2001, the Company sold to Digital Investors LLC (“Digital”) an aggregate of 4,500,000 shares of common stock and warrants to purchase 800,000 shares of common stock at the warrant exercise price of $.70 for an aggregate net purchase price of $1,575,000. Because Digital was the Company’s largest shareholder at the time these shares of common stock were issued with adequate access to information about the company and with the ability to protect adequately its interests, the issuance of the shares of common stock are claimed to be exempt pursuant to Section 4(2) of the Act.

Item 27.    Exhibits

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Plan of Merger between RSI Systems, Inc. and Viseon, Inc. (filed as Exhibit 10.40 to the Company’s March 2001 10-QSB and incorporated herein by reference).

3.1	Articles of Incorporation of Viseon, Inc. (filed as Exhibit 3.1 to the Company’s S-2/A Registration Statement dated July 25, 2001 and incorporated herein by reference).

3.2	Certificate of Amendment of Articles of Incorporation (filed as Exhibit 3.1 to the Company’s S-2 Registration Statement dated July 25, 2001 and incorporated herein by reference).

3.3	Bylaws of Viseon, Inc. (filed as Exhibit 3.1 to the Company’s S-2/A Registration Statement dated July 25, 2001 and incorporated herein by reference).

3.4	Certificate of Amendment of Articles of Incorporation (previously filed).

4.1	Form of Warrant granted to RSI Marketing, LLC. (Filed as Exhibit A to Exhibit 10.36 to the Company’s March 31, 2001 10-QSB and incorporated herein by reference).

4.2	Form of Warrant granted to Active Management, LLC. (filed as Exhibit A to Exhibit 10.38 to the Company’s March 31, 2001 10-QSB and incorporated herein by reference).

4.3	Certificate of Designation Establishing the Series A Preferred Stock of Viseon, Inc. (filed as Exhibit 4.1 to the Company’s Form 8-K dated March 18, 2004 and incorporated herein by reference).

4.4	Form of Series A-1 Common Stock Purchase Warrant (filed as Exhibit 4.2 to the Company’s Form 8-K dated March 18, 2004 and incorporated herein by reference).

4.5	Form of Series A-2 Common Stock Purchase Warrant (filed as Exhibit 4.3 to the Company’s Form 8-K dated March 18, 2004 and incorporated herein by reference).

5.1	Opinion of Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC. — (previously filed).

10.1	1994 Stock Plan. (filed as Exhibit 10.5 to the SB-2 Registration Statement and incorporated herein by reference).

10.2	Manufacturing Agreement with Altron, Inc. dated August 10, 1996 (filed as Exhibit 10.21 to the Form 10-KSB Annual Report of the Company for 1996, File No. 000-27106 (the “Company’s 1996 10-KSB”) and incorporated herein by reference).

10.3	Registration Rights Agreement by and between Company and Digital Investors, LLC, dated as of February 23, 2001 (filed as Exhibit 10.35 to Company’s March 2001 10-QSB the Form 10-QSB Report of the Company for Period ended March 31,

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

Exhibit
Number	Description
2001, File No. 000-27106 (the “Company’s March 2001 10-QSB” and incorporated herein by reference).

10.4	Registration Rights Agreement by and between Company and RSI Marketing, LLC, dated as of February 23, 2001 (filed as Exhibit 10.37 to Company’s March 2001 10-QSB and incorporated herein by reference).

10.5	Registration Rights Agreement by and between Company and Active Management, LLC, dated as of February 23, 2001 (filed as Exhibit 10.39 to Company’s March 2001 10-QSB and incorporated herein by reference).

10.6	Exclusive Distribution Agreement (filed as Exhibit 10.61 to the Company’s 2002 10-KSB and incorporated herein by reference).

10.7	Promissory Note between the Company and EXIM Corporation (filed as Exhibit 23.3 to the Company’s SB-2/A Registration Statement dated August 1, 2003 and incorporated herein by reference).

10.8	Promissory Note between the Company and Henry Mellon dated (filed as Exhibit 23.4 to the Company’s SB-2/A Registration Statement dated August 1, 2003 and incorporated herein by reference).

10.9	Assignment of Note and Liens (filed as Exhibit 10.24 to the Form 10-KSB Annual Report of the Company for 2003 File No. 000-27106 (the “Company’s 2003 10-KSB”) and incorporated herein by reference).

10.10	Third Amendment to Loan Agreement (filed as Exhibit 10.25 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.11	Warrant in favor of Henry Mellon (filed as Exhibit 10.26 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.12	Warrant in favor of EXIM Corporation (filed as Exhibit 10.27 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.13	Warrant in favor of EXIM Corporation (filed as Exhibit 10.28 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.14	Registration Rights Agreement in favor of Henry Mellon (filed as Exhibit 10.29 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.15	Registration Rights Agreement in favor of EXIM Corporation (filed as Exhibit 10.30 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.16	Piggyback Registration Rights Agreement in favor of Henry Mellon (filed as Exhibit 10.31 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.17	Piggyback Registration Rights Agreement in favor of EXIM Corporation (filed as Exhibit 10.32 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.18	Agreement with Comlink Video regarding purchase of group videoconferencing assets (filed as Exhibit 10.61 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.19	Warrant in favor of Henry Mellon (filed as Exhibit 10.33 to the Company’s 2003 10-KSB and incorporated herein by reference).

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

Exhibit
Number	Description
10.20	Promissory Note between the Company and Judas, Inc. dated June 30, 2002 (filed as Exhibit 10.34 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.21	Agreement Amending Promissory Note between the Company and Judas, Inc. (filed as Exhibit 10.35 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.22	Warrant in favor of Judas, Inc. (filed as Exhibit 10.36 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.23	Warrant in favor of Judas, Inc. (filed as Exhibit 10.37 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.24	Piggyback Registration Rights Agreement in favor of Judas, Inc. (filed as Exhibit 10.39 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.25	Promissory Note between the Company and Michelle Norwood dated June 30, 2002 (filed as Exhibit 10.40 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.26	Agreement Amending Promissory Note between the Company and Michelle Norwood (filed as Exhibit 10.41 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.27	Warrant in favor of Michelle Norwood (filed as Exhibit 10.42 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.28	Warrant in favor of Michelle Norwood (filed as Exhibit 10.43 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.29	Piggyback Registration Rights Agreement in favor of Michelle Norwood (filed as Exhibit 10.44 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.30	Agreement to Convert Short-Term Debt to Long-Term Note between the Company and Carbone Holdings, L.L.C. dated May 31, 2003 (filed as Exhibit 10.45 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.31	Promissory Note between the Company and Carbone Holdings, L.L.C. dated May 31, 2003 (filed as Exhibit 10.46 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.32	Agreement to Convert Short-Term Debt to Long-Term Note between the Company and Active Management, L.L.C. dated May 31, 2003 (filed as Exhibit 10.47 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.33	Promissory Note between the Company and Active Management, L.L.C. dated May 31, 2003 (filed as Exhibit 10.48 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.34	Form of Series A Convertible Preferred Stock and Warrants Purchase Agreement (filed as Exhibit 4.1 to the Company’s Form 8-K dated April 19, 2004 and incorporated herein by reference).

10.35	Form of Registration Rights Agreement (filed as Exhibit 4.2 to the Company’s Form 8-K dated April 19, 2004 and incorporated herein by reference).

10.36	The Company’s Year 2003 Consultant Compensation Plan (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-102551) filed January 16, 2003).

23.1	Consent of Virchow, Krause & Company, L.L.P.

23.2	Consent of Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC — (previously filed).

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

Exhibit
Number	Description
24.1	Power of attorney from directors (included in signature page of this Registration Statement).

Item 28. Undertakings

     A. The undersigned Registrant will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and include any additional or changed material information on the plan of distribution.

     (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     B. (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

VISEON, INC. AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on May 16, 2005.

VISEON, INC.

By /s/ JOHN C. HARRIS

John C. Harris,
Chief Executive Officer and President

POWER OF ATTORNEY

     The undersigned directors and officers of Viseon, Inc. (other than John C. Harris) hereby appoint John C. Harris as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date
	/s/ JOHN C. HARRIS	Director; Chief Executive	May 16, 2005
	John C. Harris	Officer and President;
(Principal Executive Officer,

	/s/ ROBERT A. WOLF	Chief Financial Officer	May 16, 2005
	Robert A. Wolf	(Principal Financial Officer
and Principal Accounting Officer)

	/s/ GEOFFREY GERARD	Director	May 16, 2005
Geoffrey Gerard

	/s/ CHARLES REY*	Director	May 16, 2005
Charles Rey

	/s/ JOHN O’DONNELL	Director	May 16, 2005
John O’Donnell

	/s/ BRIAN DAY*	Director	May 16, 2005
Brian Day

*By	/s/ JOHN C. HARRIS
Attorney-in-Fact